As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-215272

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Cottonwood Communities, Inc.

(Exact name of Registrant as specified in its charter)

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

(801) 278-0700

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Enzio Cassinis

Chief Executive Officer

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

(801) 278-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darryl Steinhause, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 (858) 677-1400	Robert H. Bergdolt, Esq. Laura K. Sirianni, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 (919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

This Post-Effective Amendment No. 5 consists of the following:

1.	The Registrant’s prospectus dated October 9, 2019.

2.	Supplement No. 7 dated April 17, 2020 to the Registrant’s prospectus dated October 15, 2019.

3.	Part II, included herewith.

4.	Signature, included herewith.

Cottonwood Communities, Inc.

Maximum Offering of $750,000,000 of Shares of Common Stock

Cottonwood Communities, Inc. is a recently organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2019. We operate under the direction of our board of directors. Our board of directors has retained CC Advisors III, LLC to conduct our operations and manage our portfolio of real estate investments, subject to the supervision of the board of directors. Our advisor is an affiliate of our sponsor, Cottonwood Residential II, Inc. We expect to use substantially all of the proceeds from this offering to invest primarily in existing multifamily apartment communities located throughout the United States and multifamily real estate-related assets. As of the date of this prospectus we own one multifamily community, a B note secured by a mortgage on a multifamily development project and a preferred equity investment in a multifamily development project.

We are offering up to $675,000,000 of shares of our Class A and Class T common stock in our primary offering for $10.00 per share without any upfront costs or expenses charged to the investor and an aggregate of $75,000,000 of shares of our Class A and Class T common stock pursuant to our distribution reinvestment plan at a purchase price initially equal to the purchase price of the shares in the primary offering or $10.00 per share. We are offering to sell any combination of our Class A and Class T common stock, with a dollar value up to the maximum offering amount. The share classes have different selling commission structures. Any offering-related expenses are paid by our advisor without reimbursement by us.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market exists for our shares and our board of directors is not required to provide our shareholders with a liquidity event by a specified date or at all.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.

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We have little to no operating history and except as described in a supplement to this prospectus you will not have the opportunity to evaluate our investments before we make them, as we have not identified additional investments to acquire with the proceeds of this offering and are considered to be a “blind pool.”

•	We depend on our advisor and its affiliates to select investments and to conduct our operations.

•	We pay substantial fees to our advisor and its affiliates. These fees increase the risk that you will not earn a profit on your investment.

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Our officers and certain of our directors are also officers and directors of our sponsor, advisor and their affiliates. As a result, our officers and affiliated directors are subject to conflicts of interest.

•	We have used and will continue to use leverage to acquire multifamily apartment communities, which increases your investment risk.

•	There are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares – Restriction on Ownership of Shares.”

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Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. As of June 30, 2019, we have funded our distributions with offering proceeds.

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If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets and the value of your investment may vary more widely with the performance of certain assets.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences which may flow from an investment in this offering is not permitted.

	Price to Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Selling Commissions and Dealer Manager Fee Paid by our Advisor(2)	Net Proceeds(2)
Primary Offering(3)
Class A Share, per share	$10.00	$0.60	$0.30	($0.90)	$10.00
Class T Share, per share	$10.00	$0.60	$0.30	($0.90)	$10.00
Total Maximum	$675,000,000.00	$40,500,000.00	$20,250,000	($60,750,000)	$675,000,000.00
Distribution Reinvestment Plan(3)
Class A Share and Class T Share, per share	$10.00	$0.00	$0.00	$0.00	$10.00
Total Maximum	$75,000,000.00	$0.00	$0.00	$0.00	$75,000,000.00

(1)	Discounts are available for some categories of investors.

(2)

The maximum selling commissions includes the deferred selling commission paid on the shares of Class T common stock sold in the primary offering. This deferred selling commission is subject to certain limits and conditions as described in the “Plan of Distribution” and will generally be paid in an annual amount equal to 1.0% of the estimated value per share for each Class T share sold in the primary offering for up to three years. We estimate that 85% and 15% of the gross proceeds raised in the primary offering is from the sale of Class A and Class T shares of common stock, respectively. As we are registering any combination of the two classes, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares.

Our advisor is responsible for paying the upfront and deferred selling commissions, dealer manager fee, and organizational and offering expenses without reimbursement by us. We do not use any of our offering proceeds to pay such expenses. The dealer manager fee includes compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and for wholesaler compensation. The dealer manager may re-allow some or all of the dealer manager fees to the soliciting dealers. See “Plan of Distribution.”

(3)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The dealer manager, Orchard Securities, LLC, is not required to sell any specific number or dollar amount of shares. The shares are offered by our dealer manager on a “best efforts” basis. The minimum permitted purchase is $5,000.

This offering will terminate on or before August 13, 2020 (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities laws). If we decide to continue our offering beyond August 13, 2020, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $75,000,000 in shares through the reinvestment of distributions. In some states, we will need to renew the registration statement or file a new registration statement to continue this primary offering beyond the one-year registration period allowed in some states. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

The date of this prospectus is October 9, 2019.

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SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

•	California and Tennessee—Investors residing in California and Tennessee may not invest more than 10% of their net worth in us.

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Idaho—Investors residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of an investor’s liquid net worth.

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Iowa—Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

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Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

•	Kentucky—Investors residing in Kentucky may not invest more than 10% of their liquid net worth in us or our affiliates.

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Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	Massachusetts—Investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

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Missouri—No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered with the Securities Division pursuant to our registration statement.

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Nebraska—Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth.

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New Jersey—Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of their liquid net worth.

•	New Mexico—Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

•	North Dakota—Investors residing in North Dakota must have a net worth of at least ten times their investment in us.

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Ohio—Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon—Investors residing in Oregon may not invest more than 10% of their liquid net worth in us or our affiliates.

•	Pennsylvania—Investors residing in Pennsylvania may not invest more than 10% of their net worth in us.

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Puerto Rico—Investors residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

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Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” us” and “our” refer to Cottonwood Communities, Inc. and our subsidiaries; “Operating Partnership” refers to our operating partnership, Cottonwood Communities O.P., LP; “advisor” refers to CC Advisors III, LLC, “sponsor” refers to Cottonwood Residential II, Inc.; “shareholder(s)” refers to the holders of the shares of our common stock.

What is Cottonwood Communities, Inc.?

Cottonwood Communities, Inc. is a recently formed Maryland corporation that intends to invest primarily in existing multifamily apartment communities located throughout the United States and multifamily real estate-related assets. As of the date of this prospectus we own one multifamily community, a B note secured by a mortgage on a multifamily development project and a preferred equity investment in a multifamily development project. Because we have a limited portfolio of investments and, except as described in a supplement to this prospectus, we have not identified any additional assets to acquire with the proceeds from this offering, we are considered to be a “blind pool.” We are an “emerging growth company” under federal securities laws.

We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2019.

We plan to own substantially all of our assets and conduct our operations through Cottonwood Communities O.P., L.P., which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, the operating partnership of our sponsor, is the sole limited partner of the Operating Partnership. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to Cottonwood Communities, Inc., together with its subsidiaries, including the Operating Partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, CC Advisors III, LLC, conducts our operations and manages our portfolio of investments. We have no paid employees.

Our office is located at 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121, and our main telephone number is (801) 278-0700.

What are our investment objectives?

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to shareholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

In general, our board of directors may revise our investment policies without the approval of our shareholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described under “Investment Objectives and Criteria—Charter-Imposed Investment Limitations” without the concurrence of holders of a majority of the outstanding shares entitled to vote.

What is our investment strategy?

We will use the proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. See “Investment Objectives—Multifamily Focus” for a discussion of these trends. As of the date of this prospectus we own one multifamily community, a B note secured by a mortgage on a multifamily development project and a preferred equity investment in a multifamily development project. Additional information about our portfolio is available in a supplement to this prospectus.

Our primary investment vehicle is our operating partnership. In certain circumstances, we may acquire assets through joint ventures, mergers or other types of business combinations. The investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. The strategy may also include mortgage or mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We will seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our shareholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to the shareholders in order to comply with REIT requirements.

We will seek to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We do not expect to be able to achieve the balance of these allocations until we have raised substantial proceeds in this offering. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, our board of directors may revise the targeted portfolio allocation from time to time, if it determines that a different portfolio composition is in our shareholders’ best interests.

We will target properties located in major metropolitan areas in the United States that have, in the opinion of the advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not intend to designate specific geographic allocations for the portfolio. Our advisor intends to target regions where it sees the best opportunities that support our investment objectives and will attempt to acquire multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area).

What policies will you follow in implementing your investment strategy?

Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process. See “Investment Objectives—Investment Philosophy and Life Cycle” for a discussion of these principles.

Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (physical, market, financial, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas: financial, physical, and legal and tax. Additional information about these focuses is available at “Investment Objectives—Investment Philosophy and Life Cycle.”

We intend to finance the purchase of multifamily apartment communities with proceeds of this offering and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our shareholders. We will target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets. As of the date of this prospectus we are party to a credit facility in the amount of up to $36 million. Additional information regarding our current outstanding debt obligations is included in a supplement to this prospectus.

Our advisor will underwrite long-term hold periods for our investments (generally, five to ten years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor will seek to avoid investment return profiles for stabilized multifamily apartment communities that depend primarily on significant appreciation, and will evaluate development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth. From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us.

For more details regarding our liquidity strategy see “What is our Liquidity Strategy” below.

Do we have an allocation policy?

We rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc. or other programs sponsored by such persons and affiliates of such persons. Our sponsor recently sponsored a $50,000,000 offering that qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act: Cottonwood Multifamily Opportunity Fund, Inc. (launched November 2017). As of the date of this prospectus this offering was fully subscribed and Cottonwood Multifamily Opportunity Fund, Inc. was investing the proceeds from its offering. It has investment objectives that overlap with ours. As of the date of this prospectus Cottonwood Multifamily Opportunity Fund, Inc. had made an initial investment in a development project for a multifamily apartment community. Our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Who is our advisor and property manager? What is the experience of our sponsor?

Through February 28, 2019, Cottonwood Communities Management, LLC, a limited liability company organized in the state of Delaware on February 8, 2018, acted as both our advisor and property manager. Effective March 1, 2019, as a result of the determination by Cottonwood Residential O.P., LP, to restructure the ownership of the entity that provides our advisory services, the advisory agreement was amended to remove references to property management services and assigned to a newly formed affiliate of Cottonwood Residential O.P., LP, CC Advisors III, LLC, such that our advisory services are currently provided by CC Advisors III, LLC. CC Advisors III, LLC is a recently organized limited liability company formed in the state of Delaware on January 30, 2019 and is a wholly owned subsidiary of Cottonwood Communities Advisors, LLC, a Delaware limited liability company organized on December 19, 2018. Through two different subsidiary entities Cottonwood Communities Advisors, LLC acts as the advisor to Cottonwood Multifamily REIT I and Cottonwood Multifamily REIT II, Inc., both programs that completed offerings qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act. Property management services will continue to be provided by Cottonwood Communities Management, LLC under separate property management agreements to be entered at the time we acquire a property.

CC Advisors III, LLC and Cottonwood Communities Management, LLC have little to no operating history and experience managing a public company or providing property management services, respectively. Both will rely on the expertise and experience of their affiliates to conduct our operations and manage our portfolio of multifamily apartment communities and multifamily real estate-related assets, all subject to the supervision of our board of directors. We have no paid employees. Our advisor, and the team of real estate professionals employed by our advisor and its affiliates, will make most of the decisions regarding the selection, financing and disposition of our assets.

CC Advisors III, LLC is a wholly owned subsidiary of Cottonwood Communities Advisors, LLC which is owned by Cottonwood Capital Management, Inc., a Delaware corporation formed on February 1, 2008, and two entities in which employees of Cottonwood Residential O.P., LP and its affiliates, including certain of our officers and directors have an ownership interest. Cottonwood Communities Management, LLC is a wholly owned subsidiary of Cottonwood Capital Management, Inc. Cottonwood Capital Management, Inc. has extensive experience in operating multifamily apartment communities and is controlled by its board of directors currently consisting of Daniel Shaeffer, Chad Christensen and Gregg Christensen. The sole shareholder of Cottonwood Capital Management, Inc. is Cottonwood Residential O.P., LP. which is the operating partnership of Cottonwood Residential II, Inc., our sponsor. Cottonwood Residential II, Inc. is a general partner of Cottonwood Residential O.P., LP and makes all decisions on behalf of Cottonwood Residential O.P., LP. Prior to Cottonwood Residential II, Inc.’s admission as a general partner of Cottonwood Residential O.P., LP in September 2018, Cottonwood Residential, Inc. was the sole general partner of Cottonwood Residential O.P., LP. Cottonwood Residential, Inc. remains as a nominal general partner of Cottonwood Residential O.P., LP and it is anticipated that Cottonwood Residential, Inc. will fully withdraw from Cottonwood Residential O.P., LP by the end of 2019.

As of December 31, 2018, Cottonwood Residential O.P., LP has ownership interests in 29 multifamily apartment communities and other related assets, 25 properties of which represent approximately 7,200 existing units, and 4 properties under development which represent approximately 1,000 additional units, all of which account for approximately $950.0 million in total gross asset value as of December 31, 2018. As of December 31, 2018, Cottonwood Residential O.P., LP provides property and asset management services to a platform of multifamily assets representing approximately 15,300 multifamily apartment units across 13 states with over $2.0 billion in value.

Cottonwood Residential II, Inc. is controlled by its board of directors currently consisting of Daniel Shaeffer, Chad Christensen, Gregg Christensen, Jonathan Gardner and Phillip White.

What is the role of our board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs, including oversight of all of our service providers. We currently have five members on our board of directors, three of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters as set forth in our charter. The current members of our board of directors are Chad Christensen, Daniel Shaeffer, R. Brent Hardy, Gentry Jensen, and John Lunt.

What is our operating partnership?

We utilize an “umbrella partnership real estate investment trust” or “UPREIT” structure in which all our investments will be owned through our operating partnership. We are the sole general partner of the operating partnership. Cottonwood Communities Investor, LLC (a wholly owned subsidiary of Cottonwood Residential O.P., LP) is currently the sole limited partner of our operating partnership. Cottonwood Communities Investor, LLC has assigned its promotional interest in our operating partnership to Cottonwood Communities Advisors Promote, LLC, such that Cottonwood Communities Advisors Promote, LLC will be entitled to receive 15% of net income and distributions from the operating partnership even though it will not make any capital contributions to our operating partnership. This promotional interest is subordinated to the receipt by our common shareholders, together as a collective group, of distributions in an amount sufficient to provide our common shareholders with a 6% per year cumulative, noncompounded return on their investment plus a return of their invested capital. For each share purchased pursuant to this offering, we will acquire one common general partner unit of the operating partnership. We believe that using an UPREIT structure provides us with flexibility regarding our future acquisitions. Our operating partnership may accept contributions of property in exchange for limited partnership units in our operating partnership. If this occurs, we will amend the partnership agreement of our operating partnership.

What is the structure of us, our operating partnership and our advisor?

The chart below shows the relationships among our company and various affiliates.

What are the fees that we pay to our advisor and its affiliates?

CC Advisors III, LLC and its affiliates receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. The compensation set forth below may only be increased if approved by a majority of the members of our conflicts committee. The increase of such compensation does not require approval by shareholders.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Acquisition and Development Stage

Contingent Acquisition Fee – CC Advisors III, LLC (Our Advisor)

After our common shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a specified cumulative, noncompounded annual return on their invested capital (a “Required Return”), our advisor will receive from us contingent acquisition fees that are a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if common shareholders receive a Required Return of 6%; and 2% additional contingent acquisition fee if common shareholders receive a Required Return of 13%.

The contingent acquisition fee is payable upon satisfying each return threshold with respect to assets in the portfolio at the time the return threshold is satisfied and at the closing of acquisitions following satisfaction of the return threshold.

$15,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 6% Required Return)/

$45,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Acquisition Expense Reimbursement – CC Advisors III, LLC (Our Advisor) Contingent Financing Fee – CC Advisors III, LLC (Our Advisor)

Subject to the limitations contained in our charter, reimbursement from us for all out-of-pocket expenses incurred in connection with the selection and acquisition or origination of investments, whether or not we ultimately acquire the property or other real estate-related investment.

After our common shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return of 13%, our advisor will receive from us a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. The contingent financing fee is payable upon satisfying the return threshold with respect to any financing obtained or assumed by us prior to satisfaction of the return threshold and at the closing of new financing following satisfaction of the return threshold.

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time. $8,250,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return).

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Operational Stage

Property Management Fees – Cottonwood Communities Management, LLC (Our Property Manager)	Cottonwood Communities Management, LLC receives from us a property management fee in an amount up to 3.5% of the annual gross revenues of our multifamily apartment communities that it manages. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	Actual amounts depend upon the gross revenue of the properties and therefore cannot be determined at this time.

Asset Management Fee – CC Advisors III, LLC (Our Advisor)	CC Advisors III, LLC receives from us an annual asset management fee, paid monthly, in an amount equal to 1.25% of our gross assets as of the last day of the prior month. See “Management Compensation” for a discussion of how we calculate our gross assets for purposes of calculating the asset management fee.	Actual amounts depend upon the gross offering proceeds we raise in this offering and therefore cannot be determined at this time.

Other Company Operating Expenses – CC Advisors III, LLC (Our Advisor or its affiliates)	We reimburse our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us, including our allocable share of the advisor’s or its affiliates’ overhead, such as rent, personnel costs, utilities, cybersecurity and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for us or serve as our executive officers. In addition, subject to the approval of our board of directors we may reimburse our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Promotional Interest from Operating Partnership – Cottonwood Communities Advisors Promote, LLC

Cottonwood Communities Advisors Promote, LLC will receive from the Operating Partnership a promotional interest equal to 15% of net income and cash distributions, but only after our common shareholders receive, together as a collective group, distributions sufficient to provide a return of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital. Cottonwood Communities Investor, LLC, the sole limited partner of our operating partnership assigned its promotional interest to Cottonwood Communities Advisors Promote, LLC. Neither Cottonwood Communities Investor, LLC nor Cottonwood Communities Advisors Promote, LLC were required to make any capital contributions to our operating partnership in order to obtain the promotional interest.

Cottonwood Communities Advisors Promote, LLC will be entitled to a separate one-time payment payable upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Cottonwood Communities Advisors Promote, LLC would have been entitled to receive, as described above, as if our Operating Partnership had disposed of all of its assets at the market value of our shares of common stock as of the date of the event triggering the payment. If the event triggering the payment is a listing of our shares on a national securities exchange, the market value will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange. If the triggering event is the termination or non-renewal of our advisory agreement the market value will be calculated based on an appraisal or valuation of our assets by an independent third party.

Actual amounts depend on the results of the performance of the multifamily apartment communities and therefore cannot be determined at this time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

In addition, if this separate one-time payment is owed following the termination or non-renewal of our advisory agreement for reasons unrelated to a liquidity event for our shareholders, the payment will be in the form of an interest-bearing promissory note that is payable only after our shareholders have actually received distributions in the amount required before receipt of the promotional interest. Provided, however, if the promissory note has not been repaid prior to a liquidity event for our shareholders, the promissory note shall be paid in full on the date of or immediately prior to the liquidity event.

Independent Director Compensation	We pay each of our independent directors an annual retainer of $10,000. We also pay our independent directors for attending meetings as follows: (i) $500 for each board meeting attended and (ii) $500 for each committee meeting attended (if held at a different time or place than a board meeting). All directors receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and therefore cannot be determined at this time.

What is a REIT?

We intend to qualify as a REIT and to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2019. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale diversified real estate portfolio though the purchase of interests, typically shares, in the REIT;

•	is required to pay to investors at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operating requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal and excise taxes on our undistributed income.

Certain domestic shareholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37.0%. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.” However, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The Internal Revenue Service has issued proposed regulations that would affect an individual shareholder’s ability to claim this deduction if our stock has not been held for at least 45 days prior to the payment of the dividend. Individual shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

The timing and amount of distributions we pay will be determined by our board of directors in its discretion and may vary from time to time. Generally, our policy will be to make distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, advances, offering proceeds or the deferral of fees and expense reimbursements in its sole discretion. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we make distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain.

For the six months ended June 30, 2019, we paid aggregate distributions of $399,057, including $311,471 of distributions paid in cash and $87,586 of distributions reinvested through our distribution reinvestment plan. Our net loss for the six months ended June 30, 2019 was $934,223. Cash flows provided by operating activities for the six months ended June 30, 2019 was $364,861. We funded our total distributions paid, which includes net cash distributions and distributions reinvested by shareholders, with offering proceeds. Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distributions payments. However, due to the timing of the receipt of cash flow from operations in the second quarter of 2019, the cash was not available to fund distributions until July. Additional information regarding our distributions is included in a supplement to this prospectus.

What are the terms of this offering?

We are offering up to $675,000,000 of shares of our Class A and Class T common stock in our primary offering for $10.00 per share without any upfront costs or expenses charged to the investor and an aggregate of $75,000,000 of shares of our Class A and Class T common stock pursuant to our distribution reinvestment plan at a purchase price initially equal to the purchase price of the shares in the primary offering or $10.00 per share. We are offering to sell any combination of our Class A and Class T common stock, with a dollar value up to the maximum offering amount. The share classes have different selling commission structures. Any offering-related expenses are paid by our advisor without reimbursement by us.

Our shares are not listed for trading on any securities exchange or over-the-counter market at the time you purchase the shares. It is unlikely that any public market for the shares will develop. You should expect to hold your shares for an extended period of time.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than the all of the shares that we are offering.

How long will this offering last?

The termination date of this offering will be August 13, 2020, unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities laws. If we decide to continue our offering beyond August 13, 2020, we will provide that information in a prospectus supplement. The offering will terminate earlier if we raise the full primary offering amount of $675,000,000 before such time. We may continue to offer shares under our distribution reinvestment plan beyond the two years from the date of this prospectus until we have sold $75,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of many states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain other states. See “Suitability Standards.”

Why are we offering two classes of our common stock and what are the differences among the classes?

The two classes of common stock offered in this offering are meant to provide broker dealers participating in this offering with more flexibility to facilitate investment in us as the two classes provide different compensation structures to participating broker dealers. Because any offering-related expenses, including upfront and deferred selling commissions, which are the only differences between the two classes, are being paid by our advisor without reimbursement by us, the two classes of common stock are effectively the same to an investor in us.

The amount of upfront selling commissions differs among Class A and Class T shares and there is a deferred selling commission with respect to Class T shares sold in the primary offering; however, we expect that the total compensation payable to broker dealers in this offering will be the same whether an investor purchases a Class A or a Class T share.

How should you determine which class of common stock to invest in?

Because the only difference between the two classes of common stock relates to the underwriting compensation paid to the broker dealer, which compensation our advisor has agreed to pay on our behalf without any reimbursement by us, we believe the decision as to which class of common stock to invest in will be driven by your financial advisor. Some broker dealers have adopted policies that require their financial advisors to receive some portion of their compensation over time, in which case Class T would be appropriate. In addition, some financial advisors may only sell one class of our shares.

The amount of upfront selling commissions differs among Class A shares and Class T shares, and there is a deferred selling commission with respect to Class T shares sold in the primary offering; however, we expect that the total compensation paid in connection with the sale of our common stock will be the same. The following table summarizes the fees related to each class of our common stock sold in our primary offering and indicates the maximum fees payable on a hypothetical investment of $10,000 in each class of shares. Our advisor has agreed to pay all upfront and deferred selling commissions, dealer manager fees, and organization and offering expenses on our behalf without reimbursement by us.

	Class A Shares	1,000 Class A Shares	Class T Shares		1,000 Class T Shares
Price Per Share/Amount Invested	$10.00	$10,000	$10.00		$10,000
Upfront Selling Commissions(1)	6.0%	$600	3.0%		$300
Dealer Manager Fees	3.0%	$300	3.0%		$300
Deferred Selling Commission(2)	None	$0	1.0	%(2)	$300	(2)

(1)	The selling commission associated with shares of Class A common stock may be reduced for certain categories of purchasers. See “Plan of Distribution.”

(2)

Except as described in the “Plan of Distribution” section of this prospectus, an annual deferred selling commission of 1.0% of the estimated value per share for each Class T share sold in the primary offering will be paid to our dealer manager and will accrue daily and be paid monthly in arrears. Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission with respect to each Class T share sold in that primary offering will cease, on the date when we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made.

The deferred selling commission is only paid on Class T shares purchased in the primary offering; no deferred selling commission is paid on Class T shares purchased through the distribution reinvestment plan or issued pursuant to a stock dividend. The deferred selling commission is paid by our advisor without reimbursement by us and will have no impact on our Class T shareholders.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number and class of shares and pay for the shares at the time of your subscription.

Are there risks associated with an investment in our shares?

An investment in shares of our common stock involves significant risks, including those described below.

•

We have little to no operating history. As of the date of this prospectus we own one multifamily community, a B note secured by a mortgage on a multifamily development project and a preferred equity investment in a multifamily development project. There is no assurance that we will be able to successfully achieve our investment objectives.

•

Our charter does not require our directors to provide our shareholders with a liquidity event by a specified date or at all. Our shares cannot be readily sold and it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•

There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares or the value of the shares at such time.

•

The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds, advances or the deferral of fees and expense reimbursements (which may constitute a return of capital). We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in multifamily apartment communities and multifamily real estate-related assets, which could reduce your overall return. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. As of June 30, 2019, we have funded our distributions with offering proceeds.

•

Our officers and certain of our directors are also officers and directors of Cottonwood Residential II, Inc. and its affiliates. As a result, our officers and affiliated directors are subject to conflicts of interest.

•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.

•	Except for investments described in a supplement to this prospectus, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of certain investments.

•	We pay certain fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•

Development projects in which we invest will be subject to potential development and construction delays which will result in increased costs and risks and may hinder our operating results and ability to make distributions.

•

We may incur significant debt in certain circumstances. Our use of leverage increases the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

•

Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our shareholders or our ability to make investments. In addition, if any of the loans we obtain have variable interest rates, volatility in the debt markets could negatively impact such loans.

•

If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our shareholders because we will be subject to United States federal income tax at regular corporate rates with no ability to deduct distributions made to our shareholders.

Are there conflicts of interest for our board of directors and officers?

We may experience conflicts of interest with our advisor, Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc. or their affiliates in connection with this offering and the management of our business. The conflicts of interest that may arise include the following:

•

Two of our directors are also directors of Cottonwood Residential II, Inc. Such overlapping directors face conflicts of interest between their obligations to Cottonwood Residential II, Inc. and their obligations to us;

•

Two of our directors and officers are also directors and officers of Cottonwood Residential II, Inc. and its affiliates and must allocate their time between advising us and managing Cottonwood Residential II, Inc.’s businesses and the other real estate projects and business activities in which they may be involved;

•

The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and certain fees are payable regardless of the performance of our investments;

•

The property management fees, construction management fees and asset management fees payable to our property manager and advisor will generally be payable regardless of the quality of services provided to us; and

•

If we terminate our advisory agreement our advisor may be motivated to terminate its participation in the Three-Party Agreement that obligates our advisor to pay upfront and deferred selling commissions, dealer manager fees, and organization and offering expenses on our behalf without reimbursement by us. If our advisor ceases to pay our offering expenses, we may be forced to terminate this offering.

Do we have a share repurchase program?

Our share repurchase program may provide an opportunity for our shareholders to have their shares of our common stock repurchased by us, subject to certain restrictions and limitations. Unless being repurchased in connection with the death or “complete disability” (as defined under “Description of Shares – Share Repurchase Program”) of a shareholder (together, “Exceptional Repurchases”), generally no shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares from us by the applicable investor.

Generally, the purchase price for shares repurchased under our share repurchase program are as follows:

Share Purchase Anniversary	Repurchase Price
Less than 1 year	No Repurchase Allowed
1 year – 2 years	85% of Estimated Value Per Share(1)
3 years – 4 years	90% of Estimated Value Per Share(1)
5 years and thereafter	95% of Estimated Value Per Share(1)
A shareholder’s death or complete disability, less than 2 years	95% of Estimated Value Per Share(1)
A shareholder’s death or complete disability, 2 years or more	100% of Estimated Value Per Share(1)

(1)

For the purposes of our share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser or purchasers of the shares bought its shares from us, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding.

We plan to establish an estimated net asset value (“NAV”) per share of our common stock based on valuations of our assets and liabilities no later than May 17, 2021, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to our share repurchase program.

For purposes of determining the time period a redeeming shareholder has held each share, the time period begins as of the date such shareholder acquired the shares in question (the “acquisition date”); provided, that the shares purchased by the redeeming shareholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate.

We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased in any calendar year to 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year. In addition, during any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program for any reason upon 15 days’ notice to our shareholders. Therefore, shareholders may not have the opportunity to make a repurchase request prior to any potential termination or suspension of our share repurchase program.

May I reinvest my distributions in additional shares of Cottonwood Communities, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form, which we will provide to you at your request. The purchase price of shares purchased under the distribution reinvestment plan will initially be $10.00 per share. Once we establish an estimated net asset value (“NAV”) per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of our stock, as determined by our board. No upfront or deferred selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding our distribution reinvestment plan, see “Description of Shares – Distribution Reinvestment Plan.”

Will we register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see the “Investment Objectives and Criteria—Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 102(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek shareholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an emerging growth company for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

What is our liquidity strategy?

In the future, our board of directors will consider alternatives for providing liquidity to our shareholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. Our charter requires that if we do not list our shares of common stock on a national securities exchange by August 13, 2028, we must either:

•	seek shareholder approval of the liquidation of the company; or

•	postpone the decision of whether to liquidate the company if a majority of the board of directors determines that liquidation is not then in the best interests of our shareholders.

We are not, however, required to provide our shareholders a liquidity event by a specified date or at all. If a majority of the board of directors does determine that liquidation is not then in the best interests of our shareholders, our charter requires that the board of directors revisit the issue of liquidation at least annually. Further postponement of listing or shareholder action regarding liquidation would only be permitted if a majority of the board of directors again determined that liquidation would not be in the best interest of our shareholders. If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our shareholders. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our shareholders.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

Telephone: (801) 278-0070

RISK FACTORS

Investing in our common stock involves a high degree of risk and uncertainties. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in our Common Stock

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price.

There is currently no public market for our shares and we currently have no plans to list our shares on a securities exchange. Our charter does not require our directors to seek shareholder approval to liquidate our assets and dissolve by a specified date or at all, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date or at all. Any subsequent sale must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend, or terminate our share repurchase program upon 15 days’ notice to our shareholders. We describe the restrictions of our share repurchase program in detail under “Description of Shares—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

We will face significant competition for multifamily apartment communities and multifamily real estate-related assets, which may limit our ability to acquire suitable investments and achieve our investment objectives or make distributions.

We will be competing to acquire multifamily apartment communities and multifamily real estate-related assets with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that the board of directors and our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved.

If we are unable to find suitable investments or if we raise substantial offering proceeds in a short period of time and are unable to invest all of the offering proceeds promptly, we may not be able to achieve our investment objectives or make distributions.

The more money we raise in this offering, the greater our challenge will be to invest all of the offering proceeds on attractive terms. If we are unable to promptly find suitable multifamily apartment communities or multifamily real estate-related assets, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term investments and may, ultimately, liquidate. We could also suffer from delays in locating suitable investments. In addition, our sponsor is sponsoring Cottonwood Multifamily Opportunity Fund, Inc. which has investment objectives that overlap with ours. Our reliance on our advisor and sponsor and the real estate professionals that such persons retain to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection and acquisition of income-producing multifamily apartment communities or the acquisition or origination of multifamily real estate-related assets would likely limit our ability to make distributions to you and reduce your overall returns.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Our sponsor’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on its businesses and operations (including our advisor).

A recession, slowdown and/or sustained downturn in the U.S. real estate market, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments capital structures.

For example, during the recent financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of a prolonged tightening of lending standards. Due to the uncertainties created in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions and their ability to even make acquisitions or tenant improvements to existing holdings. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make.

Because our shareholders will not have the opportunity to evaluate any investments we may make with the proceeds from this offering before we make them, we are considered to be primarily a blind pool. We may make investments with which our shareholders do not agree.

We are considered to be a “blind pool” and, except as described in a supplement to this prospectus, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the proceeds from this offering in the acquisition of or investment in interests in multifamily apartment communities and multifamily real estate-related assets. Our advisor and board of directors have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our advisor and board of directors have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will likewise have no opportunity to evaluate potential tenants, managers or borrowers. As a result, you must rely on our advisor and board of directors to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

If we raise substantially less than the maximum amount in this offering, adverse investment performance, increased expenses, and our fixed operating expenses will have a more significant adverse impact on our ability to achieve our business objectives and to make distributions than if we raise the maximum amount in this offering.

Our common stock is being offered on a “best-efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. If we raise substantially less than the maximum amount of funds in this offering, we may make fewer investments than we would if we are able to raise the maximum amount of funds in this offering. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. In addition, we will incur certain fixed operating expenses, such as costs incurred to secure insurance for our officers and directors, regardless of our size. Our failure to raise the maximum amount in this offering would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to you.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to make distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments in multifamily apartment communities and multifamily real estate-related assets may be concentrated in assets that are subject to higher risk of foreclosure or concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, downturns relating generally to such region may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to make distributions to you.

We have little to no operating history and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We are a recently formed company and we have little to no operating history. We were incorporated in the State of Maryland on July 27, 2016. As of the date of this prospectus we own one multifamily community, a B note secured by a mortgage on a multifamily development project and a preferred equity investment in a multifamily development project. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of Cottonwood Residential O.P., LP, Cottonwood Residential, Inc., Cottonwood Residential II, Inc. or any program sponsored by Cottonwood Residential O.P., LP, Cottonwood Residential, Inc., or Cottonwood Residential II, Inc. Our investment returns could be substantially lower than the returns achieved by Cottonwood Residential O.P., LP., Cottonwood Residential, Inc. and Cottonwood Residential II, Inc. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.

We are dependent upon our advisor and its affiliates and any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our shareholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of multifamily apartment communities and multifamily real estate-related assets. Any adverse change in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is an affiliate of Cottonwood Residential O.P., LP, the operating partnership of Cottonwood Residential II, Inc., our sponsor. Cottonwood Residential II, Inc.’s and Cottonwood Residential O.P., LP’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent Cottonwood Residential II, Inc. no longer acts as our sponsor or any decline in its or Cottonwood Residential O.P., LP’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer. If our relationship with our advisor, its affiliates and their real estate professionals is terminated for any reason, it will be difficult for us to implement our business strategy or manage our portfolio unless we engage another party to provide the services to be provided by our advisor, its affiliates and employees.

We have paid distributions from offering proceeds. In the future we may continue to fund distributions with offering proceeds. To the extent we fund distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities and multifamily real estate-related assets and the overall return to our shareholders may be reduced.

Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We intend to make distributions on our common stock on a per share basis with each share receiving the same distribution. If we fund distributions from financings, the proceeds from this or future offerings or other sources, we will have less funds available for investment in multifamily apartment communities and other multifamily real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of multifamily real estate-related assets, this will affect our ability to generate cash flows from operations in future periods.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During the early stages of our operations, it is likely that we will use sources of funds, which may constitute a return of capital to fund distributions. During this offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after this offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets. To the extent distributions exceed cash flow from operations, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain.

For the six months ended June 30, 2019, we paid aggregate distributions of $399,057, including $311,471 of distributions paid in cash and $87,586 of distributions reinvested through our distribution reinvestment plan. Our net loss for the six months ended June 30, 2019 was $934,223. Cash flows provided by operating activities for the six months ended June 30, 2019 was $364,861. We funded our total distributions paid, which includes net cash distributions and distributions reinvested by shareholders, with offering proceeds. Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distributions payments. However, due to the timing of the receipt of cash flow from operations in the second quarter of 2019, the cash was not available to fund distributions until July.

The value of a share of our common stock may be diluted if we pay stock dividends.

Our board of directors may declare stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share of our then existing shareholders. Phantom income could result from such stock dividends.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. If our board of directors declared a stock dividend for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock dividends will receive more shares for the same cash investment as a result of any stock dividends. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that an officer or director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our officers and directors will not be liable to us or our shareholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our officers and directors than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

We may change our targeted investments and our policies without shareholder consent.

We invest in multifamily apartment communities (including certain multifamily apartment communities that include certain retail or other commercial uses) and multifamily real estate-related assets. Except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire multifamily apartment communities in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in multifamily real estate-related assets; investment in direct interests in real estate and multifamily real estate-related assets will have differing risks and profit potential; or

•

the percentage of our proceeds that we may invest in any one real estate investment (the greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Although this prospectus describes our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities and we may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Our board of directors determines our major policies, including our policies regarding financing, growth, REIT qualification, NAV methodologies and distributions. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under Maryland General Corporation Law and our charter, our shareholders have a right to vote only on limited matters. Our board of director’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder.

Risks Related to Conflicts of Interest

Our advisor, our officers and the real estate, debt finance, legal, management and accounting professionals we retain will face competing demands on their time and this may cause our operations and our shareholders’ investment to suffer.

Subject to the supervision of our board of directors, we rely on our advisor, our officers, and the real estate, debt finance, legal, management, and accounting professionals that we retain to provide services to us for the day-to-day operation of our business. Our advisor and its affiliates have sponsored and advise other real estate programs and rely on many of the same real estate, debt finance, legal, management, and accounting professionals, as will future programs sponsored by our advisor and its affiliates. As a result of their interests in other programs sponsored by our advisor and their obligations to other investors, these professionals will likely face conflicts of interest in allocating their time among us and other programs sponsored by our advisor and its affiliates, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If these events occur, the returns on our investments, and the value of your investment, may decline.

All of our executive officers, some of our directors and the key real estate and debt finance professionals we retain face conflicts of interest related to their positions and/or interests in our advisor, Cottonwood Residential O.P., LP, and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to our shareholders.

All of our executive officers, some of our directors, and the key real estate and debt finance professionals we retain are also executive officers, directors and/or key professionals of our advisor, Cottonwood Residential O.P., LP and its affiliates. As a result, they owe fiduciary or other duties to each of these entities, their members and limited partners, which fiduciary or other duties may from time to time conflict with the fiduciary or other duties that they owe to us and our shareholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, will be a limited partner in our operating partnership and may have interests that are different than ours. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our shareholders and to maintain or increase the value of our assets. Because some of our directors are also officers and directors of Cottonwood Residential II, Inc., they may make decisions regarding the management of the properties which are not in the best interests of our shareholders.

Conflicts of interest could result in our management acting other than in our shareholders’ best interest.

We are party to an advisory agreement with CC Advisors III, LLC. CC Advisors III, LLC is owned by Cottonwood Communities Advisors, LLC. Cottonwood Residential O.P., LP. is the sole shareholder in one of the three members and the manager of Cottonwood Communities Advisors, LLC. In addition, two of the members of Cottonwood Communities Advisors, LLC are owned by employees of Cottonwood Residential O.P., LP. Because our affiliated directors and certain of our officers are also current officers and directors of Cottonwood Residential II, Inc., and employees of Cottonwood Residential O.P., LP, and certain other officers are officers of the same members and manager of our advisor and have an indirect ownership interest in our advisor and the promotional interest from our operating partnership they may make decisions regarding the advisory agreement which are not in the best interests of our shareholders.

Cottonwood Communities Advisors, LLC is also the sole member of two other entities that act as advisor to Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. We may compete with these and other affiliates of our advisor for opportunities to acquire or sell multifamily apartment communities and multifamily real estate-related assets, which may have an adverse impact on our operations. We may also buy or sell multifamily apartment communities and multifamily real estate-related assets at the same time as affiliates of our advisor. There may be a conflict of interest with respect to the selection of multifamily apartment communities and multifamily real estate-related assets to be purchased by us and/or our advisor and its affiliates. Affiliates of our advisor may own competing properties in the markets in which our multifamily apartment communities are located which may lead to conflicts of interests with respect to the operations and management of our multifamily apartment communities. For more details on how we and our advisor and its affiliates will handle potential investment opportunities see “Conflicts of Interest – Allocation of Investment Opportunities.”

The fees we pay to affiliates in connection with the management of our assets and investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees paid to our property manager and advisor for services it provides for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in multifamily apartment communities and multifamily real estate-related assets and distributions to our shareholders. In addition, the fees paid to our advisor could be different if our advisor did not pay our offering and organizational costs.

Our advisor faces conflicts of interest relating to the fees that we may pay to it and its affiliates, which could result in actions that are not necessarily in the long-term best interests of our shareholders.

Pursuant to our operating partnership agreement, Cottonwood Communities Investor, LLC is entitled to distributions (which right it has assigned to Cottonwood Communities Advisors Promote, LLC) that are structured to provide incentive to our advisor to perform in our best interests and in the best interests of our shareholders. Additionally, our advisor may be entitled to a contingent acquisition fee and a contingent financing fee if our common shareholders receive a specified return on their investment. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. Because, however, our advisor is entitled to receive substantial minimum compensation regardless of performance, the interests of our advisor and its affiliates is not wholly aligned with those of our shareholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor and its affiliates to additional compensation. In addition, Cottonwood Communities Advisors Promote, LLC’s potential participation in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle Cottonwood Communities Advisors Promote, LLC to distributions relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Affiliates of our advisor have sponsored other entities and offerings and may sponsor additional entities and offerings in the future.

Affiliates of our advisor act as the advisor to Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which have investment objectives that are similar to ours. In addition, it is possible that our advisor or its affiliates may form future REITs and sponsor other entities and offerings that may invest in assets that are similar to the multifamily apartment communities and multifamily real estate-related assets we intend to acquire. As a result, the conflicts of interest with respect to time, selection of investments and management of our investments may increase if our advisor or its affiliates sponsor additional programs.

If the advisory agreement with our advisor is terminated on or before August 13, 2028 for any reason other than because of the fraud, gross negligence or willful misconduct of our advisor, we will be required to pay the accrued contingent acquisition fees and accrued contingent financing fees.

Our advisor is entitled to receive contingent acquisition fees related to our purchase of multifamily apartment communities and multifamily real estate-related assets and contingent financing fees related to our financing of multifamily apartment communities and multifamily real estate-related assets. Our advisor has agreed to defer the payment of any acquisition fee or financing fee until our common shareholders’ receipt of certain specified returns. However, if the advisory agreement is terminated before August 13, 2028, for any reason other than the fraud, gross negligence or willful misconduct of our advisor, the acquisition fees and financing fees will become immediately due and payable by us. Thus, there may be conflicts of interest with respect to the termination of the advisory agreement and the payment of the contingent acquisition fees and contingent financing fees.

Our advisor may assign its obligations under the advisory agreement to its affiliates, who may not have the same expertise or provide the same level of service as our advisor.

Under the advisory agreement, our advisor may assign its responsibilities under the agreement to any of its affiliates with the approval of the conflicts committee. If there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel or manage our company as well as our advisor.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our shareholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common shareholders or discourage a third party from acquiring us in a manner that could result in a premium price to our shareholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our shareholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or our bylaws, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any of our record or beneficial shareholders who is a party to such an action or proceeding shall cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program. We note we currently have no employees. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions. The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if our subsidiaries or we become an unregistered investment company, then we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. See the “Investment Objectives and Criteria —Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Actions of our potential future joint venture partners could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We may enter into joint ventures with third parties or affiliates to acquire assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

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that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our shareholders’ investment in us.

Our shareholders may not be able to sell their shares under our share repurchase program and, if our shareholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share repurchase program includes numerous restrictions that limit your ability to sell your shares. You generally must hold your shares for at least one year in order to participate in our share repurchase program, except for Exceptional Repurchases. We limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted-average number of shares outstanding during the prior calendar year. In addition, during any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any year.

Under our share repurchase program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the estimated value per share and (c) whether the repurchases are Exceptional Repurchases. Thus, if your shares are repurchased by us pursuant to our share repurchase program, it is possible that you will receive less than the fair market value of the shares at the time of such repurchase.

Our board of directors may amend, suspend or terminate our share repurchase program upon 15 days’ notice to our shareholders. See “Description of Shares—Share Repurchase Program” for more information about the program. The restrictions of our share repurchase program will severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invest in our common stock.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock no later than May 17, 2021, and annually thereafter. Our net asset value will be determined based on valuations of our assets and liabilities by, or with the material assistance or confirmation of, a third-party valuation expert or service. The method used in any year will be selected by our board of directors.

To assist FINRA members and their associated persons that participate in this offering, we intend to disclose in each annual report distributed to shareholders a per share estimated value of our shares developed in a manner reasonably designed to ensure it is reliable, the method by which it was developed and the date of the estimated valuation.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. We are only issuing up to 67,500,000 shares of common stock pursuant to this primary offering and up to 7,500,000 shares pursuant to our distribution reinvestment plan. Our board of directors may increase the number of authorized shares of capital stock without shareholder approval. After your purchase in this offering, our board of directors may elect to (i) sell additional shares in this or future offerings, (ii) issue equity interests in private offerings or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Payment of substantial fees and expenses to our advisor and its affiliates will reduce the return to you and increases the risks that you will not be able to recover the amount of your investment in our shares.

We pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management fees and asset management fees and we may have the obligation to reimburse our advisor and its affiliates for certain expenses they incur in connection with their providing services to us. In addition, we may be required to pay the contingent acquisition fees and contingent financing fees if we terminate the advisory agreement with our advisor.

We will also pay significant fees during our liquidation stage. Cottonwood Communities Advisors Promote, LLC will receive a 15% promotional interest from our operating partnership after our common shareholders have received, together as a collective group, aggregate distribution sufficient to provide a return of their invested capital, plus a 6% cumulative, non-compounded annual return on their invested capital.

These fees and other potential payments increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future cash needs, cash distributions to our shareholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our multifamily apartment communities or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our shareholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested shareholders or affiliates of interested shareholders are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions.”

Because Maryland law permits our board of directors to adopt certain anti-takeover measures without shareholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without shareholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds shareholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special shareholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Shares—Subtitle 8.”

Our ability to successfully conduct our offering is dependent, in part, on the ability of the dealer manager to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Orchard Securities, LLC, a Utah limited liability company, which we refer to as our dealer manager. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to hire and retain key employees and to establish, operate and maintain a network of licensed securities broker-dealer, or selling group members. Some or all of the broker dealers in this network have a choice of numerous competing real estate investment trusts offerings, many with similar investment objectives to recommend to their clients, which may make selling our shares to their clients more difficult. If our dealer manager is unable to hire qualified employees and build a sufficient network of selling group members, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our residents and employees. Security measures we have implemented to protect the confidentiality of this information may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

Some of the prior programs of the indirect owner of our sponsor, Cottonwood Residential O.P., LP and its predecessor entities, have not met the anticipated performance levels.

Cottonwood Residential O.P., LP and its predecessor, Cottonwood Capital, LLC have sponsored a number of prior real estate programs. Some of these prior real estate programs have not achieved the leasing and operational thresholds projected by Cottonwood Residential O.P, LP or Cottonwood Capital, LLC. As a result, the returns to investors in some of these prior real estate programs may not have met the expected thresholds. See “Prior Performance Summary.”

General Risks Related to Investments in Real Estate

We will not be diversified with respect to the class of assets that we own.

We will invest, through our operating partnership, solely in multifamily apartment communities and multifamily real estate-related assets. While we intend to invest in a significant number of properties across several geographical locations and markets, we will not invest in a diverse set of asset classes. Further, we have no plans to acquire any assets other than assets consisting of multifamily apartment communities and multifamily real estate-related assets. Therefore, each of our investments could be subject to the same or similar rental property related risks and a decline in real estate values in general or a change in economic conditions which affects real property investment and rental markets could have a substantial adverse effect on our financial performance.

If capitalization rates increase the value of our assets may decrease and we may not be able to sell our assets at anticipated prices.

The value of real estate is generally based on capitalization rates. Capitalization rates generally trend with interest rates. Consequently, if interest rates go up, so do capitalization rates. Based on historical interest rates, current interest rates are low, as are current capitalization rates. However, if interest rates rise in the future, it is likely that capitalization rates will also rise, and as a result, the value of real estate will decrease. If capitalization rates increase, our assets will likely achieve a lower sales price than anticipated, resulting in reduced returns.

There are risks inherent in the acquisition and management of multifamily apartment communities.

There are risks associated with the operation of multifamily apartment communities, including, but not limited to, vacillations in the demand for residential space; risk of loss or damage to the improvements or property of tenants; environmental risks and other risks associated with ownership of real estate. Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments which would have an adverse effect on our results of operations, reduce the cash flow available for distributions and the return on your investment.

Rental levels at the multifamily apartment communities that we acquire can vary over time and we may not be able to maintain the occupancy rates we anticipate.

We will make our determination regarding the acquisition of multifamily apartment communities that we acquire based, among other things, on the property’s projected rent levels. However, there can be no assurance that a multifamily apartment community will continue to be occupied at the projected rents. It is anticipated that leases with the tenants at our multifamily apartment communities will generally be for terms of one year or less. If the tenants of the properties do not renew or extend their leases, if tenants default under their leases at the properties, if issues arise with respect to the permissibility of certain uses at the properties, if tenants of the properties terminate their leases, or if the terms of any renewal (including concessions to the tenants) are less favorable than existing lease terms, the operating results of the properties could be substantially affected. As a result, we may not be able to make distributions to the shareholders at the anticipated levels.

Because we rely on Cottonwood Communities Management, its affiliates and third parties to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should Cottonwood Communities Management, its affiliates or third parties fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

It may be difficult for us to attract new tenants to our multifamily apartment communities.

There can be no assurance that we will be able to maintain the occupancy rates at our multifamily apartment communities. The tenants at any multifamily apartment communities may have the right to terminate their leases upon the occurrence of specified events. It is anticipated that the majority of leases at the properties will be for terms of one year or less.

Our inability to sell a multifamily apartment community at the time and on the terms we want could limit our ability to pay cash distributions to our shareholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell multifamily apartment communities for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a multifamily apartment community on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our multifamily apartment communities at a profit. Our inability to sell multifamily apartment communities at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our shareholders and could reduce the value of your investment.

We may have no or only limited recourse for any problems later identified for multifamily apartment communities we acquire, which could materially and adversely affect us, including our results of operations.

We anticipate sellers of multifamily apartment communities will sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of multifamily apartment communities with no or limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that multifamily apartment community, which could materially and adversely affect us.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent, or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Potential liability for environmental matters could adversely affect our financial condition.

Although we intend to subject our multifamily apartment communities to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

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responsibility and liability for the costs of investigation, removal, or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants;

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liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property;

•	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

•	environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Costs associated with complying with the Americans with Disabilities Act and the Fair Housing Amendment Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act and the Fair Housing Amendment Act, as amended, or the Fair Housing Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons and may require owners of multifamily dwellings to make reasonable exceptions in their policies and operations to afford people with disabilities equal housing opportunities. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Fair Housing Act requires multifamily dwellings first occupied after March 13, 1991 to comply with design and construction requirements related to access and use by disabled persons. Any funds used for Disabilities Act and Fair Housing Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which may increase our cost of obtaining financing. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

The properties will include certain amenities for the residents at the properties that could increase the potential liabilities at the properties.

In addition to the apartment buildings, the properties will be improved with various amenities, such as swimming pools, exercise rooms, playgrounds, laundry facilities, business centers and/or rentable club houses. Certain claims could arise in the event that a personal injury, death, or injury to property should occur in, on, or around any of these improvements. In addition, certain of the multifamily apartment communities may be located in areas where dangerous wildlife lives which could pose dangers to the residents at the applicable property. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of the investment. We may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but shareholders will not be personally liable.

Competition and any increased affordability of single-family residential homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic markets where our properties are and will be located. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we acquire compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

Increased construction of similar multifamily apartment communities that compete with our properties in any particular location may materially and adversely affect us, including our results of operations and our cash available for distribution to our shareholders.

We may acquire multifamily apartment communities in locations that experience increases in construction of properties that compete with our properties. This increased competition and construction could make it more difficult for us to find residents to lease units in our multifamily apartment communities and/or force us to lower our rental rates in order to lease units in our properties, which could substantially reduce our revenues and could have a material adverse effect on us. In addition, overbuilding of multifamily apartment communities may occur.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our shareholders.

When residents do not renew their leases or otherwise vacate their apartment unit, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment homes. In addition, we may require substantial funds to renovate a multifamily apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our shareholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our shareholders may be adversely affected.

Our multifamily apartment communities are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily apartment communities are subject to real and personal property taxes that may increase as tax rates change and as the multifamily apartment communities are assessed or reassessed by taxing authorities. As the owner of the multifamily apartment communities, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

Increases in costs to own and maintain our properties may materially and adversely affect us, including our results of operations and cash flows.

We may experience increased costs associated with operating expenses, including capital improvements, routine property maintenance, real estate taxes and utility expenses. Any increases in our expenses to own and maintain our properties would consequently reduce our results of operations and cash flows.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Risks Related to Multifamily Real Estate-Related Assets

Our investments in multifamily real estate-related assets will be subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the entity that owns the real estate. We will not know whether the values of the multifamily apartment communities ultimately indirectly securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying multifamily apartment communities drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our multifamily real estate-related assets will be subject to the risks typically associated with real estate, which are described above under the heading “General Risks Related to Investments in Real Estate.”

Any mortgage loans we acquire or originate and the mortgage loans underlying any mortgage securities we may invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under any mortgage loan held by us, we will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under any mortgage loan we acquire or originate, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other factors, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine and bridge loans in which we may invest would involve greater risks of loss than loans secured by a first deed of trust or mortgage on property.

We may invest in mezzanine and bridge loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B Notes in which we have invested and in which we may continue to invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We have invested in a B note and may continue to do so in the future. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, under the agreement between the A Note holders and the B Note holders, the A Note holders, whose economic interests may not align with the economic interests of the B Note holders, typically are empowered to take the lead on loan administration, on decisions whether to enforce or negotiate a work-out of a defaulted or stressed loan, and on pricing and market timing for the sale of foreclosed property. While the B Note holders can exercise some influence over those decisions through consent rights, the B Note holders typically lose their consent rights under certain circumstances, including if the liquidation value of the B Note, based on an appraisal, falls below an agreed threshold. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

We expect to invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness obtained by the entity, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property.

We may invest in the preferred equity of other entities, the management of which may adversely affect our business.

We may invest in the preferred equity of other entities. However, we will not control the management, investment decisions, or operations of these companies. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Risks Associated with Debt Financing

We are likely to obtain mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We plan to obtain long-term financing that may be secured by our multifamily apartment communities. In some instances, we may acquire multifamily apartment communities by financing a portion of the price of the multifamily apartment communities and mortgaging or pledging some or all of the multifamily apartment communities purchased as security for that debt. We may also incur mortgage debt on multifamily apartment communities that we already own in order to obtain funds to acquire additional multifamily apartment communities, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our shareholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our shareholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

Incurring mortgage debt increases the risk of loss of a multifamily apartment community since defaults on indebtedness secured by a multifamily apartment community may result in lenders initiating foreclosure actions. In that case, we could lose the multifamily apartment community securing the loan that is in default, reducing the value of our shareholders’ investment. For tax purposes, a foreclosure of any of our multifamily apartment communities would be treated as a sale of the multifamily apartment community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our multifamily apartment communities as well as with respect to debt associated with our preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. When we give a guaranty on behalf of an entity that owns one of our multifamily apartment communities or real estate-related assets, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single multifamily apartment community could affect many multifamily apartment communities.

Our multifamily apartment communities and multifamily real estate-related assets may be cross-collateralized.

We may obtain a line of credit or other debt financing which we may utilize to acquire multifamily apartment communities and multifamily real estate-related assets and fund our operations. Thus, our assets may be cross-collateralized. We have not obtained a commitment for the line of credit. Therefore, the amount and terms of the line of credit are uncertain and will be negotiated by our officers. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If our revenues are insufficient to pay debt service and operating costs, we may be required to seek additional working capital. There can be no assurance that such additional funds will be available. The degree to which we are leveraged could have an adverse impact on us, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance multifamily apartment communities, which could reduce the number of multifamily apartment communities we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of multifamily apartment communities. If we place mortgage debt on a multifamily apartment community, we run the risk of being unable to refinance part or all of the multifamily apartment community when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance our multifamily apartment communities, our income could be reduced. We may be unable to refinance or may only be able to partly refinance our multifamily apartment communities if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the multifamily apartment communities. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our shareholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more shares or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter into may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to make distributions to our shareholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable-rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our shareholders’ investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our shareholders’ investment.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our shareholders.

We may obtain loans that require interest-only payments for a number of years before we are required to make payments on the principal. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest- only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum, or “balloon,” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our shareholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our multifamily apartment communities and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our multifamily apartment communities may be adversely affected.

The proceeds of this offering will be used primarily for investments in multifamily apartment communities and multifamily real estate-related assets. Until we have made substantial investments we do not expect to have sufficient funds from operations to cover all of our expenses. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our multifamily apartment communities or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our assets or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.

We may not have sufficient funds to pay interest payments if the interest rates increase significantly.

It is anticipated that loans we obtain may have variable interest rates. In the event that the interest rate on any loan increases significantly, we may not have sufficient funds to pay the required interest payments. In such event, the continued ownership of the applicable multifamily apartment community may be threatened.

Federal Income Tax Risks

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares – Distribution Reinvestment Plan – Tax Consequences of Participation.”

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our shareholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our shareholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or we qualified for a “safe harbor” under the Internal Revenue Code.

We intend to make distributions to our shareholders to comply with the REIT requirements of the Internal Revenue Code.

The ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders.

REIT distribution requirements could adversely affect our ability to execute our business plan.

To qualify as a REIT, we must distribute to our shareholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to shareholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices, or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our shareholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our shareholders. We may be required to make distributions to shareholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our shareholders’ investment.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business (subject to a safe harbor under the Internal Revenue Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. Certain “qualified foreign pension funds” and certain “qualified shareholders” are exempt from FIRPTA. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks, including gain from the disposition of certain hedging transactions, will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) risks associated with the extinguishment of certain indebtedness or the disposition of certain property related to prior hedging transactions described in (i) or (ii) above and each such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Equity participation in mortgage, bridge and mezzanine loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes. This could affect our ability to qualify as a REIT.

Your investment has various federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in “Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our shareholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

Certain proposed federal and state regulations, if any or all of them become applicable, could adversely affect the marketing of our shares.

On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act, which would require a broker-dealer to act in the best interest of a retail customer, including participants in ERISA-covered plans and IRAs, when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer. The proposed rule includes guidance on what constitutes a “recommendation” and a definition of who would be a “retail customer” in addition to provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations. A 90-day comment period began upon official publication of the proposal.

In addition to the SEC proposed rules, several states, including Connecticut, Nevada, New Jersey and New York, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of our shares.

While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, what legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on the marketing of our shares through the impacted channels is uncertain.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $750,000,000 of shares of our Class A and Class T common stock on a “best-efforts” basis through Orchard Securities, LLC, our dealer manager. Because this is a “best-efforts” offering, Orchard Securities, LLC must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to $675,000,000 of shares of our Class A and Class T common stock in our primary offering at $10.00 per share. We are also offering up to $75,000,000 of shares of our Class A and Class T common stock pursuant to our distribution reinvestment plan. Shares sold pursuant to our distribution reinvestment plan are sold at a price of $10.00 per share. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of our common stock, as determined by our board. Purchases pursuant to our distribution reinvestment plan will be in the same class of shares as the share for which such shareholder received the distributions that are being reinvested. We reserve the right to reallocate shares of our common stock between our distribution reinvestment plan offering and our primary offering. We are offering to sell any combination of two classes of shares of our common stock, Class A shares and Class T shares, with a dollar value up to the maximum offering amount. The share classes have different selling commission structures. Any offering-related expenses are paid by our advisor without reimbursement by us and thus these different fees have no impact on our shareholders. Our board of directors may adjust the offering price of this offering during the course of the offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.

We expect to offer shares in this offering until August 13, 2020. If we have not sold all of the primary offering shares on or before August 13, 2020, we may continue this offering until August 13, 2021 (unless extended as permitted by applicable securities laws). Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering, we could continue our primary offering until such follow-on offering registration has been declared effective. If we decided to continue our primary offering beyond August 13, 2020, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year form the date of this prospectus. We may terminate this offering at any time. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $75,000,000 of shares through the reinvestment of distributions.

Compensation of Dealer Manager and Soliciting Dealers

Upfront Selling Commissions and Dealer Manager Fees

Our advisor pays the dealer manager selling commissions of up to 6% and up to 3% of the gross primary offering proceeds from the sale of our Class A and Class T common stock, respectively. The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as soliciting dealers, to sell our shares. In the event of the sale of shares by soliciting dealers, the dealer manager re-allows all of its selling commissions to the soliciting dealers.

For both classes of shares, our advisor also pays the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. Of this dealer manager fee, Orchard Securities, LLC pays up to 1.35% of the gross proceeds from the primary offering to certain wholesalers that may be employees of Cottonwood Residential II, Inc. or Cottonwood Residential O.P., LP. In addition, from this dealer manager fee, Orchard Securities, LLC re-allows 1.00% of the gross proceeds from the primary offering to soliciting dealers as a non-accountable marketing and due diligence allowance, and in select cases up to 1.25% of the gross proceeds from the primary offering will be reallowed. In circumstances where 1.00% of offering proceeds are reallowed, the dealer manager fee will be 2.75%. The maximum amount of reimbursements would be based on factors such as the number of shares sold by soliciting dealers, the assistance of such soliciting dealers in marketing the offering, and due diligence expenses incurred.

Deferred Selling Commissions

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, our advisor pays the dealer manager a deferred selling commission with respect to our outstanding Class T shares sold in the primary offering equal to 1.0% per annum of the estimated value per share for the Class T share for three years from the date on which such share is issued.

The deferred selling commission will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous three years of such date and be paid monthly in arrears. The dealer manager will reallow all of the deferred selling commissions to participating broker-dealers and servicing broker-dealers as described below. Class T shares purchased pursuant to our distribution reinvestment plan or received as a stock dividend are not subject to a deferred selling commission. Because our advisor has agreed to pay the deferred selling commissions and other underwriting compensation on our behalf without reimbursement by us, the deferred selling commission will have no impact on us or on holders of our Class T shares.

Eligibility to receive the deferred selling commission with respect to any Class T share is conditioned on a broker-dealer acting as the broker-dealer of record or acting as a servicing broker-dealer with respect to such share. If the applicable broker-dealer is not eligible to receive the deferred selling commission, the dealer manager will rebate to our advisor the deferred selling commission that such broker-dealer would have otherwise been eligible to receive. The deferred selling commissions are ongoing fees that are not paid at the time of purchase.

Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission will cease with respect to each Class T share sold in that primary offering, on the date when we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made. We cannot predict if or when certain of the foregoing events will occur. If we redeem a portion, but not all of the Class T shares held in a shareholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a shareholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Shareholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion of each Class T share will be on a one-for-on basis, as we expect the NAV per share of each Class A share and Class T share will be the same as there are currently no class-specific expenses associated with the different share classes.

Neither we nor our advisor will pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the shares. We are not responsible for paying any selling commissions or dealer manager fees. The maximum amount of non-transaction based items of compensation to be paid in connection with this offering, including, but not limited to the non-transaction based compensation allocated to dual-employees, will not exceed 1% of the gross primary offering proceeds. No dealer manager fees or selling commissions are payable for shares sold pursuant to our distribution reinvestment plan.

Purchase Price Discounts

We sell Class A shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases Class A shares through one of these channels in our primary offering, we will sell the Class A shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions are not paid in connection with such purchases. To ensure that we receive proceeds equivalent to those received for sales of Class A shares outside these channels our advisor has agreed to waive its asset management each month in an amount equivalent to the 6.0% discount provided to such purchasers in that month. Because of the commission structure for Class T shares, we do not expect sales of our Class T shares to be made through the above distribution channels and therefore these purchase price discounts are not available for Class T share purchases.

If an investor purchases Class A shares in our primary offering net of commissions through a registered investment advisor that is affiliated with a soliciting dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated soliciting dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee, or up to 1.25% in select cases as described above. The marketing fee paid to soliciting dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in the offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a soliciting dealer, the registered investment adviser may not receive any portion of the dealer manager fee. Neither the dealer manager nor its affiliates compensates any person engaged (or bank acting as a trustee or fiduciary) as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Total Underwriting Compensation

The table and discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all $675,000,000 of common stock offered in this primary offering, The maximum selling commissions assumes that 85% and 15% of the gross proceeds raised in the primary offering is from the sale of Class A and Class T shares of common stock, respectively. As we are registering any combination of the two classes, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares.

Total Compensation(1)
Upfront Selling commissions (maximum)	$37,462,500
Dealer manager fee (maximum)	$20,250,000
Deferred selling commission (maximum)	$3,037,500

Total	$60,750,000

(1)

We are not responsible for paying any upfront or deferred selling commissions or dealer manager fees to the dealer manager. Our advisor, CC Advisors III, LLC, is responsible for paying the dealer manager fees and upfront and deferred selling commissions on our behalf without reimbursement from us.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and any additional expense reimbursements to our dealer manager and soliciting dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

To the extent permitted by law and our charter, we indemnify the soliciting dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific investment amount and class of shares and pay for the shares at the time of your subscription. You should make your check payable to “Cottonwood Communities, Inc.” Completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to us at the address set forth in the subscription agreement. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any reason in our discretion, including a failure to adequately complete all of the required items in the subscription agreement or failure to provide any additional documentation needed to support information in the subscription agreement. We generally expect to admit shareholders on a daily basis. We will have a period of 30 days after receipt of each subscription agreement to accept or reject the subscription agreement. If rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Suitability Standards

Those selling shares on our behalf and participating soliciting dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum offering of $675,000,000 of shares of our Class A and Class T common stock in our primary offering. We are offering to sell any combination of two classes of shares of our common stock, Class A shares and Class T shares, with a dollar value up to the maximum offering amount. The share classes have different selling commission structures. Any offering-related expenses are paid by our advisor without reimbursement by us. We are also offering $75,000,000 of shares pursuant to our distribution reinvestment plan. For purposes of this table, we have assumed that no shares will be sold pursuant to our distribution reinvestment plan and we do not reallocate shares being offered between the primary and the distribution reinvestment plan offering. In addition, we have assumed that 85% and 15% of the gross proceeds raised in the primary offering is from the sale of Class A and Class T shares of common stock, respectively. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We estimate that we will use 100% of the gross proceeds from this offering, or $10.00 per share, for investments in multifamily apartment communities and multifamily real estate-related assets.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risk Factors – Risks Related to This Offering and Our Corporate Structure.”

	Maximum Offering of $675,000,000(1)
Gross Offering Proceeds	$675,000,000	100.0%
Upfront Selling Commissions(1)	$37,462,500	5.55%
Deferred Selling Commission(1)(2)	$3,037,500	0.45%
Dealer Manager Fees(2)	$20,250,000	3.0%
Organizational and Offering Expenses(2)	$6,750,000	1.0%
Selling Commissions, Dealer Manager Fees and Organizational and Offering Expenses paid by Sponsor(2)	$(67,500,000)	(10.0%)

Amount Available for Investment/Net Investment Amount(3)	$675,000,000	100.0%

(1)

As we are registering any combination of the two classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. If the demand for the Class A and Class T shares varies materially from our assumptions as of the date of this prospectus, the amount of selling commissions will be altered from the amounts set forth above.

(2)

Pursuant to the Three-Party Agreement, our advisor has agreed to pay all upfront and deferred selling commissions, dealer manager fees, and any organizational and offering expenses on our behalf, without reimbursement by us. From our advisor, Orchard Securities, LLC receives a selling commission in an amount up to 6% and up to 3% of gross primary offering proceeds, with respect to our shares of Class A and Class T common stock, respectively, which amounts will be re-allowed to the soliciting dealer. In addition, our advisor pays Orchard Securities, LLC a dealer manager fee up to 3% of gross primary offering proceeds for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. From the dealer manager fee, Orchard Securities, LLC pays up to 1.35% of gross primary offering proceeds to certain wholesalers that may be employees of Cottonwood Residential II, Inc. or Cottonwood Residential O.P., LP. The dealer manager may re-allow part of the dealer manager fee to soliciting dealers. Our advisor also pays our organizational and offering expenses, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent on our behalf without reimbursement by us. We expect organizational and offering expenses (other than upfront and deferred selling commissions and the dealer manager fee) to be approximately 1% of the gross proceeds from the offering if we raise the maximum offering amount. Our organizational documents permit us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities or multifamily real estate-related assets. If we terminate our advisory agreement, our advisor may be motivated to terminate its participation in the Three-Party Agreement that obligates our advisor to pay upfront and deferred selling commissions, dealer manager fees and organization and offering expenses on our behalf without reimbursement by us. If our advisor ceases to pay our offering expenses, we may be forced to terminate this offering.

Except as described in the “Plan of Distribution” section of this prospectus, a deferred selling commission of 1.0% of the estimated value per share for each Class T share sold in the primary offering will be paid to our dealer manager and will accrue daily and be paid monthly in arrears. Our dealer manager will reallow all of the deferred selling commission paid to it.

Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission with respect to each Class T share sold in that primary offering will cease, on the date when we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made.

Our advisor is paying all upfront and deferred selling commissions, dealer manager fees, and all organizational and offering expenses on our behalf without reimbursement by us. Our advisor and its affiliates have entered into certain contracts with us such as the advisory agreement, and receive certain fees pursuant to those contracts. See “Management Compensation” for more information regarding the fees payable pursuant to such contracts. If our advisor did not agree to pay the upfront and deferred selling commissions, dealer manager fees, and organizational and offering expenses on our behalf, the terms of the contracts between us and our advisor may have been more advantageous to us. Potential investors should consult their investment advisors.

(3)

Until required in connection with investment in multifamily apartment communities or multifamily real estate-related assets, substantially all of the proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amounts available for investment from this offering may also include anticipated capital improvement expenditures and leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, LLC, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors on our five member board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, our sponsor or its affiliates and has not been so for the previous two years and meets other independence requirements set forth in our charter.

Each director serves until the next annual meeting of shareholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of shareholders entitled to cast 50% of all of the votes entitled to be cast at any shareholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although the number of board members may increase or decrease, a decrease may not have the effect of shortening the term of any incumbent director. Additionally, our charter requires that we have a minimum of three directors. Any director may resign at any time or may be removed with or without cause by the shareholders upon the affirmative vote of a least a majority of all the votes entitled to be cast a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the shareholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the shareholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the directors then in office, even if such majority is less than a quorum.

Our directors are accountable to us and our shareholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our shareholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our shareholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions
Enzio A. Cassinis	42	Chief Executive Officer and President
Adam Larson	37	Chief Financial Officer
Gregg Christensen	50	Chief Legal Officer and Secretary
Paul Fredenberg	43	Chief Investment Officer
Susan Hallenberg	51	Chief Accounting Officer and Treasurer
Chad Christensen	46	Director
Daniel Shaeffer	48	Chairman of the Board and Director
R. Brent Hardy	48	Independent Director
Gentry Jensen	48	Independent Director
John Lunt	46	Independent Director

*	The address of each executive officer and director listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
**	As of August 1, 2019.

Enzio A. Cassinis has served as our Chief Executive Officer and President since October 1, 2018. In addition, Mr. Cassinis also serves as the Chief Executive Officer and President of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., their advisor and our advisor. From June 2013 through September 2018, Mr. Cassinis served in various roles at Cottonwood Residential, Inc. Most recently, he served as the Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity.

Prior to joining Cottonwood Residential in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has served as our Chief Financial Officer since October 1, 2018. Mr. Larson also serves as the Chief Financial Officer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., their advisor and our advisor. Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting. Mr. Larson holds an MBA from the University of Chicago Booth School Of Business, and a BS in Business Management from Brigham Young University where he also served as Student Body President.

Gregg Christensen serves as our Chief Legal Officer and Secretary. Previously has served as our Executive Vice President, Secretary and General Counsel from December 2016 through October 2018. He served as one of our Directors from December 2016 to June 2018. He serves as Chief Legal Officer and Secretary for other programs sponsored by Cottonwood Residential, Inc., including Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. Mr. Christensen oversees and coordinates all legal aspects of our company and is also actively involved in our operations, acquisitions, and due diligence activities. Mr. Christensen also has served as the Executive Vice President, Secretary, General Counsel and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2007. Prior to joining Cottonwood Residential, Inc., Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 21 years. Mr. Christensen holds an Honors Bachelor of Arts Degree in English from the University of Utah and a Juris Doctorate Degree from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Paul Fredenberg has served as our Chief Investment Officer since October 1, 2018. Mr. Fredenberg also serves as the Chief Investment Officer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., their advisor and our advisor. Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September, 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc.

Prior to joining Cottonwood in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group. Mr. Fredenberg holds an MBA from the Wharton School at the University of Pennsylvania, an MA in Latin American Studies from the University of Pennsylvania, and a BA in Economics from the University of Michigan, Ann Arbor.

Susan Hallenberg has served as our Chief Accounting Officer and Treasurer since October 2018. Ms. Hallenberg was our Chief Financial Officer from December 2016 through September 2018. In addition to serving as our Chief Accounting Officer and Treasurer, Ms. Hallenberg also serves as Chief Accounting Officer and Treasurer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., effective as of October 1, 2018. Ms. Hallenberg is also the Chief Financial Officer and Treasurer of Cottonwood Residential, Inc. and its predecessor entity, positions she has held since May 2005. Ms. Hallenberg has spent the majority of her career focused on real estate investment and prior to joining Cottonwood Residential O.P., LP, held positions at Phillips, Edison & Company, Lend Lease Real Estate Investments, and Aldrich Eastman & Waltch. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years. Ms. Hallenberg holds a BA in Economics/Accounting from The College of the Holy Cross.

Daniel Shaeffer has served as one of our Directors since July 2016 and our Chairman of the Board since October 2018. Previously he served as our Chief Executive Officer from December 2016 to October 1, 2018. Mr. Shaeffer also has served as the Chief Executive Officer and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2004. Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential, Inc., in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing for more than 12 years. Mr. Shaeffer holds an International MBA from the University of Chicago Graduate School of Business and a BS in Accounting from Brigham Young University and is a Certified Public Accountant.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

Chad Christensen has served as one of our Directors since July 2016 and as our President and Chairman of the Board from December 2016 to October 2018. Mr. Christensen also has served as the President and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2004. Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential, Inc., in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 14 years. Mr. Christensen holds a MBA from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a BA in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

R. Brent Hardy is one of our independent directors, a position he has held since June 2018. Since April 2018, Mr. Hardy has served as Managing Director and Senior Vice President of Asset Management at Merit Hill Capital, a real estate investment firm focused on acquiring and managing a portfolio of self-storage facilities across the United States. Mr. Hardy has been in the commercial real estate development, construction and asset management business for over 20 years. From September 2001 to April 2018, Mr. Hardy was Senior Vice President of Construction & Capital Asset Management at Extra Space Storage, the second largest operator of self-storage facilities in the United States and a New York Stock Exchange traded REIT. At Extra Space Storage, Mr. Hardy directed global construction, property development and long term asset preservations efforts and oversaw the “Certificate of Occupancy” and “Property Redevelopment and Expansion” programs. He contributed to the overall planned growth of the company, implementing essential asset management systems and processes to effectively oversee the firms portfolio of over 1450 assets nationwide. Mr. Hardy was also responsible for facility planning and design, property rebranding and corporate procurement efforts and was heavily involved in corporate responsibility, portfolio efficiency and innovation, and the implementation of energy management and sustainability programs. Prior to commencing his career with Extra Space Storage, Mr. Hardy spent several years with various firms in real estate, construction and operations management.

Mr. Hardy graduated from the University of Utah with a B.A. degree in Political Science and a minor in Spanish.

Our board of directors selected Mr. Hardy as an independent director for reasons including his over 20 years of experience in the commercial real estate development, construction and asset management industries and his strategic business abilities and skills in responding to operational challenges and opportunities within an organization. In particular, our board of directors believes Mr. Hardy’s experience in asset management at Extra Space Storage during a period of growth at the company the depth and breadth of Mr. Hardy’s exposure to complex real estate, strategic and corporate issues throughout his career would make him a valuable asset to our board of directors. Having worked at a public REIT gives him additional perspective and insight into public companies such as ours.

Gentry Jensen is one of our independent directors, a position he has held since June 2018. Since 2011, Mr. Jensen has served as the Chief Executive Officer of Penumbra Brands, Inc., a leading provider of protective, technologically differentiated, accessories for mobile devices. From 2009 to 2011, he served as District Manager of Schindler Elevator Corporation and from 2005 through 2008, he served as President of Wentworth Development, a Utah-based commercial real estate brokerage and property management firm, and from 2002 through 2004, Mr. Jensen was an associate in asset management and portfolio construction modeling with J.P. Morgan’s Private Bank in New York. Prior to entering the business world, Mr. Jensen served on active duty as a Navy SEAL, completing overseas deployments in Eastern Europe and throughout Asia.

Mr. Jensen holds an MBA in Finance from the Wharton School at the University of Pennsylvania and a BS, with Merit, in Systems Engineering from the United States Naval Academy.

Our board of directors selected Mr. Jensen as an independent director for reasons including his executive leadership experience with multiple companies and as a Navy SEAL, his professional and educational background and his prior experience in commercial real estate brokerage and property management.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for seven index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $20 billion pension fund, and from 2004 to 2007, he served as board President. Since February 2013, Mr. Lunt has served on the investment advisory committee for the $10 billion Utah Educational Savings Plan (My529) and since August 2017, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. He has been a featured speaker at investment conferences around the United States, and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a B.A. degree in Economics, and he later received an MBA in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Board Committees

Our board of directors has established three standing committees, consisting solely of independent directors: the audit committee, the conflicts committee and the compensation committee.

Audit Committee

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Hardy, Jensen and Lunt. Mr. Lunt is the audit committee financial expert.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors. The members of the conflicts committee are Messrs. Hardy, Jensen and Lunt.

Compensation Committee

The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. Subject to the limitations in our charter, the compensation committee may also create stock-award plans. We are externally managed by our advisor pursuant to the advisory agreement and as of the date hereof we have no employees.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. The members of the compensation committee are Messrs. Hardy, Jensen and Lunt.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or sponsor does not receive additional compensation for serving on our board of directors. Each independent director receives an annual retainer of $10,000. We pay independent directors for attending board and committee meetings as follows:

•	$500 in cash for each board meeting attended (including if by teleconference); and

•	$500 in cash for each committee meeting attended (if at a different time or place than a board meeting and including if by teleconference).

We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our officers and directors to us and our shareholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity or in their service as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust or other entity, if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common shareholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common shareholder or, if by a common shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement agrees to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our officers and directors.

Our Advisor

Our advisor, CC Advisors III, LLC, is a recently formed Delaware limited liability company. Our advisor has contractual responsibilities to us and our shareholders. The sole member and manager of CC Advisors III, LLC is Cottonwood Communities Advisor, LLC.

The officers of Cottonwood Communities Advisor, LLC are as follows:

Name*	Age**	Positions
Enzio A. Cassinis	42	Chief Executive Officer
Adam Larson	37	Chief Financial Officer
Gregg Christensen	50	Chief Legal Officer
Paul Fredenberg	43	Chief Investment Officer
Susan Hallenberg	51	Chief Accounting Officer

*	The address of each executive officer and director listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
**	As of August 1, 2019.

The backgrounds of Messrs. Cassinis, Larson, Christensen, Fredenberg and Ms. Hallenberg are described in the “Management – Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor (subject to the supervision and authority of our board of directors and officers) manages our day-to-day operations, retains the property managers for our property investments and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that the advisory agreement is not renewed or terminates (other than because of fraud, gross negligence or willful misconduct by our advisor) before August 13, 2028, the payment of any contingent acquisition fees and contingent financing fees will be immediately due and payable by us to our advisor. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Initial Investment by Cottonwood Residential O.P., LP

Cottonwood Residential O.P., LP has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Cottonwood Residential O.P., LP may not sell any of these shares during the period CC Advisors III, LLC serves as our advisor. Cottonwood Residential O.P., LP will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Although nothing prohibits Cottonwood Residential O.P., LP or its affiliates from acquiring additional shares of our common stock, they currently do not have any options or warrants to acquire any shares.

Additional Investment by Cottonwood O.P., LP

In addition to its original $200,000 investment in shares, Cottonwood Residential O.P., LP may continue to acquire more common stock so that Cottonwood Residential O.P., LP owns up to 5% of the outstanding shares of our common stock.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, CC Advisors III, LLC and the real estate professionals at the advisor manage our day-to-day affairs and portfolio of multifamily apartment communities and multifamily real estate-related assets, subject to the board of directors’ supervision. The following table summarizes all of the compensation and fees that will be paid to our advisor, CC Advisors III, LLC, and its affiliates in connection with this offering, including amounts to reimburse their costs in providing services. The compensation set forth below may only be increased if approved by a majority of the members of our conflicts committee. The increase of such compensation does not require approval by shareholders.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

Acquisition and Development Stage

Contingent Acquisition Fee – CC Advisors III, LLC (Our Advisor)(2)(3)(4)

After our common shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a specified cumulative, noncompounded annual return on their invested capital (a “Required Return”), our advisor will receive from us contingent acquisition fees that are a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if common shareholders receive a Required Return of 6%; and 2% additional contingent acquisition fee if common shareholders receive a Required Return of 13%.

The contingent acquisition fee is payable upon satisfying each return threshold with respect to assets in the portfolio at the time the return threshold is satisfied and at the closing of acquisitions following satisfaction of the return threshold.

$15,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 6% Required Return)/

$45,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Acquisition Expense Reimbursement – CC Advisors III, LLC (Our Advisor)	Subject to the limitations contained in our charter, reimbursement from us for all out-of-pocket expenses incurred in connection with the selection and acquisition or origination of investments, whether or not we ultimately acquire the property or other real estate-related investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Contingent Financing Fee – CC Advisors III, LLC (Our Advisor) (3)(4)(5)

After our common shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return of 13%, our advisor will receive from us a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us.

The contingent financing fee is payable upon satisfying the return threshold with respect to any financing obtained or assumed by us prior to satisfaction of the return threshold and at the closing of new financing following satisfaction of the return threshold.

$8,250,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

Operational Stage

Property Management Fees –Cottonwood Communities Management, LLC (Our Property Manager)	Cottonwood Communities Management, LLC receives from us a property management fee in an amount up to 3.5% of the annual gross revenues of our multifamily apartment communities that it manages. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	Actual amounts depend upon the gross revenue of the properties and therefore cannot be determined at this time.

Asset Management Fee – CC Advisors III, LLC (Our Advisor)

CC Advisors III, LLC receives from us an annual asset management fee, paid monthly, in an amount equal to 1.25% of our gross assets as of the last day of the prior month.

For purposes of calculating the asset management fee, “gross assets” means (i) the gross book value of our assets until such time as our board of directors has established a net asset value of our assets, and (ii) after our board of directors has established a net asset value of our assets, the gross asset value of our assets based on the net asset value determination; provided that, the value of any assets acquired after our determination of a net asset value will be the gross book value of the assets until such assets are included in a net asset value determination. Under (i) or (ii), gross book value or gross asset value (as applicable) will be determined based on our pro rata ownership interest in the underlying real estate (including the pro rata value of any budgeted development-related project costs and/or debt underlying any mezzanine loans, preferred equity, other real estate-related investments such as B-notes and/or common equity investments) and other assets and liabilities, without regard to GAAP consolidation or equity method accounting principles.

We plan to determine the net asset value of our common stock no later than May 17, 2021, and annually thereafter.

Actual amounts depend upon the gross offering proceeds we raise in this offering and therefore cannot be determined at this time.

Other Company Operating Expenses – CC Advisors III, LLC (Our Advisor or its affiliates)(6)	We reimburse our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us, including our allocable share of the advisor’s or its affiliates’ overhead, such as rent, personnel costs, utilities, cybersecurity and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for us or serve as our executive officers. In addition, subject to the approval of our board of directors we may reimburse our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Promotional Interest from Operating Partnership – Cottonwood Communities Advisors Promote, LLC

Cottonwood Communities Advisors Promote, LLC will

receive from the Operating Partnership a promotional interest equal to 15% of net income and cash distributions, but only after our common shareholders receive, together as a collective group, distributions sufficient to provide a return of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital. Cottonwood Communities Investor, LLC, the sole limited partner of our operating partnership assigned its promotional interest to Cottonwood Communities Advisors Promote, LLC. Neither Cottonwood Communities Investor, LLC nor Cottonwood Communities Advisors Promote, LLC were required to make any capital contributions to our operating partnership in order to obtain the promotional interest.

Actual amounts depend on the results of the performance of the multifamily apartment communities and therefore cannot be determined at this time.

Cottonwood Communities Advisors Promote, LLC will be entitled to a separate one-time payment payable upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Cottonwood Communities Advisors Promote, LLC would have been entitled to receive, as described above, as if our Operating Partnership had disposed of all of its assets at the market value of our shares of common stock as of the date of the event triggering the payment. If the event triggering the payment is a listing of our shares on a national securities exchange, the market value will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange. If the triggering event is the termination or non-renewal of our advisory agreement the market value will be calculated based on an appraisal or valuation of our assets by an independent third party.

In addition, if this separate one-time payment is owed following the termination or non-renewal of our advisory agreement for reasons unrelated to a liquidity event for our common shareholders, the payment will be in the form of an interest-bearing promissory note that is payable only after our common shareholders have actually received distributions in the amount required before receipt of the promotional interest. Provided, however, if the promissory note has not been repaid prior to a liquidity event for our common shareholders, the promissory note shall be paid in full on the date of or immediately prior to the liquidity event.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Independent Director Compensation

We pay each of our independent directors an annual retainer of $10,000. We also pay our independent directors for attending meetings as follows: (i) $500 for each board meeting attended and (ii) $500 for each committee meeting attended (if held at a different time or place than a board meeting). All directors receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and therefore cannot be determined at this time.
(1)

The estimated maximum dollar amounts are based on the sale of $675,000,000 in shares to the public in the primary offering and exclude the $75,000,000 we have registered under our distribution reinvestment plan as we do not expect the fees paid in this offering to be determined based on proceeds raised in our distribution reinvestment plan offering. We reserve the right to reallocate shares between our primary offering and our distribution reinvestment plan offering, and to the extent we reallocate shares from the distribution reinvestment plan offering to the primary offering, the fees disclosed above will be higher.

(2)

Under our charter, a majority of the independent directors would have to approve any increase in the contingent acquisition fee payable to our advisor. If our advisor is terminated before August 13, 2028 for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of a contingent acquisition fee will be immediately due and payable in an amount equal to 3% less the amount of any prior payments of contingent acquisition fees to our advisor. Because the acquisition fee we pay our advisor is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt which exceeds the target leverage of 55% disclosed in the table, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

(3)

Our charter limits our ability to make an investment if the total of all acquisition fees and acquisition expenses and financing fees relating to the investment exceeds 6% of the contract purchase price or 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(4)

In the event of a merger, our common shareholders will be deemed to have received aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return if the merger consideration amount plus the total of all distributions paid or declared by us to common shareholders from inception until the closing of the merger (excluding any stock dividends) exceeds the return threshold. In the event of a listing of our common stock on a national securities exchange, our common shareholders will be deemed to have received aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return if the market value of our outstanding shares plus the total of all distributions paid by us to common shareholders from inception until the date market value is determined (excluding any stock dividends) exceeds the return threshold. The market value of our outstanding shares will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange.

(5)

If our advisor is terminated before August 13, 2028 of our operations for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of the contingent financing fee will be immediately due and payable.

(6)

On June 30, 2020, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of All Shares
Enzio A. Cassinis, Chief Executive Officer and President	—	—
Adam Larson, Chief Financial Officer	—	—
Gregg Christensen, Chief Legal Officer and Secretary(2)	20,000	*
Paul Fredenberg, Chief Investment Officer	—	—
Susan Hallenberg, Chief Accounting Officer and Treasurer	—	—
Chad Christensen, Director(2)	20,000	*
Daniel Shaeffer, Director(2)	20,000	*
R. Brent Hardy, Independent Director	—	—
Gentry Jensen, Independent Director	—	—
John Lunt, Independent Director	—	—
All directors and executive officers as a group	—	—

*	Less than 1%

(1)	The address of each beneficial owner listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
(2)

Gregg Christensen, Daniel Shaeffer, and Chad Christensen are three of the five directors that comprise the board of directors of Cottonwood Residential II, Inc., the general partner of Cottonwood Residential O.P., LP. Cottonwood Residential O.P., LP owns 20,000 shares of our common stock outstanding. As members of the board of directors of Cottonwood Residential II, Inc., Messrs. Shaeffer, Christensen and Christensen will have the voting and investment control of the shares of our common stock held by Cottonwood Residential O.P., LP.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CC Advisors III, LLC, our advisor, and its affiliates, including Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Cottonwood Real Estate Programs

General

All of our executive officers and two of our directors, and other key real estate professionals of our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect voting controlling interest (but not a controlling economic interest) in Cottonwood Residential O.P., LP, Cottonwood Residential II, Inc., our advisor, or their affiliates. These individuals have legal and other obligations with respect to Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc., or our advisor, and the shareholders and investors in such entities which are similar to their obligations to us. Thus, there may be conflicts of interest with respect to the officers’ and director’s obligations and duties to these entities and their obligations and duties to us and our affiliates. In the future, these persons may also form other real estate investment vehicles, to which they will have similar obligations.

All of our executive officers and some of our directors, and the key real estate professionals of our advisor are also officers, directors, managers, key real estate professionals, and/or holders of a direct or indirect controlling interest in or for:

•	Cottonwood Communities Advisors Promote, LLC, the entity which owns the incentive fee in us;

•	CC Advisors III, LLC, our advisor;

•	Cottonwood Communities Management, LLC, our property manager.

Some of these persons also serve as executive officers and directors, and the key real estate professionals in and for Cottonwood Residential O.P., LP’s other affiliates. As a result, such persons owe fiduciary duties to Cottonwood Residential O.P., LP and/or its affiliates. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored and advise the following real estate programs with investment objectives similar to ours:

•	Cottonwood Multifamily REIT I, Inc.

•	Cottonwood Multifamily REIT II, Inc.

•	Cottonwood Multifamily Opportunity Fund, Inc.

Conflicts of interest may arise between us and the programs that have not been liquidated and between us and future programs. As of the date of this prospectus, none of the above programs have been liquidated and are still operating. Thus, to the extent that we seek to acquire and lease assets in similar geographic markets, we will compete with the above programs. As of the date of this prospectus, Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. have completed their offerings and have invested substantially all of the proceeds from their offerings. Cottonwood Multifamily Opportunity Fund, Inc. has closed its offering and is still investing the proceeds. As of the date of this prospectus it has made an initial investment in a development project for a multifamily apartment community.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc. or other programs sponsored by such persons and affiliates of such persons. It is the intent of our advisor and us that our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Cottonwood real estate programs or affiliated entities own multifamily apartment communities. In such a case, a conflict could arise in the leasing of properties or apartment units in the event that we and another Cottonwood real estate program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Cottonwood real estate program or affiliated entity were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other Cottonwood real estate programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Cottonwood real estate programs and affiliated entities also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Cottonwood real estate programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and our board of directors, and the team of real estate professionals that our advisor and its affiliates has assembled for the day-to-day operation of our business. Cottonwood Residential O.P., LP and Cottonwood Residential II, Inc. and other investment programs managed and controlled by Cottonwood affiliates are also advised by many of the same real estate and management professionals as will future Cottonwood-sponsored programs. In addition, Cottonwood Capital Property Management II, LLC (a subsidiary of the sole member of our advisor) has acted as the sponsor to Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc., and Cottonwood Multifamily Opportunity Fund, Inc. In addition, through two different subsidiary entities, Cottonwood Communities Advisor, LLC acts as the advisor to Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. As a result of their interests in these and other Cottonwood- sponsored programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these real estate and management professionals will likely face conflicts of interest in allocating their time among us and Cottonwood -sponsored programs and other business activities in which they are involved. Our executive officers and our key real estate and management professionals are not obligated to devote a fixed amount of their time to us.

We believe that our executive officers and the other key real estate professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Cottonwood Residential O.P., LP programs are very similar, there are significant efficiencies created by the same team of individuals providing services to multiple programs.

Receipt of Fees and Compensation by our Advisor, Cottonwood Communities Advisors Promote, LLC and their Affiliates

Cottonwood Communities Advisors Promote, LLC receives a promotional interest equal to 15% of net income and cash distributions, but only after our common shareholders receive, together as a collective group, cumulative distributions in an amount sufficient to provide our common shareholders with a return of their invested capital plus a 6% cumulative, non-compounded annual return on their investment.

We have engaged CC Advisors III, LLC as our advisor and Cottonwood Communities Management, LLC, as our property manager. Both are affiliates of Cottonwood Residential O.P., LP and receive compensation for services as our advisor and property manager. This compensation arrangement could affect our judgment with respect to:

•	the continuation, renewal or enforcement of the advisory agreement between us, our subsidiaries and CC Advisors III, LLC;

•

acquisitions of properties and other investments, which entitle our advisor to asset management fees and possibly property management fees and may entitle our advisor to contingent acquisition fees, which contingent acquisition fees are based on the purchase price of the investment, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets, recommend riskier transactions to us or purchase assets that may not be in the best interest of our shareholders;

•

borrowings to acquire properties and other investments, which borrowings will increase the asset management fees payable to our advisor as well as potentially entitle the advisor to a contingent financing fee and an increased contingent acquisition fee;

•

decisions regarding the disposition of assets that would result in the termination of any property related fees as well as decreasing the asset management fees payable to our advisor, and may entitle Cottonwood Communities Advisors Promote, LLC to a promotional interest from our operating partnership;

•	offerings of equity by us, which will likely entitle our advisor to increased asset management fees and may entitle our advisor to increased contingent acquisition fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Cottonwood Communities Advisors Promote, LLC to a promotional interest from our operating partnership.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers or key professionals for:

•	CC Advisors III, LLC, our advisor;

•	Cottonwood Communities Management, LLC, our property manager; and

•	other Cottonwood real estate sponsored programs.

As a result, their loyalties to each of these programs, their shareholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Property Manager

Since properties and debt investments we acquire will likely be managed by Cottonwood Communities Management, LLC, to the extent we retain Cottonwood Communities Management, LLC, we will not have the benefit of negotiating fees with an independent property manager. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. See “Management—Other Affiliates.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of real property;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor;

•	whether and when we seek to merge with another entity or enter into a business combination with another entity; and

•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed multifamily apartment community investments and multifamily real estate-related assets as described above.

Other Charter Provisions Relating to Conflicts of Interests

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the contingent acquisition fee to 3% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions.

We will not purchase or lease assets in which our advisor, our sponsor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In the cases where a majority of our conflicts committee require and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain an appraisal of fair market value by independent experts selected by our conflicts committee. We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. We may in the future enter into transactions, including acquisitions, with other programs sponsored by our advisor and its affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our shareholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint venturers.

Limitation on Operating Expenses. On June 30, 2020, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Shareholders. Our charter requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common shareholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions.    On June 18, 2018, at the first joint meeting of the board of directors and the conflicts committee, our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members, as required by our charter.

INVESTMENT OBJECTIVES AND CRITERIA

General

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to shareholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

In general, board of directors may revise our investment policies, without the approval of our shareholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described below under “Investment Objectives and Criteria—Charter-Imposed Investment Limitations” without the concurrence of holders of a majority of the outstanding shares entitled to vote.

Multifamily Focus

We will use the proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets, including potential development projects, located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. Steady job growth, low unemployment, increased rentership rates, increasing household formation and aligned demographics provide the backdrop for strong renter demand. We believe that other factors impacting the prime United States renter demographic such as delayed major life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market support the value proposition for owning multifamily apartment communities.

Compelling Long-Term Investment. According to the National Council of Real Estate Investment Fiduciaries (NCREIF) research, since 1977 when NCREIF began tracking returns, the multifamily sector has generated superior returns compared to other major core real estate sectors (see below).

Source: National Council of Real Estate Investment Fiduciaries. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Only three of those years produced negative returns, while sector volatility remained lower relative to the average of other core sectors. Further, real estate total returns, and specifically private real estate, have historically displayed a low correlation to stocks and bonds, serving as a meaningful diversifier to portfolios. As such, we believe the multifamily sector provides attractive risk-adjusted return prospects relative to other core real estate sectors.

		Last 10 Years
Index	Notes	Correlation to Private Multifamily Real Estate
Private Multifamily Real Estate	1	1.00
Public U.S. Multifamily Real Estate	2	0.10
Public U.S. Real Estate	3	0.05
Public Real Estate (Excluding U.S.)	4	-0.13
Public Equities	5	0.01
Corporate Bonds	6	-0.01
Hedge Funds	7	-0.21

Sources: Bloomberg, NAREIT, NCREIF and S&P Global Market Intelligence. Our sponsor performed all calculations based on the referenced data.

Notes: As of December 31, 2018.

1)	Private Multifamily Real Estate is represented by the NCREIF Property Index—Apartments Only.
2)	Public U.S. Multifamily Real Estate is represented by the FTSE Nareit Equity Apartments total return index series.
3)	Public U.S. Real Estate is represented by the FTSE Nareit All-Equity REITs total return index series.
4)	Public Real Estate (Excluding U.S.) is represented by FTSE EPRA/Developed Ex-U.S. Index.
5)	Public Equities is represented by the S&P 500 Total Returns Index.
6)	Corporate Bonds is represented by the Barclays U.S. Aggregate Bond Index.
7)	Hedge Funds is represented by the Dow Jones Credit Suisse Hedge Fund Index.

Sustained Growth in Prime Renter Population. According to United States Census Bureau data, individuals under the age of 35 have the highest rentership rate with 64% renting rather than owning their homes (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Moreover, while this age group has a higher propensity to rent, United States Census Bureau data shows that the rentership rates for all age groups, other than those under age 25 who showed a higher propensity to move in with parents, increased from 2010 to 2018 (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

We also believe that favorable demographic trends under way will result in an increased demand for apartment housing. The echo-boom generation (commonly known as the “Millennial” generation; generally those born in the 1980s or 1990s) continues to enter the labor force, obtain their own housing for the first time and are members of the 20 to 34 years-old age group, the predominant renter age range (see below). Until 2024, it is expected that the individuals entering the prime renter demographic (ages 20 to 34) will outnumber those that are exiting the demographic.

Source: U.S. Census Bureau: Population Estimates (United States Residents Population ages 20 – 24, 25 – 29 and 30- 34); and 2017 National Population Projections (Table 1. Projected Population by Single Year of Age, Sex, Race, and Hispanic Origin for the United States: 2016 to 2060). Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Increased Rentership Rates and Household Formation. According to United States Census Bureau data, the United States rentership rate has steadily increased from historically low rates in the mid-2000’s. Since hitting a low of 31% in 2004, the rentership rate has increased to approximately 36% as of 2018. The recession most notably impacted household formation in the prime renter demographic.

Source: U.S. Census Bureau: Table 14. Quarterly Homeownership Rates for the U.S. and Regions: 1964 to Present. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

From the early 1980s until the Great Recession in 2008, on average 11.4% of young adults aged 25 to 34 lived with their parents. By 2018, the number of young adults in that age group living with parents increased to 16.8%. This population of young adults likely represents additional pent up demand for multifamily housing as these individuals begin to move out and create households.

Source: U.S. Census Bureau: Table AD-1. Young Adults, 18-34 Years Old, Living At Home: 1960 to Present. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Convenience of Apartment Living and Costs of Homeownership. Many households choose to rent given maintenance costs and other burdens associated with homeownership. In addition, the ability to vary location and the lease terms associated with renting provides flexibility that appeals to many households, particularly those in younger groups who prioritize mobility. During the current economic recovery, the ratio of median new home sale prices to median household incomes in the U.S. rose to it’s highest level in the last 40+ years to 5.4x in 2014, while still remaining at levels exceeding 5 times median household incomes. Data from the Bureau of Labor Statistics and Federal Housing Finance Agency show that since 1990, the house price index has risen 24% higher than that of the owner’s equivalent rent; suggesting that the cost of purchasing a home has outpaced increases in rent. Increases in interest rates could put affordability even more out of reach for many individuals. These trends place continued constraints on the ability of new households to purchase homes, and we believe support sustained demand for multifamily housing.

Source: U.S. Census Bureau: Median and Average Sale Price of Houses Sold; and Table H-6. Regions-by Median and Mean Income. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Sources: Federal Housing Finance Agency: U.S. and Census Division (Seasonally Adjusted and Unadjusted) January 1991—Latest Month; and Bureau of Labor Statistics: Owner’s Equivalent Rent of Residences in U.S. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Tightened Mortgage Credit Standards and Historically High Student Debt Levels. Heightened lender underwriting standards for home purchases and the increased burden of student debt should continue to drive demand for apartments. Since the end of the Great Recession, the average mortgage origination volume to sub-660 credit scores declined to 8.6% annually (down significantly from 24.0% at its peak in 2006). Furthermore, student debt levels have ballooned by more than 475% over the last 15 years, while 90+ day delinquencies have nearly doubled, creating further pressure on young adults to remain as renters.

Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Delayed Major Life Decisions. The secular trend of delaying certain major life decisions should strengthen demand for multifamily housing. The decision to marry or have children traditionally has pushed families towards purchasing a home. The average age of these major life events, male first marriage, female first marriage and female first child, have increased since the Great Recession from 27.5, 25.6, and 25.0, respectively, in 2007 to 29.5, 27.4 and 26.8, respectively, in 2017.

Sources: U.S. Census Bureau: Table MS-2. Estimated Median Age at First Marriage, by Sex: 1890 to the Present; Organisation for Economic Co-operation and Development: SF2.3 Age of mothers at childbirth and age-specific fertility; and Centers for Disease Control and Prevention: Table 1-6. Mean Age of Mother by Live-birth Order, According to Race and Hispanic Origin of Mother: United States, 1968-2003. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Post-recession Shortage of Residential Housing Supply. According to Census data, from 2010 to 2018, the United States housing market delivered 7.2 million new housing units compared to 9.2 million net new households created. There has been asymmetric delivery of supply across the U.S. resulting in some markets experiencing the early stages of oversupply, however, there remain several U.S. housing markets, and submarkets, with supply shortages that should deliver better than average rent growth due to supply constraints and high regulatory and/or capital markets barriers to new supply.

Source: U.S. Census Bureau: Table 7a. Annual Estimates of the Housing Inventory; and Table 13a. Monthly Household Estimates. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Robust Rental Growth Driven by Correlation to Job Market. Continued job growth across an increasingly diverse group of sectors and regions of the United States should contribute to notable growth in rental rates. Since 1997, non-agricultural employment has grown 1.0% per year, while effective rents have grown 2.6% per year (on average).

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

As shown in the table below, there is a strong correlation between rent growth and non-agricultural job growth.

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2018. Our sponsor created all graphs and calculations based on the referenced data.

Investment Portfolio

Expected Portfolio Structure. Our primary investment vehicle is the operating partnership. In certain circumstances, we may acquire assets through joint ventures, mergers or other types of business combinations. The investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. The strategy may also include mortgage and mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our shareholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to the shareholders in order to comply with REIT requirements.

Most transactions will be pursuant to purchase and sale agreements. However, we may also enter into contribution agreements whereby a holder of real estate desires to exchange the real estate for limited partner units in the operating partnership. If this occurs, we will amend the partnership agreement of our operating partnership.

Portfolio Allocation Targets. We seek to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We do not expect to be able to achieve the balance of these allocations until we have raised substantial proceeds in this offering. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, our board of directors may revise the targeted portfolio allocation from time to time, if it determines that a different portfolio composition is in our shareholders’ best interests.

Portfolio Location and Operations. We target properties located in major metropolitan areas in the United States that have, in the opinion of the advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not designate specific geographic allocations for the portfolio. Our advisor targets regions where it sees the best opportunities that support our investment objectives and attempts to acquire multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area). We have engaged Cottonwood Communities Management, LLC to manage our multifamily apartment communities and provide other related services.

Investment Philosophy and Life-Cycle

Investment Philosophy and Selection Process. Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process.

Location. From a geographic perspective, we have the competitive advantage of flexibility: we may invest where our advisor identifies unique opportunities, market dislocation or mispriced assets. Our Advisor generally targets investment locations with enduring value and high barriers to entry (such as time-consuming regulatory hurdles for new construction), and where minimal competitive supply is planned or under construction and there exist opportunities to buy assets below replacement cost. Buying an asset below replacement cost offers a margin of safety for property owners, typically, ensuring that no new construction will be completed until values rise to justify new (competing) product. Our advisor also seeks to anticipate broader market capital flows and invest where economic growth is expected to drive resident demand but new supply is not yet on the horizon. Additional investment location considerations by our advisor include:

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Local Industry and Employment. Certain employment sectors, such as financial services, information technology and healthcare, are better-positioned for higher employee earnings potential, enhancing price elasticity of rents.

•	Demographics. Locations with a higher concentration of the prime renter demographic with above average incomes will drive increased demand for renting apartments.

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Infill Locations. Sites within markets or sub-markets undergoing redevelopment programs, land recycling initiatives or that generally exhibit high barrier to entry characteristics offer, in the opinion of the advisor, better investment prospects over the long run.

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Accessibility to Key Attractions. Focus on local block-by-block details (the sub-market within a sub-market) during the investment selection process, including walkability scores, public transportation, crime rates, projected employment growth and access to popular dining, entertainment and retail venues as well as sought after school districts.

Time Horizon. Our portfolio will generally consist of illiquid real estate investments. Though we expect the average holding period for our stabilized operating assets to be between five and ten years, an asset within our investment portfolio may experience short-term fluctuations in value. Nonetheless, our advisor believes purchasing and holding assets in enduring locations will ultimately create long-term value and capital appreciation. Our structure allows us to hold assets for periods of time sufficient to withstand short-term market volatility.

Asset-Specific Attributes. The management team of our advisor has extensive experience investing in, and managing institutional multifamily apartment communities. The advisor investigates each investment opportunity in the context of comparable communities to assess relative market position, functionality, suite of amenity offerings, unit-specific features and obsolescence. Site inspections are an important aspect of the advisor’s underwriting process. For example, under-managed or under-capitalized assets represent a unique investment opportunity to stabilize and/or refurbish the community to maximize operating performance and long-term value.

Leverage. Downside risk of short-term fluctuations in market values or cash flow can be mitigated by using appropriately conservative leverage policies. Excess leverage during market corrections often result in property owners being forced to sell or liquidate assets at inopportune times. We expect to finance the purchase of our stabilized multifamily apartment communities using a loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level.

Due Diligence Process. Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (physical, market, financial, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas:

Financial Due Diligence. A preliminary review of each investment opportunity will be conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions are developed from analysis of historical operating performance, communications with management, and analysis of research reports generated from real estate brokerage firms, investment banks, consultants and other pertinent resources. The advisor will also leverage a broad network of contacts in developing investment projections, such as strategic partners, local developers, appraisers, industry experts, third-party consultants, outside counsel, accountants and tax advisors. As necessary, third-party accounting consultants may be used to review relevant books and records, confirm cash flow information provided by a seller and conduct other similar types of analysis.

Physical Due Diligence. The advisor will hire third-party consultants, as necessary, to prepare reports on environmental and engineering matters. Conclusions from such consultants’ reports may influence the financial projections for an investment or lead the advisor to terminate the pursuit of an investment. Our advisor and/or property manager will also spend time in the surrounding market and visit competitive properties to better understand market dynamics.

Legal and Tax Due Diligence. The advisor will work closely with outside counsel to review diligence materials and negotiate applicable legal and property specific documents pertaining to any investment opportunity. The scope of legal and tax diligence will be broad and include (as appropriate) review of property title and survey, existing and/or new loan documents, leases, management agreements and purchase contracts. Additionally, the advisor will work with tax advisors to structure investments in an efficient manner.

Financing Strategy. We intend to finance the purchase of multifamily apartment communities with proceeds of this offering and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our shareholders. We target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

Asset and Property Management; Operations. The advisor directly oversees the asset management of our investment portfolio. Our advisor’s responsibilities include strategic asset management initiatives such as capital enhancing projects and/or repositioning of an investment, identification of asset or portfolio-level risks or opportunities and the dedication of appropriate resources for potentially underperforming investments. The advisor’s role as asset manager serves as a risk-management control function, helping diagnose problems or identify opportunities at an early stage and develop creative solutions to focus attention where it is needed most.

The advisor works closely with our property manager(s) to oversee day-to-day operations of our stabilized operating communities. Our property manager(s) assists our advisor in developing and aggregating community-level projections, pricing strategies, marketing campaigns and expense management initiatives, and synthesizing data into management reports and analysis to streamline the management of our investment portfolio and financial reporting.

Exit Strategies and Disposition Process. Our advisor underwrites long-term hold periods for our investments (generally, five to ten years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor seeks to avoid investment return profiles for stabilized multifamily apartment communities that depend primarily on significant appreciation, and evaluates development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth.

From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us. Our advisor and property manager closely monitor market conditions and any decision to sell an investment (earlier or later than, or in-line with, underwritten expectations) will depend on a variety of factors. For example, the hold period may be influenced by events such as an anticipated change in the regulatory landscape in the jurisdiction in which the investment is located or an unfavorable expected shift in the investment’s sub-market that may limit future potential upside for the investment. Similarly, the current value or status of the investment’s business plan may influence an investment’s hold period. For example, the advisor may consider current market values relative to underwritten values as well as the opportunity cost of selling the investment immediately or holding the investment for a longer period of time relative to the status of any value creation plan that was established at acquisition.

Upon making the decision to sell an individual asset, portfolio of assets or the entire investment portfolio, our advisor generally believes that a broadly marketed sale through appropriate channels will maximize value for our shareholders. However, in the board of directors’ and advisor’s discretion, the advisor may pursue a one-off or private sale where it is believed that such execution will result in a more favorable outcome for us. In situations where we select a third-party brokerage firm to market an asset, our advisor will endeavor to select the best-in-class firm in order to maximize value for us.

We currently anticipate holding and managing our investments until August 13, 2028 at the latest. Our charter requires that if we do not list our shares of common stock on a national securities exchange by August 13, 2028, we must either seek shareholder approval of the liquidation of the company; or postpone the decision of whether to liquidate the company if a majority of the board of directors determines that liquidation is not then in the best interests of our shareholders.

We are not, however, required to provide our shareholders a liquidity event by a specified date or at all. If a majority of the board of directors does determine that liquidation is not then in the best interests of our shareholders, our charter requires that the board of directors revisit the issue of liquidation at least annually. Further postponement of listing or shareholder action regarding liquidation would only be permitted if a majority of the board of directors again determined that liquidation would not be in the best interest of our shareholders. If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our shareholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

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invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

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make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each shareholder of the risks associated with direct ownership of the property, (b) our board of directors offers each shareholder the election of receiving such in kind distributions and (c) in kind distributions are made only to those shareholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations under the Investment Company Act of 1940

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored by Cottonwood Residential Inc., Cottonwood Residential O.P., LP and their affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix C of this prospectus. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Experience and Background of Cottonwood Residential O.P., LP

Our advisor, CC Advisors III, LLC, is a recently formed affiliate of Cottonwood Residential O.P., LP. Prior to September 2018, Cottonwood Residential, Inc., formed on September 24, 2009, was the sole general partner of Cottonwood Residential O.P., LP. Cottonwood Residential II, Inc. was added as a general partner of Cottonwood Residential O.P., LP following a decision by Cottonwood Residential, Inc. to commence a plan to liquidate and restructure its subsidiaries, including Cottonwood Residential O.P., LP.

Cottonwood Residential, Inc. did all of its investing through Cottonwood Residential O.P., LP, its operating partnership. Following the implementation of Cottonwood Residential, Inc.’s plan to liquidate and the admission of Cottonwood Residential II, Inc. as a general partner of Cottonwood Residential O.P., LP, Cottonwood Residential II, Inc. will manage the investing activities of Cottonwood Residential O.P., LP. Since Cottonwood Residential O.P., LP’s formation in 2009, Cottonwood Residential O.P., LP, has grown into an industry-leading, fully integrated, national multifamily platform. As of December 31, 2018, Cottonwood Residential O.P., LP provides property and asset management services to a platform of multifamily assets representing approximately 15,300 multifamily apartment units across 13 states with over $2.0 billion in value.

Cottonwood Residential O.P., LP also has a significant investment platform, holding ownership interests in 29 multifamily apartment communities and other related assets, 25 properties of which represent approximately 7,200 existing units, and 4 properties under development which represent approximately 1,000 additional units, all of which account for approximately $950.0 million in total gross asset value as of December 31, 2018. Since the formation of Cottonwood Residential, Inc.’s and Cottonwood Residential O.P., LP’s investment platform in 2009, Cottonwood Residential, Inc. and Cottonwood Residential O.P., LP have secured capital commitments through contributions by direct property owners, broker-dealer networks and institutional investors totaling over $700 million.

Cottonwood Residential O.P., LP secured a $127 million commitment in 2011 and an additional $25 million commitment in 2014 from affiliates of FrontRange Capital Partners and Equity Resource Investments to capitalize on attractive multifamily investment opportunities within its managed platform. In addition, in 2015, Cottonwood Residential, Inc. secured an additional $52.5 million debt commitment and $52.5 million equity commitment from Equity Resource Investments. In 2018, Cottonwood Residential O.P., LP repaid all of the outstanding debt and equity investments made by FrontRange Capital Partners and Equity Resource Investments.

Prior Performance of Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their Affiliates

Cottonwood Residential O.P., LP has become the manager of 11 limited liability companies which were formed to accept the contribution of tenant in common interests in multifamily apartment communities formerly owned by tenant in common owners or which were converted from Delaware statutory trusts. These limited liability companies accepted the contribution of undivided interests in real estate in exchange for limited liability company interests. Approximately 76 investors participated in these limited liability companies. All of the limited liability companies acquired multifamily apartment communities, of which eight were located in the southeastern United States, two were located in the southwestern United States and one was located in the northwestern United States. All of the properties were previously owned. As of December 31, 2018, six of the properties have been sold.

Cottonwood Residential O.P., LP also sponsored the formation of two tenant in common structures. One of these programs was formed in 2015 to acquire a property located in Buford, GA with one investor who contributed approximately $9M to acquire a 20% interest in the property. During 2018, Cottonwood Residential O.P., LP acquired this investor’s interest in the property and now owns 98.7% of the property. The other program was formed in 2017 to acquire a property located in St. Petersburg, FL with two investors who contributed approximately $23M to acquire a 79.5% equity interest in the property. The property had previously been 100% owned by Cottonwood Residential O.P., LP.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, sponsored Cottonwood Multifamily REIT I, Inc. Cottonwood Multifamily REIT I, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from May 2016 through April 2017, raising the full offering amount from approximately 1,300 investors. It has acquired interests in three multifamily apartment communities, one located in Florida, one located in North Carolina and one located in Georgia. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT I, Inc. was approximately $126,796,500. The properties were acquired using permanent financing in the amount of approximately $89,900,000 (of which $80,910,000 is allocable to Cottonwood Multifamily REIT I, Inc.’s interest in the properties). Cottonwood Multifamily REIT I, Inc. reached the minimum offering amount on September 2, 2016 and has made daily distributions in the amount of $0.001571038 per day since that time. Distributions have been paid each month beginning October 2016. See Appendix C, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP also sponsored Cottonwood Multifamily REIT II, Inc. Cottonwood Multifamily REIT II, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from July 2017 through August 2018, raising the full offering amount from approximately 1,100 investors. It has acquired interests in two multifamily apartment communities, one located in Massachusetts, and one located in North Carolina. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT II, Inc. was approximately $100,177,000. The properties were acquired using permanent financing in the amount of approximately $71,760,000 (of which approximately $54,834,000 is allocable to Cottonwood Multifamily REIT II, Inc.’s interest in the properties). Cottonwood Multifamily REIT II, Inc. reached its minimum offering amount on September 27, 2017 and has made daily distributions in the amount of $0.0014383562 per day since that time. Distributions have been paid each month beginning October 2017. See Appendix C, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, also sponsored Cottonwood Multifamily Opportunity Fund, Inc. Cottonwood Multifamily Opportunity Fund, Inc. launched its $50.0 million offering in November 2017 and as of the date of the prospectus its offering is fully subscribed. It has made an initial investment in a development project for a multifamily apartment community.

The following table sets forth information regarding these 11 limited liability companies, two tenant in common transactions, Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc. and Cottonwood Multifamily Opportunity Fund, Inc.

Name of Program	Type of Program	Launch Year	Program Status
Pavilions	Limited Liability Company	2011	Operating
Lily Flagg	Limited Liability Company	2011	Closed/Sold
Waterford Creek	Limited Liability Company	2012	Closed/Sold
Appling Lakes	Limited Liability Company	2012	Closed/Sold
Midtown Crossing	Limited Liability Company	2013	Closed/Sold
Brook Highland Place	Limited Liability Company	2013	Closed/Sold
Toscana	Limited Liability Company	2015	Operating
Scott Mountain	Limited Liability Company	2015	Operating
Courtney Oaks	Limited Liability Company	2015	Operating
Sanctuary	Limited Liability Company	2015	Closed/Sold
Summer Park	Tenant in Common	2015	Closed
Arbors at Fairview	Limited Liability Company	2016	Closed/Sold
Cottonwood Multifamily REIT I, Inc.	REIT	2016	Operating
Cottonwood Multifamily REIT II, Inc.	REIT	2017	Operating
Cottonwood Bayview	Tenant in Common	2017	Operating
Cottonwood Multifamily Opportunity Fund, Inc.	REIT	2017	Operating

Neither Cottonwood Residential, Inc., nor Cottonwood Residential O.P., LP, nor their affiliates have sponsored any prior public programs that disclosed a liquidity event date. See Appendix C, Table III, Annual Operating Results of Prior Real Estate Programs for information regarding the last five programs sponsored by Cottonwood Residential O.P., LP.

Cottonwood Capital, LLC, which became a subsidiary of Cottonwood Residential O.P., LP in 2011, was formed in 2005 for the purpose of offering tenant in common interests in multifamily residential apartment communities. Cottonwood Capital, LLC or its affiliates sponsored 17 tenants in common programs. These prior tenants in common programs raised more than $157 million from over 419 investors. Purchasers who participated in more than one prior tenant in common program were counted as an investor for each such program. The tenant in common programs purchased 17 properties for an aggregate purchase price of more than $412 million, of which 4 were located in the southeastern United States, 9 were located in the southwestern United States, 1 was located in the northwestern United States and 3 were located in the western United States. All of the properties were previously owned. All of the properties were multifamily residential properties. Of these 17 programs, 13 have been sold as of December 31, 2018. The following table sets forth information regarding the 17 tenants in common programs.

Name of Program	Type of Program	Launch Year	Program Status
Northwest Corners	Tenant in Common	2005	Closed/Sold
Scott Mountain	Tenant in Common	2005	Closed
Tramore Village	Tenant in Common	2005	Closed/Sold
Camelot	Tenant in Common	2006	Closed/Sold
Valencia Park	Tenant in Common	2006	Closed/Sold
Fox Point	Tenant in Common	2006	Operating
Greenbrier	Tenant in Common	2006	Closed/Sold
Water Song	Tenant in Common	2007	Closed/Sold
Cottonwood Apartments	Tenant in Common	2007	Closed
West Town	Tenant in Common	2007	Closed/Sold
Gables Apartments	Tenant in Common	2007	Closed/Sold
Arbors at Windsor Lake	Tenant in Common	2008	Closed/Sold
Regatta	Tenant in Common	2008	Closed
Oak Ridge	Tenant in Common	2008	Closed/Sold
Copperfield	Tenant in Common	2008	Closed/Sold
Blue Swan	Tenant in Common	2008	Closed/Sold
Arbor Crossing	Tenant in Common	2009	Closed/Sold

See Appendix C, Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations, for information regarding the last five real estate programs that have been sold.

Prior Programs with Adverse Results

The following is a summary of the prior real estate programs of Cottonwood Capital, LLC and its affiliates as of December 31, 2018 that have experienced adverse results.

Copperfield, a multifamily apartment community located in San Antonio, Texas, was acquired in September, 2008 and sold by the tenant in common owners in September, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity invest of -0.98%.

Tramore Village, a multifamily apartment community located in Austell, Georgia, was acquired in December, 2005 and sold by the tenant in common owners in June, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -0.29%.

Valencia Park, a multifamily apartment community located in Norcross, Georgia, was acquired in March, 2006 and sold by the tenant in common owners in March, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -12.95%.

In addition, the prior real estate programs listed above were established from 2005 to 2009. In 2008, the United States economy experienced a significant recession. Real estate values in the United States were severely impacted. As a result of the recession, all of the prior real estate programs, at one or more times, failed to meet the projected distribution initially made by Cottonwood Capital, LLC and its affiliates with respect to such investment. See Appendix C, Table III Annual Operating Results of Prior Real Estate Programs and Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations for more detailed information regarding the performance of some of the prior real estate programs. All prior programs for which anticipated liquidation dates were set forth in the original offering document, and for which such dates have passed, were liquidated on or before the anticipated liquidation date.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Cottonwood Communities,” “we,” “our,” and “us” mean only Cottonwood Communities, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the United States Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Cottonwood Communities, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of United States federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security,” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common stock will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Cottonwood Communities

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2019. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion that our organization and current and proposed method of operation will enable us to be taxed as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2019. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Federal Income Tax Considerations—Taxation of Cottonwood Communities—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Federal Income Tax Considerations—Taxation of Cottonwood Communities —Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our shareholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a corporation. In general, the income that we generate is taxed only at the shareholder level upon distribution to our shareholders.

Certain domestic shareholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37.0%. See “ —Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.” However, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The Internal Revenue Service has issued proposed regulations that would affect an individual shareholder’s ability to claim this deduction if our stock has not been held for at least 45 days prior to the payment of the dividend. Individual shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

Any net operating losses and other tax attributes generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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The earnings of our subsidiaries are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations. We will also be subject to this rule with regard to assets acquired by us before the effective date of our REIT election that have appreciated.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we intend to elect to be taxed as a REIT for our taxable year ending December 31, 2019.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Under rules applicable to U.S. federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Such rules could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Asset Tests” and “Income Tests.”

Taxable REIT Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of United States federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Note that the 100% tax will also apply to “redetermined services income,” i.e. non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents). We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis.

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First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property or on interest in real property, including interest income derived from mortgage loans secured by real property, “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets (other than a non-qualified publicly offered REIT debt instrument), as well as specified income from temporary investments.

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Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. However, for purposes of the 75% income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that we derive income from the rental of real property (discussed below) where all or a portion of the amount of rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the lessee. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met.

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If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease.

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The amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

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We generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

•	We must not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (3) to manage risk with respect to the extinguishment of certain indebtedness or the disposition of certain property relating to prior hedging transactions described in (1) or (2) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets.

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First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, United States government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. To the extent that rent attributable to personal property is treated as rents from real property under the Internal Revenue Code, such personal property will be treated as a “real estate asset” for purposes of the 75% asset test. Further, a debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

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Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class; provided that not more than 25% of the value of our assets may consist of debt instruments issued by publicly offered REITs.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

•	Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

•	Fifth, not more than 25% of the value of a REIT’s assets may consist of nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Independent appraisals may not be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our shareholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of certain specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for dividends to be counted for this purpose for a REIT that is not “publicly offered”, and to provide a tax deduction for such REIT, the dividends must not be “preferential dividends.” A dividend is not a preferential dividend if the dividend is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. These preferential dividend rules do not apply to a publicly offered REIT. We believe that we will be a publicly offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements, noting that net operating loss carryovers can only offset at most 80% of taxable income (but such losses can be carried forward indefinitely). Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Income Tests” and “Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic shareholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified distributions received by domestic shareholders that are individuals, trusts and estates from taxable C corporations, provided individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective federal income tax rate on such dividend. Such shareholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Federal Income Tax Considerations – Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders that are individuals, trusts and estates, and 21% in the case of shareholders that are corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for taxable domestic shareholders who are individuals, trusts or estates, to the extent of certain previously claimed depreciation deductions.

For purposes of determining the portion of distributions on separate classes of securities that will be treated as dividends for United States federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred stock before being allocated to other distributions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions do not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distributions that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Federal Income Tax Considerations – Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, a taxable domestic shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the taxable domestic shareholder has held our stock for more than one year. Otherwise, the taxable domestic shareholder must treat any such gain or loss as short-term capital gain or loss. However, a taxable domestic shareholder must treat any loss upon a sale or exchange of our stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such shareholder treats as long-term capital gain. All or a portion of any loss that a taxable domestic shareholder realizes upon a taxable disposition of our stock may be disallowed if the United States shareholder repurchases our stock within 30 days before or after the disposition.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to the distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders as long term capital gains or unrecaptured section 1250 gains. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a taxable domestic shareholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the Internal Revenue Service. While these regulations are directed towards “tax shelters,” they were written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax. A United States person that is an individual is subject to a 3.8% tax on the lesser of (i) the United States person’s “net investment income” for the relevant taxable year and (ii) the excess of the United States person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. The temporary 20% deduction with respect to ordinary REIT dividends received by non-corporate taxpayers is likely not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to 3.8% Medicare tax, which is imposed under Chapter 2A of the Internal Revenue Code. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Taxation of Foreign Shareholders

The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-United States holders. A non-United States holder is any person other than:

•	a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or

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a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for United States federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of United States federal income and estate taxation. In addition, certain “qualified shareholders” and “qualified foreign pension plans” may be subject to certain statutory exemptions as discussed herein. Such shareholders are urged to consult their own tax advisors concerning the availability of such exemptions.

Ordinary Dividends. The portion of distributions received by non-United States holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a United States trade or business of the non-United States holder, will be subject to United States withholding tax at the rate of 30%, unless reduced or eliminated by treaty. As required by Internal Revenue Service guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-United States holders will not be considered to be engaged in a United States trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-United States holder’s investment in our stock is, or is treated as, effectively connected with the non-United States holder’s conduct of a United States trade or business, the non-United States holder generally will be subject to United States federal income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such distributions. Such income must generally be reported on a United States income tax return filed by or on behalf of the non-United States holder. The income may also be subject to the 30% branch profits tax in the case of a non-United States holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a USRPI, distributions that we make that are not out of our earnings and profits will generally not be subject to United States income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-United States holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the shareholder’s proportionate share of our earnings and profits, plus (b) the shareholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Distributions. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (unless an exemption applies), a distribution that we make to a non-United States holder, to the extent attributable to gains from dispositions of United States Real Property Interests, or USRPIs, that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a United States trade or business of the non-United States holder and will be subject to United States income tax at the rates applicable to United States individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Shareholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a United States trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-United States holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-United States holder that are attributable to dispositions of our assets other than USRPIs are not subject to United States federal income or withholding tax, unless (1) the gain is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder would be subject to the same treatment as United States holders with respect to such gain or (2) the non- United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-United States holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a United States trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Shareholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-United States holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, our distributions that are not distributions out of our earnings and profits will generally not be subject to United States income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the non-United States holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described above, our dividends in excess of the sum of our earnings and profits plus the shareholder’s basis in shares of our common stock will be taxed FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Non-United States holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs during the testing period, then the REIT will be a United States real property holding corporation (and our stock will constitute a USRPI absent an exemption). We believe that we are, and will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-United States shareholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” However, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-United States shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-United States holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which distribution would, but for the disposition, have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-United States shareholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-United States shareholder sells such stock.

Under that exception, the gain from such a sale by such a non-United States shareholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-United States shareholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that our common stock to be issued in this offering will not be regularly traded on an established securities market.

A sale of our common stock by a “qualified shareholder” or a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold, directly or indirectly, more than 10% of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-United States shareholder would be taxed on that gain in the same manner as United States shareholders, subject to applicable alternative minimum tax in the case of nonresident alien individuals. If we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-United States shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of common stock also may be required to withhold 15% of the purchase price and remit this amount to the Internal Revenue Service on behalf of the selling non-United States shareholder.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-United States holder in two cases: (i) if the non-United States holder’s investment in our stock is effectively connected with a United States trade or business conducted by such non-United States holder, the non-United States holder will be subject to the same treatment as a United States shareholder with respect to such gain, or (ii) if the non-United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to United States federal estate tax.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on certain types of payments (including dividends on our stock) made to “foreign financial institutions” and certain other non-United States entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. While FATCA also technically imposes a 30% withholding tax on gross proceeds from the sale of our stock commencing on January 1, 2019, the Treasury Department released proposed Treasury Regulations which, if finalized in their present form, would eliminate the FATCA withholding on payments of such gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding this legislation.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt shareholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. As required by Internal Revenue Service guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic shareholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-United States shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States shareholder resides under the provisions of an applicable income tax treaty. A non-United States shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-United States shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-United States shareholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the United States Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local, or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local, or foreign tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local, and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations – Taxation of Shareholders – Taxation of Tax-Exempt Shareholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan are held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan Investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan Investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our board of directors, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction), could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section  408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent shareholders of our common stock.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Our common stock is held by 100 or more independent shareholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plan investors is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and the Plan Assets Regulation and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies this 50% assets requirement on the date it first makes a long-term investment (the “initial valuation date”), it will be considered a real estate operating company or a venture capital operating company, as the case may be, for the entire period beginning on the initial valuation date and ending on the last day of the first annual valuation period, provided that it actually exercises its management rights during such entire period. An “annual valuation period” is a pre-established annual period of not more than 90 days, and the first annual valuation period must begin no later than the anniversary of the initial valuation date. For subsequent periods, the entity must satisfy the 50% of assets test at some time during each annual valuation period and must exercise its management rights during the following 12 months. We believe that we will qualify for the real estate operating company exception; however, we have not obtained an opinion of counsel regarding such qualification.

Other Prohibited Transactions

Regardless of whether the shares qualify for an exception under the Plan Assets Regulation, a prohibited transaction could occur if we, any selected broker-dealer or any affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.”

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Initially we will report the net investment amount of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table, as our estimated value per share. No later than May 17, 2021, we will provide an NAV per share as our estimated value per share. This value will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service . Once we announce an NAV per share, we generally expect to update the NAV per share annually.

We can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary of the description of our capital stock. Copies of our charter and bylaws are filed as exhibits to this registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue: (i) 1,000,000,000 shares of common stock, $0.01 par value per share and (ii) 100,000,000 shares of preferred stock of the total shares of common stock authorized, 500,000,000 shares are classified as Class A shares and 500,000,000 are classified as Class T shares. As of October 4, 2019, we had approximately 7,180,000 shares of our common stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

Unless otherwise specified, the description of our common stock refers to both our Class A and Class T shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a shareholder vote, including the election of directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred shareholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to shareholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each shareholder and the number of shares that the shareholder holds. With respect to uncertificated stock, we will continue to treat the shareholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

With respect to each authorized and declared distribution, each outstanding share of common stock shall be entitled to receive the same amount.

Class A Shares

Our advisor pays the dealer manager selling commissions of up to 6% of the gross primary offering proceeds from the sale of our Class A common stock, all of which may be reallowed to participating broker-dealers. In addition, our advisor also pays the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. No upfront or deferred selling commissions or dealer manager fees are paid for Class A shares sold under our distribution reinvestment plan.

Class T Shares

Our advisor pays the dealer manager selling commissions of up to 3% of the gross primary offering proceeds from the sale of our Class T common stock, all of which may be reallowed to participating broker-dealers. In addition, our advisor also pays the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds from the sale of our Class T common stock as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. No upfront or deferred selling commissions or dealer manager fees are paid for Class T shares sold under our distribution reinvestment plan.

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, our advisor will pay the dealer manager a deferred selling commission with respect to our outstanding Class T shares sold in the primary offering equal to 1.0% per annum of the estimated value per share for the Class T share for three years from the date on which such share is issued.

The deferred selling commission will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous three years of such date and be paid monthly in arrears. The dealer manager will reallow all of the deferred selling commissions to participating broker-dealers and servicing broker-dealers as described below. Class T shares purchased pursuant to our distribution reinvestment plan or received as a stock dividend are not subject to a deferred selling commission. Because our advisor has agreed to pay the deferred selling commissions and other underwriting compensation on our behalf without reimbursement by us, the deferred selling commission will have no impact on us or on holders of our Class T shares.

Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission with respect to each Class T share sold in that primary offering will cease, on the date when we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made. We cannot predict if or when certain of the foregoing events will occur. If we redeem a portion, but not all of the Class T shares held in a shareholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a shareholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Shareholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion of each Class T share will be on a one-for-on basis, as we expect the NAV per share of each Class A share and Class T share will be the same as there are currently no class-specific expenses associated with the different share classes.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common shareholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of shareholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common shareholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of shareholders entitled to cast 50% of all the votes entitled to be cast at any shareholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take shareholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common shareholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 and Section 3-403 of the Maryland General Corporation Law do require board approval in order to amend our charter or dissolve, respectively. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common shareholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our conflicts committee will review our advisory agreement with our advisor annually. While the shareholders do not have the ability to vote to replace our advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Shareholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•

by a shareholder who gives notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual shareholders’ meeting.

Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of shareholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make shareholders unable to nominate directors or propose new business. The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders.

Inspection of Books and Records

Under Maryland law, a shareholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of shareholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common shareholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this shareholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common shareholder or his or her designated agent upon request of the shareholder and we will mail this list to any common shareholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Shareholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. The purposes for which shareholders may request this list include matters relating to their voting rights. Each common shareholder who receives a copy of the shareholder list will keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the shareholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor or board, as the case may be, will be liable to the common shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list and any actual damages suffered by any common shareholder for the neglect or refusal to produce the list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is not for a proper purpose but is instead for the purpose of securing such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that the request is not for a commercial purpose unrelated to the shareholder’s interest in our company. The remedies provided by our charter to shareholders requesting copies of the shareholder list are in addition to, and do not in any way limit, other remedies available to shareholders under federal law, or the law of any state. As the operations of our operating partnership will be conducted by us, an inspection of the books and records would include an inspection of the books and records of our operating partnership.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our shareholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and “Plan of Distribution—Minimum Purchase Requirements.” All subsequent sales must comply with applicable state and federal securities laws.

Distributions

We expect to pay distributions on a monthly basis. As further described below, during the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. Through June 30, 2019, we have paid distributions with offering proceeds. In the discretion of our board of directors, these distributions may be authorized and declared based on daily record dates or a single record date as of the end of the month. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to shareholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our shareholders.

Generally, our policy is to make distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our shareholders each year. See “Federal Income Tax Considerations – Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Tender Offer by Shareholders

Our charter provides that any tender offer made by a shareholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our shareholders to conduct a tender offer to another shareholder, our charter requires that the shareholder comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any shareholder initiating a tender offer to provide:

•	specific disclosure to shareholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow shareholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all shareholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to shareholders should they attempt to conduct a noncompliant tender offer. If any shareholder initiates a tender offer without complying with the provisions set forth above, all tendering shareholders will have the opportunity to rescind the tender of their shares to the non-complying offeror within 30 days of our provision of a position statement on such non-compliant tender offer to shareholder. The noncomplying shareholder shall also be responsible for all of our expenses in connection with that shareholder’s noncompliance.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers, and issuances or reclassifications of equity securities. An “interested shareholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of shareholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our bylaws may be amended by our shareholders or the board of directors.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of common stock. Purchases pursuant to our distribution reinvestment plan will be in the same class of shares as the shares for which such shareholders received the distributions that are being reinvested. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common shareholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a soliciting dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all of your distributions reinvested through the distribution reinvestment plan. You may change your election at any time by completing a new enrollment form or other form provided for that purpose.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates and will be in the same class of shares as the shares for which such shareholder received the distributions that are being reinvested. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase prices for both classes of shares purchased under the distribution reinvestment plan is $10.00 per share. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share. We expect to establish an NAV per share no later than May 17, 2021.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Fees and Commissions and Use of Proceeds

No upfront or deferred selling commissions or dealer manager fees are payable on shares sold under the distribution reinvestment plan. We use the proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures related to our investments in multifamily apartment communities and multifamily real estate-related assets;

•	reserves required by any financings of our investments;

•	acquisition of assets; and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Shareholders.” We will withhold 24% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our share repurchase program, you will not be terminated from participating in the distribution reinvestment plan unless you indicate your desire to terminate your participation on your share repurchase form. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants, except we may not amend the distribution reinvestment plan to remove the right of a shareholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. Subject to the limitations discussed below and in further detail in our share repurchase program document, repurchases will be made in the discretion of our board of directors. The terms on which we repurchase shares differs between repurchases upon the death or “complete disability” (as defined in the share repurchase program) of the shareholder (collectively referred to as “Exceptional Repurchases”) and all other repurchases (referred to as “Ordinary Repurchases”).

Eligible Shareholders

Our share repurchase program is intended to provide limited interim liquidity for our shareholders until a secondary market develops for our shares of common stock, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Our share repurchase program is generally available only for shareholders who have held their shares for at least one year and who acquired their shares directly from us or received their shares (directly or indirectly) through one or more non-cash transactions. In other words, once our shares are transferred for value by a shareholder, the transferee and all subsequent holders of the shares are not eligible to participate in our share repurchase program. These limits may prevent us from accommodating all repurchase requests made in any year.

There is no one-year holding requirement with respect to Exceptional Redemptions. In addition, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding requirement in the event of other exigent circumstances such as bankruptcy or a mandatory distribution requirement under a shareholder’s IRA.

Redemption Prices

In the case of Ordinary Repurchases, upon the request of a shareholder, repurchases will be made in the discretion of our board of directors and at the following repurchase prices:

1. Beginning on the first anniversary of the acquisition date and prior to the third anniversary of the acquisition date, the purchase price for the repurchased shares will be equal to 85% of the estimated value per share;

2. Beginning on the third anniversary of the acquisition date and prior to the fifth anniversary of the acquisition date, the purchase price for the repurchased shares will be equal to 90% of the estimated value per share; and

3. Beginning on the fifth anniversary of the acquisition date and every year thereafter, the purchase price for the repurchased shares will be equal to 95% of the estimated value per share.

In the case of Exceptional Redemptions, upon the request of a shareholder or his or her estate, heir or beneficiary, repurchases will be made in the discretion of our board of directors and at the following repurchase prices:

1. Until the second anniversary of the acquisition date, the purchase price for the repurchased Shares will be equal to 95% of the estimated value per share; and

2. Following the second anniversary of the acquisition date, the purchase price for the repurchased Shares will be equal to the estimated value per share.

For the purposes of our share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser of the shares bought its shares from us, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding. We plan to establish an estimated NAV per share of our common stock based on valuations of our assets and liabilities no later than May 17, 2021, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to our share repurchase program. For more details on how our board of directors will determine the NAV, see “Risk Factors – Risks Related to This Offering and Our Corporate Structure.”

For purposes of determining the time period a redeeming shareholder has held each share, the time period begins as of the acquisition date; provided, that the shares purchased by the redeeming shareholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate.

Limitations on Redemptions

There are several limitations on our ability to repurchase shares under our share repurchase program:

•	Unless the shares are being repurchased in connection with an Exceptional Redemption, we generally may not repurchase shares unless the shareholder has held the shares for at least one year.

•	During any calendar year, we may repurchase no more than 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year (the “5% Limit”).

•

During any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year (the “DRP Limit”). Notwithstanding anything contained in this paragraph to the contrary, we may increase or decrease the funding available for the redemption of shares pursuant to our share repurchase program upon 15 days’ notice to our shareholders. We may provide notice by including such information (i) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, (ii) in a separate mailing to shareholders, or (iii) during this offering, in a prospectus supplement.

•

We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Special Provisions for Exceptional Repurchases

Repurchase upon complete disability will only be available to shareholders who become completely disabled after the purchase of their shares. If the shares are purchased by joint owners, the repurchase upon complete disability or death will be available when either joint owner first becomes completely disabled or dies.

Our board of directors, in its sole discretion, will determine in good faith whether a shareholder becomes completely disabled based on the definition of “disabled” under the federal Social Security Act. The federal Social Security Act generally defines disabled or disability as the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment(s) that either (i) can be expected to result in death or (ii) has lasted or that we can expect to last for a continuous period of not less than 12 months. Our board of directors may rely on a determination made by the Social Security Administration’s office in the shareholder’s state in making its determination that the shareholder’s medical condition is considered a disability under the Social Security Act.

General Terms for Repurchase

Unless otherwise approved by our board of directors in its sole discretion, we will repurchase shares on the last business day of each quarter; provided, however we will not repurchase shares on the same day we make a dividend payment. Qualifying shareholders who desire to redeem their shares would have to give written notice to us by completing a repurchase request form and returning it to us at Cottonwood Communities, Inc., c/o DST Systems, Inc. We or our transfer agent must receive your written request for repurchase at least five business days before the repurchase date in order for us to repurchase your shares on the repurchase date.

If we could not repurchase all shares presented for repurchase in any quarter in which we are repurchasing shares, then we will repurchase all shares on a pro rata basis during the relevant quarter. If we did not completely satisfy a shareholder’s repurchase request on a repurchase date because we or our transfer agent did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the shareholder withdrew his or her request before the next date for repurchases. Any shareholder could withdraw a repurchase request upon written notice to us if such notice were received by us at least five business days before the date for repurchases.

In general, and unless otherwise approved by our board of directors in its sole discretion, a shareholder may present to us fewer than all of the shares then owned for repurchase, except that the minimum number of shares that must be presented for repurchase must be at least 25% of the shareholder’s shares. If, however, an Exceptional Repurchase is being requested, or a repurchase is requested by a shareholder due to other exigent circumstances, such as bankruptcy or a mandatory distribution requirement under such shareholder’s IRA, a minimum of 10% of the shareholder’s shares may be presented for repurchase; provided, however, that unless otherwise approved by our board of directors in its sole discretion, any future repurchase request by such shareholder must relate to at least 25% of the shareholder’s remaining shares.

In the event a shareholder will own fewer than 100 shares as a result of a repurchase request, we will redeem all of the shares held by such shareholder in order to avoid having shareholders holding fewer than 100 shares. Such repurchases will count against the 5% Limit but will not count against the DRP Limit.

Neither any member of our board of directors, nor our advisor or sponsor, nor any of their affiliates will receive any fee on our repurchase of shares pursuant to our share repurchase program.

Termination, Suspension or Amendment of our Share Repurchase Program

Our board of directors may amend, suspend or terminate our share repurchase program for any reason upon 15 days’ notice to our shareholders. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, (ii) in a separate mailing to shareholders, or (iii) during this offering, in a prospectus supplement.

If we suspend our share repurchase program (in whole or in part), except as otherwise provided by our board of directors, until the suspension is lifted, we will not accept any requests for the repurchase of shares to which such suspension applies in subsequent periods and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requesting shareholder and must be resubmitted when the program is resumed.

Liability

Neither we nor our board of directors will have any liability to any shareholder for any damages resulting from or related to the shareholder’s presentment of the shareholder’s shares. Further, shareholders will have complete responsibility for payment of all taxes, assessments and other applicable obligations and third party costs resulting from or relating to our repurchase of shares.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common shareholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common shareholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common shareholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common shareholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common shareholders, annual and special meetings of common shareholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common shareholders.

Registrar and Transfer Agent

We have engaged a third party to serve as the registrar and transfer agent for our common stock. The name and address of our transfer agent is as follows:

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, Missouri 64105

Attn: Group Vice President-Full Service

Fax: (816) 435-3455

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a shareholder’s address, ownership type, or distribution mailing address, as well as shareholder repurchase requests under our share repurchase program.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cottonwood Communities O.P., LP which we refer to as the operating partnership, is a recently formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of our operating partnership. As the general partner, we have the exclusive power to manage and conduct the business of the operating partnership. Currently, the sole limited partner of the operating partnership is Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P. Cottonwood Communities Investor, LLC has assigned its right in the promotional interest in our partnership to Cottonwood Advisors Promote, LLC.

As we accept subscriptions for shares in this offering, we transfer all of the proceeds of the offering to our operating partnership as a capital contribution in exchange for units of general partnership interest. Because we are the only general partner in the operating partnership, we do not have multiple classes of operating partnership interests that correspond to our classes of common stock. However, in the future we may issue new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend the partnership agreement of our operating partnership to allow for such contributions.

Capital Contributions

We have contributed $200,000 to the partnership in exchange for our general partner interest. Cottonwood Communities Investor, LLC, is not required to make a capital contribution in exchange for its limited partnership interest. We plan to contribute the proceeds of this offering to the operating partnership as an additional capital contribution. If we offer preferred shares in the future, the operating partnership will also issue preferred general partnership interests. In addition, if we accept contributions of property in our operating partnership, our percentage ownership interest in the operating partnership will be adjusted to reflect the relative ownership percentages of the property contributors and us. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowings, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement of our operating partnership will provide that, so long as we remain qualified as a REIT, the operating partnership will be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes.

Distributions and Allocations of Profits and Losses

Cash from Operations (which includes cash from capital transactions) from our operating partnership is distributed as follows:

(1) First, 100% to the general partner (us) until our shareholders have received distributions in an aggregate amount equal to the sum of (i) a 6% cumulative, non-compounded, annual return on their invested capital and (ii) a return of their invested capital; and

(2) Thereafter, 85% to the general partner (us) and 15% to Cottonwood Communities Advisors Promote, LLC.

Notwithstanding the above, upon the sale or exchange of the last property or liquidation of the operating partnership, Cottonwood Communities Advisors Promote, LLC will contribute prior income tax related distributions it has received from the operating partnership to the extent that the tax distributions cause Cottonwood Communities Advisors Promote, LLC to receive distributions that exceed the amount that would have been distributed to Cottonwood Communities Advisors Promote, LLC if Cottonwood Communities Advisors Promote, LLC did not receive such distributions.

The operating partnership will make allocations of income and loss so that the allocations are made in a similar manner to the distributions. Losses will not be passed through to our shareholders.

Rights, Obligations and Powers of the General Partner

Under the partnership agreement of our operating partnership, the general partner has all power and authority as a general partner is able to have under the Delaware Revised Uniform Limited Partnership Act, as amended. We are the sole general partner of our operating partnership. As the sole general partner, we have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets.

We expect that the operating partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. Other than the organizational and offering expenses paid by CC Advisors III, LLC, we expect the operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our continuity of existence;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state, or local laws or regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

Other than the organizational and offering expenses paid by CC Advisors III, LLC, the only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Change in General Partner

We generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our operating partnership (unless we transferred our interest to a wholly owned subsidiary).

Amendment of Limited Partnership Agreement

The partnership agreement of our operating partnership may be amended with our consent as general partner. It is anticipated that the partnership agreement of our operating partnership will be amended and restated if additional limited partners are admitted.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of Cottonwood Communities, Inc. and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, our dealer manager, or their affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the offering statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to United States holders of our common stock under the caption “Federal Income Tax Considerations” and has opined upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT

HIGHLAND PARK

The property pictured is for illustrative purposes and while managed by an affiliate, is not owned by Cottonwood Communities (the "REIT"). It is, however, representative of the type of asset the REIT intends to acquire.

COTTONWOOD COMMUNITIES, INC.

SUBSCRIPTION DOCUMENTS

cottonwood COMMUNITIES

Cottonwood Communities, Inc.

SUBSCRIPTION AGREEMENT & INVESTOR INSTRUCTIONS

If you need assistance in completing this Subscription Agreement or have questions on trades in process, please call 844.422.2584.

Send Subscriptions and Checks made payable to “Cottonwood Communities, Inc” to:

DST Systems, Inc.

Attn: Cottonwood Communities, Inc.

430 W. 7th Street

Suite # 219065

Kansas City, MO 64105

Phone: 844.422.2584

Fax: 855.338.1452

Send Funds by Wire to: Account Name: Cottonwood Communities, Inc. UMB Bank, N.A. 1010 Grand Blvd., 4th Floor, Kansas City, MO 64106 ABA #: 101000695 DDA #: 98-7229-2529 FCC: Investor Name
* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted. 1. INVESTMENT INFORMATION

State of Sale:	Amount of Subscription: $ ☐ Shares are being purchased through a Registered Investment Advisor or fee-based account, not available for Class T share purchases.

Investment Type:
☐ Initial Investment (Minimum Subscription: $5,000) ☐ Additional Investment (No Minimum Subscription Amount)

Share Class:	☐ Class A ☐ Class T
See the Prospectus, as amended and supplemented to date, for information about the different share classes. 2. INVESTMENT TYPE (check one box)

Non-Qualified	☐	Individual	☐	Partnership(2)
	☐	Joint Tenants with Right of Survivorship	☐	C Corporation(2)
	☐	Tenants in Common	☐	S Corporation(2)
	☐	Trust(1)	☐	Limited Liability Company(2)
	☐	Community Property	☐	Other:
	☐	Uniform Gift to Minors Act: State of
	☐	Uniform Transfer to Minors Act: State of

Qualified	☐	Traditional (Individual) IRA(3)	☐	Pension or Profit Sharing Plan(1)
	☐	Simple IRA(3)	☐	KEOGH Plan(1)
	☐	SEP IRA(3)	☐	Other:
	☐	ROTH IRA(3)
	☐	Beneficial as Beneficiary for:

(1)   Please attach a trustee certification or pages of the trust/plan document which lists the names of the trust/plan and trustees authorized to sign on behalf of the trust/plan.

(2)   Please attach evidence of authority to sign on behalf of the entity.

(3) Please submit this Subscription Agreement to Custodian of record prior to submitting to DST Systems.

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Custodian Information (to be completed by Custodian)

Name of Custodian:
Street Address:
City, State, Zip: Phone No.:
Custodian Tax ID No.: Custodian Account No.:

3. INVESTOR INFORMATION

Section A: For Individuals, Community Property, Joint Tenants, Tenants in Common, & IRA accounts

Name(s):
Mailing Address:	City, State, Zip:
E-mail Address (Required):
Phone: Home: ( )	Mobile: ( )
Social Security or Federal Tax ID Number (“TIN”):	Date of Birth:
Joint Owner Social Security Number or TIN:	Joint Owner Date of Birth:

Section B: For Trust, Partnership, LLC, and Corporation accounts

Name of Trust or Entity:
TIN of Trust or Entity:	Date of Formation:

Name of Trustee(s) or Authorized Person(s):
Social Security Number(s) or TIN:	Date(s) of Birth:
Mailing Address:	E-mail Address:
Phone: Home: ( )	Mobile: ( )

Please provide a copy of your Trust, entity or Plan documents with this subscription.

Please check one of the following options for delivery of investor information:

☐

By checking this box, Cottonwood Communities, Inc. (the “Company”) will send certain investor communications to you in electronic form to the e-mail address provided in this Section 3. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company.

☐	By checking this box, the Company will send all investor communications to you in paper form.

4. DISTRIBUTIONS (indicate to whom distributions should be sent)

By executing this Subscription Agreement, you hereby authorize the Company or its agent (DST Systems) to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorization will remain in effect until you notify the Company or DST Systems in writing to cancel it with time to afford a reasonable opportunity to act on it. This authorization relates solely to this investment. Please select one of the options below:

☐ I choose to have my distributions to be directly deposited into my bank account. [Attach voided check and complete information below]	☐ I choose to have checks sent to the person(s) or financial institution listed below. [Distributions for custodial accounts will be sent to Custodian of record]	☐ I choose to have checks sent to the individual(s) listed in Section 3.	☐ I choose to participate in the Distribution Reinvestment Plan, as described in the prospectus.

Bank, Brokerage Firm or Person:
Mailing Address:
Account Type:	Account Number:
ABA Routing Number:

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Cottonwood Communities,™ Inc. Subscription Agreement & Investor Instructions

5. INVESTOR SUITABILITY REQUIREMENTS

Please carefully read and separately initial each of the representations below for items 1-5. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. As used below, “net worth” should be calculated exclusive of home, home furnishings and personal automobile, and unless otherwise indicated below, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. References to “accredited investor” below mean an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended. If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income or net worth standards established for the Company as set forth in the prospectus or listed in this Section 5, you will promptly notify the Company in writing of that fact. Only sign items 6-18 if applicable.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

1.	I have received the final prospectus for the Company.	☐ initials	☐ initials

2.

I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

		☐ initials	☐ initials

3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐ initials	☐ initials

4.	I am purchasing the shares for my own account.	☐ initials	☐ initials

5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.	☐ initials	☐ initials

6.	If I am an Alabama, Kentucky, Missouri, or Oregon investor, my investment in the Company and its affiliates does not exceed 10% of my liquid net worth.	☐ initials	☐ initials

7.

If I am an Idaho investor, I have either (a) a liquid net worth of at least $300,000 or (b) gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, my investment in the Company does not exceed 10% of my liquid net worth.

		☐ initials	☐ initials

8.

If I am a Kansas investor, I acknowledge that it is recommended by the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded real estate investment trusts.

		☐ initials	☐ initials

9.

If I am a Maine investor, I acknowledge that it is recommended by the Maine Office of Securities that investors not invest, in the aggregate, more than 10% of their liquid net worth in the Company and similar direct participation investments.

		☐ initials	☐ initials

10.	If I am a Massachusetts investor, my investment in the Company and other illiquid direct participation programs does not exceed 10% of my liquid net worth.	☐ initials	☐ initials

11.

If I am a Nebraska investor, my investment in the Company and the securities of other non-publicly traded REITs is equal to no more than 10% of my net worth. A Nebraska investor who is an accredited investor is not subject to the foregoing limitations.

		☐ initials	☐ initials

12.

If I am a New Jersey investor, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. In addition, I have not invested more than 10% of my liquid net worth in the Company, its affiliates, and non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

		☐ initials	☐ initials

13.	If I am a New Mexico investor, my investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my liquid net worth.	☐ initials	☐ initials

14.	If I am a California, North Dakota, Pennsylvania, or Tennessee investor, I have a net worth of at least 10 times my investment in the Company.	☐ initials	☐ initials

15.

If I am an Ohio investor, my investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my liquid net worth (that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities).

		☐ initials	☐ initials

16.

If I am a Vermont investor, my investment in the Company does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. A Vermont investor who is an accredited investor is not subject to the foregoing limitations.

		☐ initials	☐ initials

17.

If I am an Iowa investor, I have either (i) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (ii) a net worth of at least $350,000. In addition, I have not invested more than 10% of my net worth in the Company and in the securities of other non-publicly traded real estate investment trusts (REITs). An Iowa investor who is an accredited investor is not subject to the foregoing concentration limit.

		☐ initials	☐ initials

18.

If I am a Puerto Rico investor, I have not invested more than 10% of my liquid net worth (that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities) in the Company, its affiliates, and other non-traded REITs.

		☐ initials	☐ initials
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Cottonwood Communities,™ Inc. Subscription Agreement & Investor Instructions

6. INVESTOR SIGNATURES

THE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION AND REPRESENTATIONS SET FORTH HEREIN ARE TRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3 ABOVE.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): Under penalties of perjury, I certify that: (1) the number shown in Section 3 above is my correct TIN (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (3) I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions). (Certification instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.) I hereby agree to notify the Company within thirty (30) days of the date I become a foreign person. I understand that this certification may be disclosed to the IRS and the state taxing authority and that any false statement made herein could be punished by fine, imprisonment or both. The IRS does not require your consent to any provision of this document other than the certificates required to avoid backup withholding. Any investor that is not a U.S. citizen or other U.S. person (defined in the Form W-9 instructions) must provide the applicable completed Form W-8.

Executed this        day of                     ,                 .

SIGNATURE (INVESTOR OR AUTHORIZED SIGNATORY)	JOINT OWNER SIGNATURE (INVESTOR OR AUTHORIZED SIGNATORY)

Printed Name	Printed Name

Title (if applicable)	Title (if applicable)

*CUSTODIAL APPROVAL:

By executing this Subscription Agreement, Custodian certifies to the Company that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of shares held by Custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for the purposes of determining the shareholders entitled to notice of or to vote at each annual or special meeting of shareholders of the Company until delivery by Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of the shareholders, but on or prior to the date of such annual or special meeting of shareholders, shall not be effective until after the holding of such annual or special meeting of shareholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock entitled to notice of or to vote at each annual or special meeting of shareholders.

SIGNATURE (CUSTODIAN’S AUTHORIZED SIGNATORY)

Printed Name

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Cottonwood Communities,™ Inc. Subscription Agreement & Investor Instructions

7. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR—REPRESENTATIONS AND WARRANTIES

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Adviser (“RIA”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The RIA represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in shares of common stock of the Company is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or RIA, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Cottonwood Communities, Inc.

All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

FOR SALES THROUGH AN RIA OR FEE-BASED ACCOUNT (please check one of the following as applicable):

☐ You are a RIA that has introduced a sale and are affiliated with a Broker-Dealer.

☐ You are a RIA that has introduced a sale and are not affiliated with a Broker-Dealer.

Broker-Dealer Firm Name (if applicable):	CRD No.:

Broker-Dealer Address:

City: State: Zip Code:

Business Phone:( ) Operations E-mail Address: Fax No.:( )

Registered Representative Name: Rep. No.: (Please Print) Or

RIA Name: RIA No.: (Please Print)

Registered Representative’s or RIA’s Branch Address:

City: State: Zip Code:

Branch Phone Number: ( ) Rep/RIA E-mail Address:

SIGNATURE OF REGISTERED REPRESENTATIVE OR REGISTERED INVESTMENT ADVISOR	Date

BROKER-DEALER PRINCIPAL APPROVAL SIGNATURE (if required)	Date

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If you need assistance completing the subscription

documents, please call: 844.422.2584

www.cottonwoodcommunities.com

6340 South 3000 East, Suite 500

Salt Lake City, UT 84121

Phone 855.816.9112 | Fax 801.278.0756

Securities Offered Through Orchard Securities, LLC Member FINRA/SiPC

8/19	CC-1006-E

APPENDIX B

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Cottonwood Communities, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter, as amended and supplemented, unless otherwise defined herein.

1. Amount of Shares Issuable. Up to an aggregate of $75,000,000 in shares in any combination of Class A and Class T Common Stock (the “Shares”) is authorized for issuance under the DRP.

2. Participants. “Participants” are holders of the Company’s shares of any class of Common Stock who elect to participate in the DRP regardless of the offering in which such Participant acquired their shares.

3. Distribution Reinvestment. Exclusive of distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply that portion (as designated by a Participant) of the distributions (“Distributions”) declared and paid in respect of a Participant’s shares of any class of Common Stock to the purchase of additional Shares for such Participant. Purchases will be in the same class of Shares as the shares for which such Participant received the distributions that are being reinvested. Selling commissions, dealer manager fees and deferred selling commissions will not be paid on the Shares purchased in the DRP.

4. Procedures for Participation. Qualifying shareholders may elect to become Participants or to increase participation in the DRP by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or soliciting dealers. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription agreement, enrollment form or other Company-approved authorization form.

5. Purchase of Shares. Shares will be purchased on the date that the Company makes a Distribution. Distributions will be paid upon the terms as authorized and declared by the Company’s board of directors. Until the Company establishes an estimated net asset value (“NAV”) per share of Common Stock, Participants will acquire the Shares at a price of $10.00 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated NAV per share of Common Stock, Participants will acquire Common Stock at a price equal to the estimated NAV per share of Common Stock. The Company expects to establish an estimated NAV per share of Common Stock no later than May 17, 2021. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The Shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all Shares, including fractional Shares, acquired by the Participant through the DRP.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting distributions, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a soliciting dealer, in order for the dealer manager or soliciting dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

B-1

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the shareholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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APPENDIX C

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential II, Inc., Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Communities, Inc. Prior to the commencement of its plan to liquidate and restructure its subsidiaries that was completed in September 2018, Cottonwood Residential, Inc. was a real estate investment trust that, through its affiliates and subsidiaries, and in particular, through Cottonwood Residential O.P., LP, its operating partnership, provided real estate investment and management services and acted as the initial sponsor of this offering. In September 2018, Cottonwood Residential II, Inc. was admitted as an additional general partner of Cottonwood Residential O.P., LP along with Cottonwood Residential, Inc., as a nominal general partner, and directs the investment activities of Cottonwood Residential O.P., LP going forward. We consider Cottonwood Residential II, Inc. to be our current sponsor. As the leadership of Cottonwood Residential, Inc. remains intact at Cottonwood Residential II, Inc. we have continued to provide information regarding real estate investment programs sponsored by Cottonwood Residential, Inc. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Capital Management, Inc., and Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which are real estate investment trusts that have investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of such prior programs were not similar to those of Cottonwood Communities, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix C is as of December 31, 2018. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O.P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Appendix C Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2018. All figures are as of December 31, 2018.

Cottonwood Multifamily REIT I, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount available for investment	<1 month

Cottonwood Multifamily REIT II, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	13 months
Months to invest 90% of amount available for investment	18 months

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT I	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	10	51,921	50,833	47,831
Total assets (after depreciation)	—	10	48,784	43,134	36,796
Liabilities	—	—	(24,444)	(2,162)	(421)
Summary Income Statement Data (1)
Gross revenues	—	—	4,344	10,778	11,405
Operating expenses	—	—	(1,859)	(4,737)	(4,695)

Operating income	—	—	2,485	6,041	6,710
Interest expense	—	—	(2,106)	(2,995)	(3,132)
Non-operating, including depreciation and amortization	—	—	(3,584)	(5,871)	(5,239)

Net loss	—	—	(3,205)	(2,825)	(1,661)
Summary Cash Flows Data (1)
Cash provided by (used in) operating activities	—	—	—	1,243	(86)
Cash (used in) provided by investing activities	—	—	(48,199)	—	3,747
Cash provided by (used in) financing activities	—	10	50,570	(3,333)	(2,990)

Net increase (decrease) in cash	—	—	2,371	(2,090)	671
Amount and Source of Distributions
Distributions from operations	—	—	259	2,714	2,875
Distributions from financing	—	—	—	—	3,747
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data include Cottonwood Multifamily REIT I’s share of property activity based on its ownership interests in real estate joint ventures.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT II	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	10	16,166	47,977
Total assets (after depreciation)	—	—	10	16,166	46,480
Liabilities	—	—	—	(73)	(233)
Summary Income Statement Data (1)
Gross revenues	—	—	—	—	1,830
Operating expenses	—	—	—	—	(761)

Operating income	—	—	—	—	1,069
Interest expense	—	—	—	—	(471)
Non-operating, including depreciation and amortization	—	—	—	(11)	(1,653)

Net loss	—	—	—	(11)	(1,055)
Summary Cash Flows Data (1)
Cash used in operating activities	—	—	—	(2)	(725)
Cash used in investing activities	—	—	—	—	(19,365)
Cash provided by financing activities	—	—	10	15,888	32,067

Net increase in cash	—	—	10	15,886	11,977
Amount and Source of Distributions
Distributions from operations	—	—	—	—	—
Distributions from financing	—	—	—	69	1,907
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data include Cottonwood Multifamily REIT II’s share of property activity based on its ownership interests in real estate joint ventures.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	31,114	31,631	31,418	31,362
Total assets (after depreciation)	—	30,636	30,059	28,723	27,521
Liabilities	—	(19,911)	(19,929)	(19,828)	(19,617)
Summary Income Statement Data (1)
Gross revenues	—	1,250	3,079	3,432	3,546
Operating expenses	—	(630)	(1,384)	(1,436)	(1,522)

Operating income	—	620	1,695	1,996	2,024
Interest expense	—	(358)	(834)	(831)	(851)
Non-operating, including depreciation and amortization	—	(1,284)	(1,224)	(1,117)	(1,144)

Net loss	—	(1,021)	(363)	48	29
Summary Cash Flows Data (1)
Cash used in operating activities	—	690	1,805	1,196	1,205
Cash (used in) provided by investing activities	—	(13)	(634)	601	(320)
Cash used in financing activities	—	(43)	—	(102)	—

Net increase in cash	—	635	1,171	1,695	885
Amount and Source of Distributions
Distributions from operations	—	—	200	1,252	1,013
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	25,363	40,239	40,275	41,093	41,395
Total assets (after depreciation)	21,884	39,403	37,947	37,163	35,827
Liabilities	(15,640)	(23,837)	(23,877)	(34,606)	(34,593)
Summary Income Statement Data (1)
Gross revenues	3,144	3,567	3,965	4,451	4,576
Operating expenses	(1,433)	(1,427)	(1,441)	(1,504)	(1,547)

Operating income	1,711	2,140	2,525	2,947	3,029
Interest expense	(791)	(834)	(869)	(1,149)	(1,507)
Non-operating, including depreciation and amortization	(850)	(2,474)	(1,478)	(1,569)	(1,586)

Net income (loss)	70	(1,168)	177	229	(64)
Summary Cash Flows Data (1)
Cash provided by operating activities	865	1,564	1,664	1,798	1,644
Cash used in investing activities	(354)	(393)	(1,103)	(540)	(186)
Cash provided by (used in) financing activities	(260)	7,364	—	10,400	—

Net increase in cash	250	8,535	561	11,658	1,458
Amount and Source of Distributions
Distributions from operations	125	49	880	1,218	1,260
Distributions from financing	—	6,643	721	10,400	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	1,125	38,157	38,658	47,270	49,566
Total assets (after depreciation)	N/A	37,432	36,569	43,718	43,718
Liabilities	(238)	(24,527)	(24,597)	(24,346)	(39,386)
Summary Income Statement Data
Gross revenues	567	3,451	3,718	3,992	4,977
Operating expenses	(205)	(1,325)	(1,326)	(1,447)	(1,796)

Operating income	362	2,126	2,392	2,545	3,181
Interest expense	(138)	(538)	(1,042)	(1,039)	(1,282)
Non-operating, including depreciation and amortization	(353)	(2,812)	(1,394)	(1,498)	(1,906)

Net income (loss)	(129)	(1,224)	(44)	8	(7)
Summary Cash Flows Data
Cash provided by operating activities	418	1,604	1,382	1,507	1,924
Cash used in investing activities	(88)	(408)	(362)	(609)	(219)
Cash provided by (used in) financing activities	(57)	7,391	—	—	—

Net increase (decrease) in cash	272	8,587	1,021	898	1,705
Amount and Source of Distributions
Distributions from operations	—	226	339	883	1,118
Distributions from financing	—	7,391	532	—	14,496
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	40,592	41,683	41,240	41,958	51,242
Total assets (after depreciation)	40,226	40,322	38,828	38,438	50,794
Liabilities	(21,274)	(22,965)	(23,029)	(23,068)	(36,345)
Summary Income Statement Data
Gross revenues	1,505	4,313	4,599	5,123	1,503
Operating expenses	(586)	(1,677)	(1,825)	(2,065)	(562)

Operating income	919	2,636	2,774	3,057	941
Interest expense	(403)	(1,091)	(858)	(858)	(465)
Non-operating, including depreciation and amortization	(438)	(1,641)	(1,108)	(1,171)	(1,355)

Net income (loss)	78	(97)	808	1,028	(879)
Summary Cash Flows Data
Cash provided by operating activities	418	1,565	1,977	2,051	2,129
Cash used in investing activities	(135)	(193)	(805)	(288)	(199)
Cash provided by (used in) financing activities	(164)	1,726	—	—	—

Net increase in cash	119	3,098	1,173	1,763	1,930
Amount and Source of Distributions
Distributions from operations	403	588	1,258	1,449	2,234
Distributions from financing	—	1,384	342	—	12,361
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Bayview	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	78,286	76,841	77,492
Total assets (after depreciation)	—	—	78,183	74,221	72,338
Liabilities	—	—	(50,043)	(50,369)	(50,292)
Summary Income Statement Data (1)
Gross revenues	—	—	179	3,362	7,009
Operating expenses	—	—	(48)	(1,450)	(3,049)

Operating income	—	—	131	1,912	3,960
Interest expense	—	—	(55)	(963)	(1,942)
Non-operating, including depreciation and amortization	—	—	(679)	(3,124)	(2,539)

Net income (loss)	—	—	(603)	(2,175)	(521)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	1,105	2,062
Cash used in investing activities	—	—	—	(239)	(155)
Cash provided by financing activities	—	—	—	—	—

Net increase in cash	—	—	—	1,105	1,907
Amount and Source of Distributions
Distributions from operations	—	—	—	1,563	1,285
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2018. All amounts presented are as of December 31, 2018.

	Arbors at Fairview	Midtown Crossing	Oak Ridge	Regatta	Waterford Creek
Aggregate Dollar Amount Raised	$6,800,960	$6,435,000	$8,500,000	$13,375,000	$4,932,430
Duration of Program (Months)	22	58	121	118	78
Date of Program Closing	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Total Compensation Paid to Sponsor (1)	$888,306	$780,458	$2,699,777	$2,444,655	$968,416
Median Leverage	67%	47%	80%	76%	78%
Annualized Return on Investment(2)	51.7%	23.6%	9.6%	9.0%	32.7%
Start Date	11/15/2016	11/11/2013	2/28/2008	2/11/2008	3/23/2012
End Date	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Median Month	Oct-17	Apr-16	Mar-13	Jan-13	Jun-15

(1

Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.

(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 20, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

$750,000,000 of

Common Stock

PROSPECTUS

ORCHARD SECURITIES, LLC

COTTONWOOD COMMUNITIES, INC.

SUPPLEMENT NO. 7 DATED APRIL 17, 2020

TO THE PROSPECTUS DATED OCTOBER 15, 2019

This document supplements, and should be read in conjunction with, the prospectus of Cottonwood Communities, Inc. dated October 15, 2019. This supplement no. 7 supersedes and replaces all prior supplements to the October 15, 2019 prospectus. As used herein, the terms “we,” “our” and “us” refer to Cottonwood Communities, Inc. and, as required by context, Cottonwood Communities O.P., LP, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	updated risks related to an investment in us;

•	information regarding distributions;

•	information regarding our real estate investments;

•	information regarding our outstanding debt obligations;

•	compensation to our advisor and its affiliates;

•	information regarding the net tangible book value of our shares;

•	information regarding our share repurchase program;

•	updates to our plan of distribution;

•	information about equity incentive awards granted to our executive officers;

•	our “Prior Performance Summary” as of December 31, 2019;

•	information regarding a class of our preferred stock and related private offering;

•	information about our amended and restated limited partnership agreement;

•	experts information;

•	information incorporated by reference; and

•	our “Prior Performance Tables” as of December 31, 2019.

Status of the Offering

We commenced this offering of $750.0 million of shares of common stock on August 13, 2018. As of April 10, 2020, we had sold 10,231,726 shares of our Class A common stock and 17,501 shares of our Class T common stock in this offering for aggregate gross offering proceeds of $101,967,412. Included in these amounts were 72,963 shares of common stock sold pursuant to our distribution reinvestment plan for aggregate gross offering proceeds of $729,627. Accordingly, as of April 10, 2020, there was approximately $648,032,588 of shares available for sale in this offering.

Risk Factors

The following risk factors supplement, or supersede and replace as appropriate, the risk factors appearing in the prospectus.

The outbreak of widespread contagious disease, such as the novel coronavirus, COVID-19, could adversely impact our operations and the value of our investments.

The recent outbreak of the COVID-19 virus that has rapidly spread to a growing number of countries, including the United States, has created considerable instability and disruption in the U.S. and world economies. The extent to which our results of operations or our overall value will be affected by the COVID-19 virus will largely depend on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the COVID-19 virus and the actions required to be undertaken to contain the COVID-19 virus or treat its impact. Given the uncertainty, no assurance can be given that the value of our investments made prior to March 2020 has not declined below the purchase price of the investment. As a result of shutdowns, quarantines or actual viral health issues, tenants at our multifamily apartment communities may experience reduced wages for a prolonged period of time and may be unable to make their rental payments. In the last month, we have experienced a limited number of requests for rent deferrals. We may be unable to evict tenants due to federal, state and/or local laws or regulations or lender requirements implemented as a result of the COVID-19 virus outbreak. In addition, property managers may be limited in their ability to properly maintain our multifamily apartment communities. Market fluctuations may affect our ability to obtain necessary funds for our operations from current lenders or new borrowings. In addition, we may be unable to obtain financing for the acquisition of investments on satisfactory terms, or at all. The occurrence of any of the foregoing events or any other related matters could materially and adversely affect our financial performance and our overall value, and investors could lose all or a substantial portion of their investment in us.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The actual value of an investment in us may be less than the offering price. In particular, and as discussed in the risk factor above, we do not know the extent to which our results of operations or overall value will be affected by the COVID-19 virus and no assurance can be given that the actual value of an investment in us is not substantially less than the current offering price.

We plan to determine the net asset value of our common stock no later than May 17, 2021, and annually thereafter. Our net asset value will be determined based on valuations of our assets and liabilities by, or with the material assistance or confirmation of, a third-party valuation expert or service. The method used in any year will be selected by our board of directors.

To assist FINRA members and their associated persons that participate in this offering, we intend to disclose in each annual report distributed to shareholders a per share estimated value of our shares developed in a manner reasonably designed to ensure it is reliable, the method by which it was developed and the date of the estimated valuation.

The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

Under our share purchase program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares, and (c) whether the redemptions are sought upon a shareholder’s death, or “complete disability” (as defined in the share repurchase program). The maximum price that may be paid under the program is $9.50 per share, which is 95% of the offering price of our shares of common stock in the primary portion of this offering (ignoring purchase price discounts for certain categories of purchasers). Although this purchase price represents a discount to the price at which most investors were willing to purchase shares in this offering, this value may differ from the price at which a shareholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $9.50 per share, the actual value of the shares that we repurchase may be less, and the repurchase may be dilutive to our remaining shareholders. Even at lower repurchase prices, the actual value of the shares may be less than what we pay and the repurchase may be dilutive to our remaining shareholders.

Because the current offering price for our shares of common stock in this offering exceeds the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are offering, on a best efforts basis, up to a maximum of $750,000,000 in shares of our common stock in this primary offering, consisting of two classes of shares: Class A shares and Class T shares at a purchase price of $10.00 per share. Our current public offering price for our shares exceed our net tangible book value per share. Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the fees and expenses paid to our advisor and its affiliates in connection with the management of our investments, (ii) general and administrative expenses, and (iii) accumulated depreciation and amortization of real estate investments.

As of December 31, 2019, our net tangible book value per share of our common stock was $9.30. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

If our investments and future investments fail to perform as expected, cash distributions to our shareholders may decline.

As of the date of this supplement, we owned two multifamily apartment communities; have issued a B Note secured by a deed of trust on a multifamily development project in Allen, Texas; have made a preferred equity investment in a multifamily development project in Ybor City, Florida; and have entered into an agreement to provide a preferred equity investment for a multifamily development project in Denver, Colorado. Each of these investments was based on an underwriting analysis with respect to each investment. If these investments do not perform as expected, whether as a result of the impact of the COVID-19 virus on U.S. and world economies, or otherwise, or future acquisitions do not perform as expected, we may have less cash flow from operations available to fund distributions and investor returns may be reduced.

We have paid distributions from offering proceeds. In the future we may continue to fund distributions with offering proceeds. To the extent we fund distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities and multifamily real estate-related assets and the overall return to our shareholders may be reduced.

Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We intend to make distributions on our common stock on a per share basis with each share receiving the same distribution. If we fund distributions from financings, the proceeds from this or future offerings or other sources, we will have less funds available for investment in multifamily apartment communities and other multifamily real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of multifamily real estate-related assets, this will affect our ability to generate cash flows from operations in future periods.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. During this offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after this offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our shareholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain.

For the year ended December 31, 2019, we made aggregate distributions of $2,004,075, including $1,602,472 distributions paid in cash and $401,603 of distributions reinvested through our distribution reinvestment plan. Our net loss for the year ended December 31, 2019 was $3,296,194. Cash flows used in operating activities for the year ended December 31, 2019 was $459,142. We funded our total distributions paid, which includes net cash distributions and distributions reinvested by shareholders, with $384,310 prior period cash provided by operating activities and $1,619,765 of offering proceeds. Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments.

Our advisor has agreed to pay all offering-related expenses in this offering on our behalf, and if it is unable or determines not to do so in the future, your investment in us may be diluted and your returns would be lower than they otherwise would be.

Our advisor has agreed to pay all offering-related expenses in this offering. If our advisor is unable or determines not to pay all or a portion of these expenses in the future, then we may have to revise the terms of the offering to provide that we would pay all or a portion of the offering-related expenses in connection with the sale of shares in this offering. We may choose to increase the respective offering prices of our shares of common stock to account for these offering-expenses and mitigate the dilutive impact to our existing shareholders; however, we are not required to do so. Our payment of such offering expenses without a related increase in the offering price of shares in this offering would reduce our net offering proceeds from the sale of shares, which would dilute our existing shareholders and reduce our returns and the value of your investment.

We may be adversely affected by changes to the LIBOR settling process and potential phasing out of LIBOR after 2021.

Certain of our outstanding debt as well as our investment in the Dolce B Note is indexed to the London Interbank Offered Rate (“LIBOR”). LIBOR and certain other interest “benchmarks” may be subject to regulatory guidance and/or reform that could cause interest rates under our current or future debt agreements and investments to perform differently than in the past or cause other unanticipated consequences. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced that it intends to stop encouraging or requiring banks to submit rates for the calculation of LIBOR rates after 2021, and it is unclear whether new methods of calculating LIBOR will be established, such that LIBOR may continue to exist after 2021. While there is no consensus on what rate or rates may become accepted alternatives to LIBOR, the Alternative Reference Rates Committee, a steering committee comprised of U.S. financial market participants, selected the Secured Overnight Finance Rate (“SOFR”) as an alternative to LIBOR. SOFR is a broad measure of the cost of borrowing cash in the overnight U.S. treasury repo market, and the Federal Reserve Bank of New York started to publish the SOFR in May 2018. At this time, it is impossible to predict whether the SOFR or another reference rate will become an accepted alternative to LIBOR. The discontinuation, reform or replacement of LIBOR or any other benchmark rates may have an unpredictable impact on contractual mechanics in the credit markets or cause disruption to the broader financial markets, and could have an adverse effect on LIBOR-based interest rates on our current or future debt obligations and derivatives.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We have utilized and expect to continue to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency (the “FHFA”). Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. In 2019, the FHFA for the first time released formal objectives calling for the return of Fannie Mae and Freddie Mac to the private sector. It was also announced during the year that Fannie Mae and Freddie Mac will be permitted to retain a combined $45 billion worth of earnings (Fannie Mae will be allowed to retain $25 billion and Freddie Mac $20 billion). This is a modification of the so-called “net worth sweep” provision that has required Fannie Mae and Freddie Mac to deliver nearly all of their profits to the Treasury; the result being that each organization will have the opportunity to build its net worth. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our operations. Any potential reduction in loans, guarantees and credit enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could (i) hinder our ability to obtain new financing or refinance our existing loans; (ii) require us to obtain other sources of debt capital with potentially different terms; and (iii) make it more difficult for potential buyers of our properties to obtain financing.

Holders of our preferred stock will have dividend, liquidation and other rights that are senior to the rights of the holders of our common stock.

Our board of directors has the authority to designate and issue preferred stock with liquidation, dividend and other rights that are senior to those of our common stock. On November 8, 2019, we classified and designated 5,000,000 shares of our authorized but unissued preferred stock as shares of non-voting Series 2019 preferred stock which we are offering for sale through a best-efforts private placement offering of up to $50,000,000 to accredited investors only. The outstanding Series 2019 preferred stock is entitled to receive a preferred dividend equal to a 5.5% (subject to an increase to 6.0% in certain circumstances) per annum cumulative but not compounded return on invested capital on the purchase price of $10.00.

Holders of our Series 2019 preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock, or the redemption of our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, holders of the preferred stock are entitled to receive a liquidation preference of $10.00 per share plus any accrued and unpaid distributions. This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common stock. Because the offering of the Series 2019 preferred stock is being made without a firm commitment for any purchase of the preferred stock, we can provide no assurances as to how many, if any, shares of preferred stock we will issue. As of April 10, 2020, we had sold 965,894 shares of Series 2019 preferred stock for aggregate gross offering proceeds of $9,621,279.

Distribution Information

Common Stock

Distributions as of December 31, 2019

Distributions attributable to our common stock that were declared and paid and cash provided by (used in) operating activities were as follows for the year ended December 31, 2019.

			Distributions Paid(3)
Period	Distributions Declared (1)	Distributions Declared Per Share (1)(2)	Cash	Reinvested (DRP)	Total	Cash Provided By (Used In) Operating Activities
First Quarter	$117,486	0.06216279	$40,024	$18,021	$58,045	$(19,449)
Second Quarter	477,731	0.09442300	271,447	69,565	341,012	384,310
Third Quarter	767,563	0.10825698	562,887	124,224	687,111	(172,410)
Fourth Quarter	1,006,812	0.11374146	728,114	189,793	917,907	(651,593)

Total	$2,369,592		$1,602,472	$401,603	$2,004,075	$(459,142)

(1)

Distributions for the periods from January 1, 2019 through February 28, 2019 and March 19, 2019 through December 31, 2019 were based on daily record dates and were calculated at a rate of $0.00136986 per share per day. A daily distribution in the amount of $0.02465753 per share was declared for shareholders of record as of March 18, 2019.

(2)	Assumes share was issued and outstanding each day during the period presented.
(3)	Distributions are paid on a monthly basis. In general, distributions for all record dates of a given month are paid on or about the fifth business day of the following month.

For the year ended December 31, 2019, we made aggregate distributions of $2,004,075, including $1,602,472 distributions paid in cash and $401,603 of distributions reinvested through our distribution reinvestment plan. Our net loss for the year ended December 31, 2019 was $3,296,194. Cash flows used in operating activities for the year ended December 31, 2019 was $459,142. We funded our total distributions paid, which includes net cash distributions and distributions reinvested by shareholders, with $384,310 prior period cash provided by operating activities and $1,619,765 of offering proceeds. Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments.

From July 27, 2016 (inception) through December 31, 2019, we paid cumulative distributions of $2,004,075 and our cumulative net loss during the same period was $3,396,403. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our shareholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain.

Distributions Declared and Paid Subsequent to December 31, 2019

On January 10, 2020, we paid distributions of $365,517, which related to distributions declared for daily record dates for each day in the period from December 1, 2019 through December 31, 2019. On February 10, 2020, we paid distributions of $382,935, which related to distributions declared for daily record dates for each day in the period from January 1, 2020 through January 31, 2020. On March 9, 2020, we paid distributions of $375,939, which related to distributions declared for daily record dates for each day in the period from February 1, 2020 through February 29, 2020. On April 9, 2020, we paid distributions of $442,420, which related to distributions declared for daily record dates for each day in the period from March 1, 2020 through March 31, 2020.

Our board of directors has declared cash distributions on the outstanding shares of our common stock based on daily record dates for the period from April 1, 2020 through April 30, 2020, which we expect to pay in May 2020; and the period from May 1, 2020 through May 31, 2020, which we expect to pay in June 2020. Common shareholders may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. Distributions will be calculated based on common shareholders of record each day during these periods at a rate of $0.00136612 per share per day. Distributions declared at this daily rate equal an annualized rate of 5.0% based on a $10.00 purchase price per share and assuming distributions are paid every day for a year at the current daily distribution rate.

Preferred Stock

Dividends Declared and Paid Subsequent to December 31, 2019

Pursuant to the terms of our Series 2019 preferred stock, we have paid aggregate dividends of $62,513 to holders of our preferred stock based on daily record dates from December 1, 2019 through March 31, 2020. In addition, our board of directors has declared distributions on the outstanding shares of our preferred stock based on daily record dates for the period from April 1, 2020 through April 30, 2020, which we expect to pay in May 2020; and the period from May 1, 2020 through May 31, 2020, which we expect to pay in June 2020. Distributions will be calculated based on holders of our preferred stock of record each day during these periods at a rate of $0.00150273 per share per day.

Real Estate Investments

Multifamily Apartment Communities

As of the date of this supplement, we owned two multifamily properties. We acquired each of these properties from third parties unaffiliated with us or our advisor. We believe that our properties are suitable for their intended purpose and adequately insured. We do not intend to make any renovations to our properties in the near term. The following table provides summary information regarding our multifamily properties as of March 31, 2020:

Property Location of Property	Date Acquired	Number of Units	Purchase Price (in thousands) (1)	Monthly Rent (2)	Occupancy (3)	Effective Monthly Rent per Unit (4)	Rentable Square Feet
Cottonwood West Palm West Palm Beach, FL	5/30/2019	245	$67,000	$394,087	93.06%	$1,728	274,889
One Upland Greater Boston Area, MA	3/19/2020	262	$103,600	$564,998	90.46%	$2,384	303,840

(1)	Purchase price excludes acquisition fees and closing costs.
(2)	Monthly rent is based on the aggregate contractual rent from tenant leases in effect as of March 31, 2020, adjusted to reflect any contractual tenant concessions.
(3)	Occupancy percentage is calculated as the number of occupied units divided by the total number of units of the property as of March 31, 2020.
(4)	Effective monthly rent per unit is calculated as the monthly contractual base rent, net of free rent, divided by the units leased, all as of March 31, 2020.

Multifamily Real Estate-Related Assets

As of the date of this supplement, we have issued a B Note secured by a deed of trust on a multifamily development project in Allen, Texas; have made a preferred equity investment in a multifamily development project in Ybor City, Florida; and have entered into an agreement to provide a preferred equity investment for a multifamily development project in Denver, Colorado. Additional information is provided below.

Dolce B Note

On July 31, 2019, we, through our operating partnership, invested in a B note secured by a deed of trust on a development project for an amount of up to $10 million (which commitment could rise to $10.5 million in certain circumstances) (the “Dolce B Note”). The borrower under the Dolce B Note is Dolce Twin Creeks Phase 2, LLC, a Delaware limited liability company, an unaffiliated third party. The borrower intends to use the proceeds from the Dolce B Note, additional financing in the amount of $45.5 million (the “Dolce A Note”) and $17.9 million in common equity for the development of Dolce Twin Creeks, Phase II, a proposed 366-unit multifamily project and approximately 15,000 square feet of medical office space on a 10.89 acre site located in Allen, Texas, a northern suburb of Dallas (the “Project”). We funded the Dolce B Note with proceeds from this offering.

The Dolce B Note bears interest at a rate of 9.50% plus 1-month LIBOR and is expected to be drawn upon in stages as needed throughout the construction of the Project. As of December 31, 2019, $1,794,000 had been drawn. The loan includes a 1-month LIBOR floor equal to 2.50%, resulting in an interest rate floor equal to 12.00% for the Dolce B Note. The maturity date of the Dolce B Note is December 31, 2021 with two six-month extension options. Prior to maturity, the borrower under the Dolce B Note is required to make monthly interest only payments with principal due at maturity. Prepayment of the Dolce B Note is permitted in whole but not in part subject to certain prepayment fees. The borrower may obtain a release of the parcel that will contain the medical office space for a minimum release price of $3,960,000 (82.5% of the as-stabilized appraised value of that parcel), which would be applied pro rata, without prepayment fees, to repayment of the A Note and the B Note.

The Dolce A Note has the same maturity date as the Dolce B Note. We entered into a co-lender agreement with the holder of the Dolce A Note that outlines the rights and remedies of the parties with respect to the notes. The holder of the Dolce A Note has certain administrative and decision-making rights, as the master servicer of the loan, subject to our consent for certain major decisions related to the loan. In addition, under the co-lender agreement, in the event the mortgage loan becomes non-performing and provided the Dolce B Note position retains a predetermined value in the mortgage loan we will have control over the remedies relating to the enforcement of the mortgage loan subject to certain consent rights of the other note holders.

The Project is sponsored by Sovereign Properties, an experienced developer of multifamily properties. An affiliate of Sovereign Properties completed and stabilized the adjacent 374-unit Dolce Twin Creeks Phase I project. Early construction has commenced on the Project and completion is anticipated in January 2021.

Lector85 Investment

On August 15, 2019, we, through a wholly owned subsidiary, made a preferred equity investment of up to $9,900,000 in an entity that is developing a multifamily community in Ybor City, Florida (the “Lector85 Investment”). In connection with our investment we entered a joint venture agreement with an affiliate of Milhaus, LLC (“Milhaus”), the sponsor of the development.

Pursuant to the terms of the joint venture agreement, the Lector85 Investment has an annual preferred return of 13% that will be reduced to 10% annually upon the later to occur of (i) the stabilization of the development project, and (ii) the one-year anniversary of the development project receiving a temporary certificate of occupancy for the last unit(s) completed, subject to certain financial covenants being satisfied. The investment has a special preferred return of $200,000 to be paid upon redemption. Subject to one twelve-month extension option, the redemption date of the Lector85 Investment is no earlier than two years after the date on which the project receives a temporary certificate of occupancy with respect to the last unit(s) delivered at the project (the “Redemption Lockout Date”) but no later than the earlier of (i) the payment in full of the construction loan related to the project, if the loan is repaid after the Redemption Lockout Date, or (ii) the construction loan maturity date, if the construction loan is not refinanced prior to the Redemption Lockout Date.

Milhaus intends to use the loan, along with a $34.0 million construction loan and equity of $9.3 million to fund total development costs of $53.3 million for a 4-story, 254-unit urban-style apartment community that will include over 11,000 square feet of retail. The Lector85 Investment is expected to be drawn upon in stages as needed throughout the construction of the project. As of December 31, 2019, $4,689,000 had been drawn.

2980 Huron Preferred Equity Investment

On October 25, 2019, we, through a wholly owned subsidiary, entered a limited liability company agreement (the “Huron Joint Venture Agreement”) with respect to a preferred equity investment (the “2980 Huron Investment”) in an entity (the “2980 Huron Owner”) that has purchased and intends to develop a parcel of land commonly known as 2980 Huron Street in Denver, Colorado (the “2980 Huron Project”) as described below.

We, through our wholly owned subsidiary, and an affiliate of CA Residential, a real estate investment and development firm, (the “Huron Developer”) are the sole members of the joint venture that is the sole member and owner of the 2980 Huron Owner. The Huron Developer is the managing member of the 2980 Huron Owner; however, we have approval rights with respect to major decisions involving the 2980 Huron Project. We expect the Huron Developer or its affiliates to provide services to the 2980 Huron Project for which they will earn fees separate and in addition to any payments associated with their equity interest.

Pursuant to the Joint Venture Agreement we will contribute up to $20.0 million for our preferred membership interest in the 2980 Huron Owner with additional funding for the 2980 Huron Project to come from a $17.5 million common equity contribution from the Huron Developer and a $65.4 million secured construction loan (the “Huron Secured Loan”), with total development costs estimated at $102.9 million. Our contributions to the 2980 Huron Owner will only be made following the contribution of the full $17.5 million of equity from the Huron Developer and then will be made as project costs are incurred.

Pursuant to the terms of the Joint Venture Agreement, the 2980 Huron Investment has a preferred return of 12% annually, compounded monthly, and matures on the earlier of: (i) the sale of the 2980 Huron Project (ii) the maturity of the Huron Secured Loan; and (iii) such earlier date as may be provided in the transaction documents, all subject to a one-year extension provided certain conditions are satisfied. In addition, we will receive an underwriting fee in the amount of 1% of our preferred equity investment at origination and will receive an exit fee in the amount of 0.5% of the investment amount on repayment.

The 2980 Huron Project is a proposed 13-story, 299-unit high-rise multifamily apartment community located on 0.84 acres in the Union Station North neighborhood in downtown Denver, Colorado. Upon completion, the 2980 Huron Project is expected to feature several amenities, including a pool deck, fitness center, aqua lounge and a co-working space and lounge. We expect construction on the 2980 Huron Project to commence in the first quarter of 2020 and to be completed in 2022.

Pursuant to the Joint Venture Agreement our obligation to advance the funds for our preferred equity membership interest is subject to the satisfaction of certain conditions, including but not limited to the closing of the Huron Secured Loan with terms and conditions as approved by us; the execution of certain construction documents with the selection of a general contractor for the Huron Project as reasonably approved by us; approval of a site plan for the Huron Project as approved by us, the lender for the Huron Secured Loan and the City and County of Denver, Colorado; the delivery of certain documentation to us by the Huron Developer and other parties related to the Huron Project. We can provide no assurance that these conditions will be met and that we will ultimately advance funds for the 2980 Huron Investment.

Outstanding Debt Obligations

As of the date of this supplement, we are parties to two credit facilities. The following table provides additional information regarding these credit facilities as of March 31, 2020.

	Outstanding Principal Balance	Contractual Interest Rate(1)	Effective Interest Rate(1)	Payment Type	Maturity Date	% of Total Indebtedness	Security
Berkadia Credit Facility	$35,995,000(2)	3.93%	3.93%	Interest only	May 30, 2029(3)	41.86%	Cottonwood West Palm(4)
JP Morgan Credit Facility	$50,000,000(5)	One-month LIBOR+1.5%(6)	2.49%	Interest only	March 19, 2023(3)(7)	58.14%	One Upland(4)

(1)

Contractual interest rate represents the interest rate in effect under the loan as of March 31, 2020. Effective interest rate is calculated as the actual interest rate in effect at March 31, 2020 (consisting of the contractual interest rate), using interest rate indices at March 31, 2020, where applicable.

(2)

The aggregate loan-to-value ratio for all advances made with respect to the Berkadia Credit Facility cannot exceed 65% at the time any advance is made. There is no limit on the amount that we can borrow under the Berkadia Credit Facility so long as we maintain the loan-to-value ratio and other requirements set forth in the loan documents.

(3)	We have the right to prepay all or a portion of the facility at any time subject to certain fees and conditions.
(4)

Any advance under the respective facility will be cross-collateralized with the other advances under the respective facility. We may sell the multifamily apartment communities that are secured by the facility individually provided that certain loan-to-value and debt coverage ratios and other requirements are met as set forth in the respective loan documents.

(5)

We may obtain advances secured against One Upland up to the amount of $67,600,000, subject to certain debt service coverage ratio requirements. The aggregate loan-to-value ratio for all advances made with respect to the JP Morgan Credit Facility cannot exceed 65% at the time any advance is made. We may borrow up to $125,000,000 under the facility; however, we must maintain the loan-to-value ratio and debt coverage ratios and other requirements set forth in the loan documents.

(6)	The spread can range from 1.50% to 1.75%, depending on certain debt yield metrics set forth in the loan agreement and as evidenced by a promissory note.
(7)	The facility has the option to extend for two one-year periods subject to the satisfaction of certain conditions set forth in the loan agreement.

Compensation to our Advisor and its Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor and its affiliates for the year ended December 31, 2019.

	Incurred in the	Payable as of
Types of Compensation	Year Ended December 31, 2019	December 31, 2019
Asset Management Fees(1)	$811,395	$106,075
Property Management Fees	97,877	16,174
Operating Expense Reimbursements	541,652	$142,261

Total	$1,450,924	$264,510

(1)

Our advisor has agreed to waive its asset management fee each month in an amount equivalent to the 6.0% discount provided to those who purchase Class A shares through certain distribution channels as specified in the prospectus. This is to ensure that we receive proceeds equivalent to those received for sales of shares outside of these channels. As a result, the asset management fee waived by our advisor for the year ended December 31, 2019 was $409,803.

Net Tangible Book Value Per Share

In connection with this offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue prices in this offering primarily a result of (i) the fees and expenses paid to our advisor and its affiliates in connection with the management of our investments, (ii) general and administrative expenses, and (iii) accumulated depreciation and amortization of real estate investments.

As of December 31, 2019, our net tangible book value per share of common stock was $9.30. The offering price for shares of our common stock under this primary offering (ignoring purchase price discounts for certain categories of purchasers) is $10.00 per share. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our acquisition of real estate investments.

Share Repurchase Program

During the year ended December 31, 2019, we did not repurchase any shares of our common stock as no shares were submitted for repurchase. During any calendar year, we may repurchase only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. For the year ended December 31, 2019, we raised $401,603 proceeds in our distribution reinvestment plan, all of which is available to fund eligible redemptions for the 2020 calendar year. Our board of directors may, in its sole discretion, amend, suspend or terminate our share repurchase program for any reason upon 15 days’ notice to our shareholders.

Plan of Distribution

General

Our advisor is responsible for paying all organization and offering expenses in this offering without reimbursement by us with the exception of the underwriting expense associated with the grant of LTIP Units by the Operating Partnership to certain registered persons associated with the dealer manager.

The following discussion regarding “Compensation of Dealer Manager and Soliciting Dealers” that appears in the “Plan of Distribution” of the prospectus supersedes and replaces the corresponding discussion in the prospectus.

Compensation of Dealer Manager and Soliciting Dealers

Upfront Selling Commissions and Dealer Manager Fees

Our advisor pays the dealer manager selling commissions of up to 6% and up to 3% of the gross primary offering proceeds from the sale of our Class A and Class T common stock, respectively. The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as soliciting dealers, to sell our shares. In the event of the sale of shares by soliciting dealers, the dealer manager re-allows all of its selling commissions to the soliciting dealers.

For both classes of shares, our advisor also pays the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. Of this dealer manager fee, Orchard Securities, LLC pays up to 1.35% of the gross proceeds from the primary offering to certain wholesalers that may be employees of Cottonwood Residential II, Inc. or Cottonwood Residential O.P., LP. In addition, from this dealer manager fee, Orchard Securities, LLC re-allows 1.00% of the gross proceeds from the primary offering to soliciting dealers as a non-accountable marketing and due diligence allowance, and in select cases up to 1.25% of the gross proceeds from the primary offering will be reallowed. In circumstances where 1.00% of offering proceeds are reallowed, the dealer manager fee will be 2.75%. The maximum amount of reimbursements would be based on factors such as the number of shares sold by soliciting dealers, the assistance of such soliciting dealers in marketing the offering, and due diligence expenses incurred.

Deferred Selling Commissions

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, our advisor pays the dealer manager a deferred selling commission with respect to our outstanding Class T shares sold in the primary offering equal to 1.0% per annum of the estimated value per share for the Class T share for three years from the date on which such share is issued.

The deferred selling commission will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous three years of such date and be paid monthly in arrears. The dealer manager will reallow all of the deferred selling commissions to soliciting dealers and servicing broker-dealers as described below. Class T shares purchased pursuant to our distribution reinvestment plan or received as a stock dividend are not subject to a deferred selling commission. Because our advisor has agreed to pay the deferred selling commissions and other underwriting compensation on our behalf without reimbursement by us, the deferred selling commission will have no impact on us or on holders of our Class T shares.

Eligibility to receive the deferred selling commission with respect to any Class T share is conditioned on a broker-dealer acting as the broker-dealer of record or acting as a servicing broker-dealer with respect to such share. If the applicable broker-dealer is not eligible to receive the deferred selling commission, the dealer manager will rebate to our advisor the deferred selling commission that such broker-dealer would have otherwise been eligible to receive. The deferred selling commissions are ongoing fees that are not paid at the time of purchase.

Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iii) the last calendar day of the month in which we and our dealer manager, in conjunction with our transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission will cease with respect to each Class T share sold in that primary offering, on the date when we, with the assistance of our dealer manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made. We cannot predict if or when certain of the foregoing events will occur. If we redeem a portion, but not all of the Class T shares held in a shareholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a shareholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Shareholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion of each Class T share will be on a one-for-on basis, as we expect the NAV per share of each Class A share and Class T share will be the same as there are currently no class-specific expenses associated with the different share classes.

Other Compensation

Subject to FINRA limitations on underwriting compensation, our advisor may also pay directly, or reimburse the dealer manager if they pay on our behalf, certain additional underwriting compensation expenses, including attendance and sponsorship fees payable to soliciting dealers hosting retail seminars, marketing support fees, cost reimbursements for registered representatives of soliciting dealers to attend educational conferences sponsored by us or the dealer manager, and reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the dealer manager incurred in the performance of wholesaling activities. We will not reimburse our advisor for any of these expenses. In addition, the Operating Partnership may grant awards of LTIP Units to certain registered persons associated with the dealer manager, which expense will not be reimbursed by our advisor.

General

Neither we nor our advisor will pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the shares. We are not responsible for paying any selling commissions or dealer manager fees. The maximum amount of non-transaction based items of compensation to be paid in connection with this offering, including, but not limited to the non-transaction based compensation allocated to dual-employees, will not exceed 1% of the gross primary offering proceeds. No dealer manager fees or selling commissions are payable for shares sold pursuant to our distribution reinvestment plan.

Purchase Price Discounts

We sell Class A shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases Class A shares through one of these channels in our primary offering, we will sell the Class A shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions are not paid in connection with such purchases. To ensure that we receive proceeds equivalent to those received for sales of Class A shares outside these channels our advisor has agreed to waive its asset management each month in an amount equivalent to the 6.0% discount provided to such purchasers in that month. Because of the commission structure for Class T shares, we do not expect sales of our Class T shares to be made through the above distribution channels and therefore these purchase price discounts are not available for Class T share purchases.

If an investor purchases Class A shares in our primary offering net of commissions through a registered investment advisor that is affiliated with a soliciting dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated soliciting dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee, or up to 1.25% in select cases as described above. The marketing fee paid to soliciting dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in the offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a soliciting dealer, the registered investment adviser may not receive any portion of the dealer manager fee. Neither the dealer manager nor its affiliates compensates any person engaged (or bank acting as a trustee or fiduciary) as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Total Underwriting Compensation

The table and discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all $675,000,000 of common stock offered in this primary offering, The maximum selling commissions assumes that 85% and 15% of the gross proceeds raised in the primary offering is from the sale of Class A and Class T shares of common stock, respectively. As we are registering any combination of the two classes, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares.

Total Compensation(1)
Upfront Selling commissions (maximum)	$37,462,500
Dealer manager fee (maximum)	20,250,000
Deferred selling commission (maximum)	3,037,500
Additional underwriting expenses(2)	3,000,000

Total	$63,750,000

(1)

We are not responsible for paying any upfront or deferred selling commissions, dealer manager fees or additional underwriting expenses to the dealer manager or soliciting dealers. Our advisor, CC Advisors III, LLC, is responsible for paying the dealer manager fees, upfront and deferred selling commissions, and additional underwriting expenses, with the exception of any LTIP Units granted by the Operating Partnership, on our behalf without reimbursement from us.

(2)	Includes additional underwriting expenses that may be paid by our advisor without reimbursement from us, as well as grants of LTIP Units, all as described above under “Other Compensation.”

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and any additional expense reimbursements to our dealer manager and soliciting dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

To the extent permitted by law and our charter, we indemnify the soliciting dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Management Compensation

Equity Incentive Compensation

We expect to make certain awards to our executive officers in the form of LTIP Units. LTIP Units are a separate series of units of limited partnership interests in the Operating Partnership which we expect to grant as equity awards to certain of our executive officers and registered persons associated with the dealer manager. LTIP Units will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP Units. Unless otherwise provided, LTIP Unit awards, whether vested or unvested, will entitle the participant to receive current distributions from the Operating Partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP Unit award.

LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, LTIP Units initially will not have full parity, on a per unit basis, with our Operating Partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP Units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP Units will be less than the value of an equal number of shares of common stock and may be zero.

Grant of LTIP Units

On March 25, 2020, we entered LTIP Unit Award Agreements with Enzio Cassinis, our Chief Executive Officer and President, and Adam Larson, our Chief Financial Officer, as well as certain other executive officers and registered persons associated with the dealer manager, with respect to the grant of LTIP Unit awards from the Operating Partnership as recommended by our compensation committee and approved by our board of directors. Annually, we expect to make additional grants of LTIP Unit awards to these individuals on the same terms and conditions.

The board of directors, upon the recommendation of the compensation committee, approved awards of time-based LTIP Units to Mr. Cassinis in the amount of $45,000 and to Mr. Larson in the amount of $33,750. Each award will vest approximately one-quarter of the awarded amount on January 1, 2021, 2022, 2023 and 2024.

The board of directors, upon the recommendation of the compensation committee, approved awards of performance-based LTIP Units to Mr. Cassinis in the target amount of $135,000 and to Mr. Larson in the target amount of $101,250. The actual amount of each award will be determined at the conclusion of the performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with the advisor or its affiliates.

Additional awards of $136,870 performance-based LTIP Units and $45,630 time-based LTIP Units were granted to certain other executive officers and registered persons associated with the dealer manager. The awards are granted effective March 25, 2020, and the number of units will be valued by reference to the estimated value per share of our common stock, currently $10.00.

The time-based and performance-based awards were designed to align the executive officers’ interests with those of our shareholders and to encourage the retention of our executive officers.

Prior Performance Summary

The following discussion supersedes and replaces the “Prior Performance Summary” section of the prospectus.

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored by Cottonwood Residential Inc., Cottonwood Residential O.P., LP and their affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix C of this supplement. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any of the entities to which the following information relates. Unless specifically noted otherwise, all information in this supplement disclosure is as of December 31, 2019.

Experience and Background of Cottonwood Residential O.P., LP

Our advisor, CC Advisors III, LLC, is a recently formed affiliate of Cottonwood Residential O.P., LP. Prior to September 2018, Cottonwood Residential, Inc., formed on September 24, 2009, was the sole general partner of Cottonwood Residential O.P., LP. Cottonwood Residential II, Inc. was added as a general partner of Cottonwood Residential O.P., LP following a decision by Cottonwood Residential, Inc. to commence a plan to liquidate and restructure its subsidiaries, including Cottonwood Residential O.P., LP.

Cottonwood Residential, Inc. did its investing through Cottonwood Residential O.P., LP, its operating partnership. After the implementation of Cottonwood Residential, Inc.’s liquidation and the admission of Cottonwood Residential II, Inc. as a general partner of Cottonwood Residential O.P., LP in September of 2018, Cottonwood Residential II, Inc. managed the investing activities of Cottonwood Residential O.P., LP. Since Cottonwood Residential O.P., LP’s formation in 2009, Cottonwood Residential O.P., LP, has grown into an industry-leading, fully integrated, national multifamily platform. As of December 31, 2019, Cottonwood Residential O.P., LP provides property and asset management services to a platform of multifamily assets representing approximately 14,000 multifamily apartment units across 13 states with over $2.0 billion in value.

Cottonwood Residential O.P., LP also has a significant investment platform, holding ownership interests in 28 multifamily apartment communities and other related assets, 22 properties of which represent approximately 6,600 existing units, and 4 properties under development which represent approximately 1,000 additional units, all of which account for approximately $1.0 billion in total gross asset value as of December 31, 2019. Since the formation of Cottonwood Residential, Inc.’s and Cottonwood Residential O.P., LP’s investment platform in 2009, Cottonwood Residential, Inc., Cottonwood Residential II, Inc., and Cottonwood Residential O.P., LP have secured capital commitments through contributions by direct property owners, broker-dealer networks and institutional investors totaling over $770 million as of March 31, 2020.

Cottonwood Residential O.P., LP secured a $127 million commitment in 2011 and an additional $25 million commitment in 2014 from affiliates of FrontRange Capital Partners and Equity Resource Investments to capitalize on attractive multifamily investment opportunities within its managed platform. In addition, in 2015, Cottonwood Residential, Inc. secured an additional $52.5 million debt commitment and $52.5 million equity commitment from Equity Resource Investments. In 2018, Cottonwood Residential O.P., LP repaid all of the outstanding debt and equity investments made by FrontRange Capital Partners and Equity Resource Investments in conjunction with the liquidation mentioned above.

Prior Performance of Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their Affiliates

Cottonwood Residential O.P., LP became the manager of 11 limited liability companies which were formed to accept the contribution of tenant in common interests in multifamily apartment communities formerly owned by tenant in common owners or which were converted from Delaware statutory trusts. These limited liability companies accepted the contribution of undivided interests in real estate in exchange for limited liability company interests. Approximately 76 investors participated in these limited liability companies. All of the limited liability companies acquired multifamily apartment communities, of which eight were located in the southeastern United States, two were located in the southwestern United States and one was located in the northwestern United States. All of the properties were previously owned. As of December 31, 2019, six of the properties have been sold.

Cottonwood Residential O.P., LP also sponsored the formation of two tenant in common structures. One of these programs was formed in 2015 to acquire a property located in Buford, GA with one investor who contributed approximately $9M to acquire a 20% interest in the property. During 2018, Cottonwood Residential O.P., LP acquired this investor’s interest in the property and now owns 98.7% of the property. The other program was formed in 2017 to acquire a property located in St. Petersburg, FL with two investors who contributed approximately $23M to acquire a 79.5% equity interest in the property. The property had previously been 100% owned by Cottonwood Residential O.P., LP.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, sponsored Cottonwood Multifamily REIT I, Inc. Cottonwood Multifamily REIT I, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from May 2016 through April 2017, raising the full offering amount from approximately 1,300 investors. It has acquired interests in three multifamily apartment communities, one located in Florida, one located in North Carolina and one located in Georgia. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT I, Inc. was approximately $126,796,500. The properties were acquired using permanent financing in the amount of approximately $89,900,000 (of which $80,910,000 is allocable to Cottonwood Multifamily REIT I, Inc.’s interest in the properties). Cottonwood Multifamily REIT I, Inc. reached the minimum offering amount on September 2, 2016 and has made daily distributions equivalent to 5.75% of original purchase price on an annualized basis since that time. Distributions have been paid each month beginning October 2016. See Appendix C, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP also sponsored Cottonwood Multifamily REIT II, Inc. Cottonwood Multifamily REIT II, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from July 2017 through August 2018, raising the full offering amount from approximately 1,100 investors. It has acquired interests in two multifamily apartment communities, one located in Massachusetts, and one located in North Carolina. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT II, Inc. was approximately $100,177,000. The properties were acquired using permanent financing in the amount of approximately $71,760,000 (of which approximately $54,834,000 is allocable to Cottonwood Multifamily REIT II, Inc.’s interest in the properties). Cottonwood Multifamily REIT II, Inc. reached its minimum offering amount on September 27, 2017 and has made daily distributions equivalent to 5.25% of original price on an annualized basis since that time. Distributions have been paid each month beginning October 2017. See Appendix C, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, also sponsored Cottonwood Multifamily Opportunity Fund, Inc. Cottonwood Multifamily Opportunity Fund, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from November 2017 through August 2019, raising the full offering amount from 1,133 investors. Through two separate joint ventures with an affiliate, it has made investments in two multifamily development projects in Salt Lake City, Utah. It is required to commit up to a total of $15.8 million and $23.2 in capital for the development of each of the respective projects. See Appendix C, Table I for more information on this offering.

Cottonwood Residential O.P., LP has also sponsored the formation of a qualified opportunity fund under the Tax Cuts and Jobs Act of 2017. The fund was formed in 2019 to be a member of a joint venture that will acquire and develop a multifamily apartment community in Millcreek, Utah. As of December 31, 2019, the fund had completed its external offering, raising $23,587,903 from 42 investors, including $3,974,720 from affiliated investors. Cottonwood Residential O.P., LP has also contributed $6,400,000 to the fund. The joint venture purchased the land for the development for $5,040,000.

The following table sets forth information regarding these 11 limited liability companies, two tenant in common transactions, Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc., Cottonwood Multifamily Opportunity Fund, Inc. and the qualified opportunity fund.

Name of Program	Type of Program	Launch Year	Program Status
Pavilions	Limited Liability Company	2011	Operating
Lily Flagg	Limited Liability Company	2011	Closed/Sold
Waterford Creek	Limited Liability Company	2012	Closed/Sold
Appling Lakes	Limited Liability Company	2012	Closed/Sold
Midtown Crossing	Limited Liability Company	2013	Closed/Sold
Brook Highland Place	Limited Liability Company	2013	Closed/Sold
Toscana	Limited Liability Company	2015	Closed(1)
Scott Mountain	Limited Liability Company	2015	Operating
Cottonwood Reserve (formerly Courtney Oaks)	Limited Liability Company	2015	Operating
Sanctuary	Limited Liability Company	2015	Closed/Sold
Summer Park	Tenant in Common	2015	Closed
Arbors at Fairview	Limited Liability Company	2016	Closed/Sold
Cottonwood Multifamily REIT I, Inc.	REIT	2016	Operating
Cottonwood Multifamily REIT II, Inc.	REIT	2017	Operating
Cottonwood Bayview	Tenant in Common	2017	Operating
Cottonwood Multifamily Opportunity Fund, Inc.	REIT	2017	Operating
Highland	Qualified Opportunity Fund	2017	Operating

(1)	In 2017 this program converted from a limited liability company to a tenant in common program.

Neither Cottonwood Residential, Inc., nor Cottonwood Residential O.P., LP, nor their affiliates have sponsored any prior public programs that disclosed a liquidity event date. See Appendix C, Table III, Annual Operating Results of Prior Real Estate Programs for information regarding the last five programs sponsored by Cottonwood Residential O.P., LP.

Cottonwood Capital, LLC, which became a subsidiary of Cottonwood Residential O.P., LP in 2011, was formed in 2005 for the purpose of offering tenant in common interests in multifamily residential apartment communities. Cottonwood Capital, LLC or its affiliates sponsored 17 tenants in common programs. These prior tenants in common programs raised more than $157 million from over 419 investors. Purchasers who participated in more than one prior tenant in common program were counted as an investor for each such program. The tenant in common programs purchased 17 properties for an aggregate purchase price of more than $412 million, of which 4 were located in the southeastern United States, 9 were located in the southwestern United States, 1 was located in the northwestern United States and 3 were located in the western United States. All of the properties were previously owned. All of the properties were multifamily residential properties. Of these 17 programs, 13 have been sold as of December 31, 2019. The following table sets forth information regarding the 17 tenants in common programs.

Name of Program	Type of Program	Launch Year	Program Status
Northwest Corners	Tenant in Common	2005	Closed/Sold
Scott Mountain	Tenant in Common	2005	Closed
Tramore Village	Tenant in Common	2005	Closed/Sold
Camelot	Tenant in Common	2006	Closed/Sold
Valencia Park	Tenant in Common	2006	Closed/Sold
Fox Point	Tenant in Common	2006	Operating
Greenbrier	Tenant in Common	2006	Closed/Sold
Water Song	Tenant in Common	2007	Closed/Sold
Cottonwood Apartments	Tenant in Common	2007	Closed
West Town	Tenant in Common	2007	Closed/Sold
Gables Apartments	Tenant in Common	2007	Closed/Sold
Arbors at Windsor Lake	Tenant in Common	2008	Closed/Sold
Regatta	Tenant in Common	2008	Closed
Oak Ridge	Tenant in Common	2008	Closed/Sold
Copperfield	Tenant in Common	2008	Closed/Sold
Blue Swan	Tenant in Common	2008	Closed/Sold
Arbor Crossing	Tenant in Common	2009	Closed/Sold

See Appendix C, Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations, for information regarding the last five real estate programs that have been sold.

Prior Programs with Adverse Results

The following is a summary of the prior real estate programs of Cottonwood Capital, LLC and its affiliates as of December 31, 2019 that have experienced adverse results.

Copperfield, a multifamily apartment community located in San Antonio, Texas, was acquired in September, 2008 and sold by the tenant in common owners in September, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity invest of -0.98%.

Tramore Village, a multifamily apartment community located in Austell, Georgia, was acquired in December, 2005 and sold by the tenant in common owners in June, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -0.29%.

Valencia Park, a multifamily apartment community located in Norcross, Georgia, was acquired in March, 2006 and sold by the tenant in common owners in March, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -12.95%.

In addition, the prior real estate programs listed above were established from 2005 to 2009. In 2008, the United States economy experienced a significant recession. Real estate values in the United States were severely impacted. As a result of the recession, all of the prior real estate programs, at one or more times, failed to meet the projected distribution initially made by Cottonwood Capital, LLC and its affiliates with respect to such investment. See Appendix C, Table III Annual Operating Results of Prior Real Estate Programs and Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations for more detailed information regarding the performance of some of the prior real estate programs. All prior programs for which anticipated liquidation dates were set forth in the original offering document, and for which such dates have passed, were liquidated on or before the anticipated liquidation date.

Description of Shares

Preferred Stock

On November 8, 2019, we classified and designated 5,000,000 shares of our authorized but unissued preferred stock as shares of non-voting Series 2019 preferred stock. The Series 2019 preferred stock, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the company, ranks senior to the common stock.

Shareholders of Series 2019 preferred stock are entitled to, when and as authorized by our board of directors and declared by us, cash dividends at the rate of 5.5% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.55 per share). If we extend the term of the Series 2019 preferred stock beyond December 31, 2023, such rate will increase to 6.0% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.60 per share). Dividends will accrue and be cumulative from and including the first date on which the Series 2019 preferred stock is issued.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the company, the shareholders of Series 2019 preferred stock will be entitled to receive a liquidation preference of $10.00 (the “Purchase Price”), plus any accrued and unpaid dividends (whether or not authorized or declared) thereon to and including the date of payment, before any payments are made to the holders of the common stock.

We must redeem the Series 2019 preferred stock for cash at a redemption price per share equal to the Purchase Price plus any accrued and unpaid dividends thereon to, and including, the redemption date, to the extent there are funds legally available therefor on December 31, 2023, which date may be extended by two 1-year extension options.

Preferred Stock Private Offering

On November 8, 2019, we launched a best-efforts private placement offering exempt from registration pursuant to Rule 506(b) of Regulation D of the Securities Act pursuant to which we are offering shares of our Series 2019 preferred stock to accredited investors only. In connection with the private offering, we entered a managing broker dealer agreement with an unaffiliated third party to act as the managing broker dealer for the private offering. Pursuant to the terms of the managing broker dealer agreement, the managing broker dealer will receive selling commissions in an amount up to 6% of the gross offering proceeds from the private offering, which it will reallow to selling group members, and a placement fee in an amount up to 3% of the gross offering proceeds from the private offering, which it will reallow, in whole or in part, to certain wholesalers which are internal to affiliates of our advisor. We will be responsible for paying all of the expenses associated with the private offering and anticipate that total offering expenses will be approximately $4,750,000 if the maximum offering amount is raised. As of April 10, 2020, we had sold 965,894 shares of Series 2019 Preferred Stock for aggregate gross offering proceeds of $9,621,279. In connection with the sale of these shares in the private offering, we paid aggregate selling commissions of $632,689 and placement fees of $188,204. The managing broker dealer agreement requires us to indemnify the managing broker dealer with respect to liabilities, including certain civil liabilities under the Securities Act, which may arise in connection with the private offering.

The Operating Partnership Agreement

On March 25, 2020, we entered the Amended and Restated Limited Partnership Agreement of Cottonwood Communities O.P., LP to be effective as of February 1, 2020 (the “Amended OP Agreement”). The Amended OP Agreement establishes the terms of a new series of partnership units designated as LTIP Units, which we intend to issue annually as equity awards to certain of our executive officers and registered persons associated with our dealer manager. In addition, the Amended OP Agreement reflects certain other amendments to the original agreement to permit the admission of limited partners to the Operating Partnership in addition to the current sole limited partner, Cottonwood Communities Investor, LLC.

The following discussion of the operating partnership agreement supersedes and replaces the discussion in the prospectus.

General

Cottonwood Communities O.P., LP, which we refer to as the operating partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of our operating partnership. As the general partner, we have the exclusive power to manage and conduct the business of the operating partnership. Currently, the sole limited partner of the operating partnership is Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P. Cottonwood Communities Investor, LLC has assigned its right in the promotional interest in our partnership to Cottonwood Advisors Promote, LLC.

As we accept subscriptions for shares in this offering, we transfer all of the proceeds of the offering to our operating partnership as a capital contribution in exchange for units of general partnership interest. We are the only general partner in the operating partnership. We currently have issued general partner units and preferred interests from our operating partnership. In addition, we have amended the operating partnership agreement to provide for common limited partners units and LTIP units. The common units will allow us to receive contributions of property. In the future we may issue additional new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

Capital Contributions

We initially contributed $200,000 to the partnership in exchange for our general partner interest and have contributed all proceeds from our offerings. Cottonwood Communities Investor, LLC, was not required to make a capital contribution in exchange for its limited partnership interest. We plan to contribute the proceeds of this offering to the operating partnership as an additional capital contribution. The operating partnership has also issued preferred general partnership interests. In addition, if we accept contributions of property in our operating partnership, our percentage ownership interest in the operating partnership will be adjusted to reflect the relative ownership percentages of the property contributors and us. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowings, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement of our operating partnership provides that, so long as we remain qualified as a REIT, the operating partnership will be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes.

Distributions and Allocations of Profits and Losses

Cash from Operations (which includes cash from capital transactions) from our operating partnership is distributed as follows:

(1)	First, to the general partner (us) for our preferred interest;

(2)

Second, 100% to the general partner (us) and the common unit holders and the LTIP unit holders until our shareholders have received distributions in an aggregate amount equal to the sum of (i) a 6% cumulative, non-compounded, annual return on their invested capital and (ii) a return of their invested capital; and

(3)	Thereafter, 85% to the general partner (us) and 15% to Cottonwood Communities Advisors Promote, LLC.

Cottonwood Communities Advisors Promote, LLC has the right to receive certain distributions to pay income taxes. Notwithstanding the above, upon the sale or exchange of the last property or liquidation of the operating partnership, Cottonwood Communities Advisors Promote, LLC will contribute prior income tax related distributions it has received from the operating partnership to the extent that the tax distributions cause Cottonwood Communities Advisors Promote, LLC to receive distributions that exceed the amount that would have been distributed to Cottonwood Communities Advisors Promote, LLC if Cottonwood Communities Advisors Promote, LLC did not receive such distributions.

The operating partnership will make allocations of income and loss so that the allocations are made in a similar manner to the distributions. Losses will not be passed through to our shareholders. In addition, the LTIP holders will receive certain “Liquidating Gains and Liquidating Losses” to properly reflect their interest in the operating partnership.

Rights, Obligations and Powers of the General Partner

Under the partnership agreement of our operating partnership, the general partner has all power and authority as a general partner is able to have under the Delaware Revised Uniform Limited Partnership Act, as amended. We are the sole general partner of our operating partnership. As the sole general partner, we have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets.

We expect that the operating partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. Other than organizational and offering expenses paid by CC Advisors III, LLC, we expect the operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our continuity of existence;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state, or local laws or regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

Other than organizational and offering expenses paid by CC Advisors III, LLC, the only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Change in General Partner

We generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our operating partnership (unless we transferred our interest to a wholly owned subsidiary).

Amendment of Limited Partnership Agreement

The partnership agreement of our operating partnership may be amended with our consent as general partner and in certain cases the limited partners. The partnership agreement of our operating partnership will be amended if additional limited partners are admitted.

Experts

The consolidated financial statements of Cottonwood Communities, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of Cottonwood West Palm for the year ended December 31, 2018, has been incorporated by reference herein and in the registration statement from Cottonwood Communities, Inc.’s Current Report on Form 8-K/A as filed with the SEC on August 1, 2019 in reliance upon the report of WSRP, LLC, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http://www.cottonwoodcommunities.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-215272), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 25, 2020;

•	Current Report on Form 8-K filed with the SEC on April 2, 2020;

•	Current Report on Form 8-K filed with the SEC on March 16, 2020;

•	Current Report on Form 8-K filed with the SEC on March 9, 2020;

•	Current Report on Form 8-K filed with the SEC on March 2, 2020;

•	Current Report on Form 8-K filed with the SEC on February 24, 2020;

•	Current Report on Form 8-K filed with the SEC on February 18, 2020;

•	Current Report on Form 8-K filed with the SEC on February 11, 2020;

•	Current Report on Form 8-K filed with the SEC on February 3, 2020;

•	Current Report on Form 8-K filed with the SEC on January 28, 2020;

•	Current Report on Form 8-K filed with the SEC on January 22, 2020;

•	Current Report on Form 8-K filed with the SEC on January 9, 2020; and

•	Current Report on Form 8-K/A filed with the SEC on August 1, 2019.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

Telephone: (801) 278-0700

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX C

PRIOR PERFORMANCE TABLES

The following disclosure supersedes and replaces Appendix C in the prospectus.

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential II, Inc., Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Communities, Inc. Prior to the commencement of its plan to liquidate and restructure its subsidiaries that was completed in September 2018, Cottonwood Residential, Inc. was a real estate investment trust that, through its affiliates and subsidiaries, and in particular, through Cottonwood Residential O.P., LP, its operating partnership, provided real estate investment and management services and acted as the initial sponsor of this offering. In September 2018, Cottonwood Residential II, Inc. was admitted as an additional general partner of Cottonwood Residential O.P., LP along with Cottonwood Residential, Inc., as a nominal general partner, and directs the investment activities of Cottonwood Residential O.P., LP going forward. We consider Cottonwood Residential II, Inc. to be our current sponsor. As the leadership of Cottonwood Residential, Inc. remains intact at Cottonwood Residential II, Inc. we have continued to provide information regarding real estate investment programs sponsored by Cottonwood Residential, Inc. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Capital Management, Inc., and Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which are real estate investment trusts that have investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of such prior programs were not similar to those of Cottonwood Communities, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this supplement.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix C is as of December 31, 2019. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O.P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Appendix C Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2019. All figures are as of December 31, 2019.

Cottonwood Multifamily REIT I, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount available for investment	<1 month

Cottonwood Multifamily REIT II, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	13 months
Months to invest 90% of amount available for investment	18 months

	Cottonwood Multifamily Opportunity Fund, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount available for investment	N/A	(1)

(1)	Cottonwood Multifamily Opportunity Fund, Inc. is still investing the proceeds raised in its offering that terminated in August 2019.

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TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2019. All figures are as of December 31, 2019 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT I	2015	2016	2017	2018	2019
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	10	51,921	50,833	47,831	47,105
Total assets (after depreciation)	10	48,784	43,134	36,796	31,797
Liabilities	—	(24,444)	(2,162)	(421)	(1,371)
Summary Income Statement Data (1)
Gross revenues	—	4,344	10,778	11,405	11,476
Operating expenses	—	(1,859)	(4,737)	(4,695)	(4,861)

Operating income	—	2,485	6,041	6,710	6,615
Interest expense	—	(2,106)	(2,995)	(3,132)	(3,251)
Non-operating, including depreciation and amortization	—	(3,584)	(5,871)	(5,189)	(6,018)

Net loss	—	(3,205)	(2,825)	(1,611)	(2,654)
Summary Cash Flows Data (1)
Cash provided by (used in) operating activities	—	—	1,243	(86)	2,595
Cash (used in) provided by investing activities	—	(48,199)	—	3,747	—
Cash provided by (used in) financing activities	10	50,570	(3,333)	(2,990)	(3,297)

Net increase (decrease) in cash	—	2,371	(2,090)	671	(702)
Amount and Source of Distributions
Distributions from operations	—	—	—	—	2,595
Distributions from financing	—	144	2,585	2,867	264
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—
Share Valuation
Estimated per share at December 31, (2)		10.00	11.01	11.31	12.21

(1)	Operating results and cash flow data include Cottonwood Multifamily REIT I’s share of property activity based on its ownership interests in real estate joint ventures.
(2)	Prior to December 31, 2017, Cottonwood Multifamily REIT I valued its shares at $10.00 per share based solely on the offering price in its offering.

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TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2019. All figures are as of December 31, 2019 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT II	2015	2016	2017	2018	2019
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	10	16,166	47,984	47,118
Total assets (after depreciation)	—	10	16,166	46,487	40,847
Liabilities	—	—	(73)	(240)	(1,036)
Summary Income Statement Data (1)
Gross revenues	—	—	—	1,830	8,580
Operating expenses	—	—	—	(761)	(3,559)

Operating income	—	—	—	1,069	5,021
Interest expense	—	—	—	(471)	(2,382)
Non-operating, including depreciation and amortization	—	—	(11)	(2,086)	(6,242)

Net loss	—	—	(11)	(1,488)	(3,603)
Summary Cash Flows Data (1)
Cash (used in) provided by operating activities	—	—	(2)	(725)	2,563
Cash used in investing activities	—	—	—	(19,365)	(27,461)
Cash provided by (used in) financing activities	—	10	15,888	32,067	(2,834)

Net increase in cash	—	10	15,886	11,977	(27,732)
Amount and Source of Distributions
Distributions from operations	—	—	—	—	2,563
Distributions from financing	—	—	69	1,907	56
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—
Share Valuation
Estimated per share at December 31, (2)			10.00	10.00	10.46

(1)	Operating results and cash flow data include Cottonwood Multifamily REIT II’s share of property activity based on its ownership interests in real estate joint ventures.
(2)	Prior to December 31, 2019, Cottonwood Multifamily REIT II valued its shares at $10.00 per share based solely on the offering price in its offering.

C-4

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2019. All figures are as of December 31, 2019 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily Opportunity Fund	2015	2016	2017	2018	2019
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	10	10	22,744	51,701
Total assets (after depreciation)	—	10	10	22,744	51,701
Liabilities	—	—	1	25	91
Summary Income Statement Data (1)
Gross revenues	—	—	—	19	605
Operating expenses	—	—	—	(157)	(676)

Operating income	—	—	—	(138)	(71)
Interest expense	—	—	—	—	—
Non-operating, including depreciation and amortization	—	—	(1)	—	—

Net loss	—	—	(1)	(138)	(71)
Summary Cash Flows Data (1)
Cash used in operating activities	—	—	—	(147)	12
Cash used in investing activities	—	—	—	(6,448)	(14,201)
Cash provided by financing activities	—	—	—	22,810	28,958

Net increase in cash	—	—	—	—	—
Amount and Source of Distributions
Distributions from operations	—	—	—	—	—
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—
Share Valuation
Estimated per share at December 31, (2)				10.00	10.00

(1)	Operating results and cash flow data include Cottonwood Multifamily Opportunity Fund’s share of property activity based on its ownership interests in real estate joint ventures.
(2)	Cottonwood Multifamily Opportunity Fund valued its shares at $10.00 per share based solely on the offering price in its offering.

C-5

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2019. All figures are as of December 31, 2019 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge	2015	2016	2017	2018	2019
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	31,114	31,631	31,418	31,362	32,277
Total assets (after depreciation)	30,636	30,059	28,723	27,521	26,301
Liabilities	(19,911)	(19,929)	(19,828)	(19,617)	(19,296)
Summary Income Statement Data (1)
Gross revenues	1,250	3,079	3,432	3,546	3,820
Operating expenses	(630)	(1,384)	(1,436)	(1,522)	(1,761)

Operating income	620	1,695	1,996	2,024	2,059
Interest expense	(358)	(834)	(831)	(851)	(837)
Non-operating, including depreciation and amortization	(1,284)	(1,224)	(1,117)	(1,144)	(1,101)

Net loss	(1,021)	(363)	48	29	121
Summary Cash Flows Data (1)
Cash provided by operating activities	690	1,805	1,196	1,205	1,203
Cash (used in) provided by investing activities	(13)	(634)	601	(320)	(115)
Cash used in financing activities	(43)	—	(102)	(317)	(1,352)

Net increase (decrease) in cash	635	1,171	1,695	568	(264)
Amount and Source of Distributions
Distributions from operations	—	200	1,252	1,013	1,021
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

C-6

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2019. All figures are as of December 31, 2019 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Bayview	2015	2016	2017	2018	2019
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	78,286	76,841	77,492	79,753
Total assets (after depreciation)	—	78,183	74,221	72,338	70,041
Liabilities	—	(50,043)	(50,369)	(50,292)	(49,483
Summary Income Statement Data (1)
Gross revenues	—	179	3,362	7,009	7,149
Operating expenses	—	(48)	(1,450)	(3,049)	(3,036)

Operating income	—	131	1,912	3,960	4,113
Interest expense	—	(55)	(963)	(1,942)	(1,926)
Non-operating, including depreciation and amortization	—	(679)	(3,124)	(2,539)	(2,574)

Net income (loss)	—	(603)	(2,175)	(521)	(387)
Summary Cash Flows Data
Cash provided by operating activities	—	—	1,105	2,062	1,994
Cash used in investing activities	—	—	(239)	(155)	(156)
Cash used in financing activities	—	—	—	—	(1,918)

Net increase (decrease) in cash	—	—	1,105	1,907	(80)
Amount and Source of Distributions
Distributions from operations	—	—	1,563	1,285	1,100
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

C-7

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2019. All amounts presented are as of December 31, 2019.

	Arbors at Fairview	Midtown Crossing	Oak Ridge	Regatta	Waterford Creek
Aggregate Dollar Amount Raised	$6,800,960	$6,435,000	$8,500,000	$13,375,000	$4,932,430
Duration of Program (Months)	22	58	121	118	78
Date of Program Closing	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Total Compensation Paid to Sponsor (1)	$888,306	$780,458	$2,699,777	$2,444,655	$968,416
Median Leverage	67%	47%	80%	76%	78%
Annualized Return on Investment(2)	51.7%	23.6%	9.6%	9.0%	32.7%
Start Date	11/15/2016	11/11/2013	2/28/2008	2/11/2008	3/23/2012
End Date	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Median Month	Oct-17	Apr-16	Mar-13	Jan-13	Jun-15

(1)

Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.

(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.

C-8

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the advisor of Cottonwood Communities, Inc. (the “Company”) on behalf of the Company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	89,075
FINRA filing fee	113,000
Legal fees and expenses	2,000,000
Blue sky fees and expenses	225,000
Accounting fees and expenses	550,000
Sales and advertising expenses	638,000

Issuer costs regarding bona fide training and education meetings and retail seminars	1,950,000
Additional underwriting expenses	3,000,000
Printing	250,000
Postage and delivery of materials	150,000
Transfer agent and escrow fees	264,000
Due diligence expenses	456,500

Other expenses related to registration and offering of the securities	814,425

Total	10,500,000

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

On November 8, 2019, the Company launched a best-efforts private placement offering exempt from registration pursuant to Rule 506(b) of Regulation D of the Securities Act pursuant to which it is offering a maximum of $50,000,000 in shares of its Series 2019 Preferred Stock to accredited investors (the “Private Offering”) at a purchase price of $10.00 per share (with discounts available to certain categories of purchasers). The exemption is available to the Company because the shares are being offered and sold solely to accredited investors without the use of general solicitation. In connection with the launch of the Private Offering, on November 8, 2019, the Company entered a managing broker dealer agreement (the “Managing Broker Dealer Agreement”) with an unaffiliated third party to act as the managing broker dealer for the Private Offering.

Through April 10, 2020, the Company has issued and sold 965,894 shares of its Series 2019 Preferred Stock in the Private Offering and received aggregate proceeds of $9,621,279. In connection with the sale of these shares in the Private Offering, the Company paid aggregate selling commissions of $632,689 and placement fees of $188,204.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the Advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the Advisor or any of the Advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an independent director, or (B) gross negligence or willful misconduct by an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements. The following financial statements are filed as part of this registration statement:

•

The consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2019 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 29, 2019 and incorporated herein by reference);

•

The financial statements of Cottonwood West Palm and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 1, 2019 and incorporated herein by reference); and

•	Prior performance tables (unaudited) as of the year ended December 31, 2019 (included in supplement no. 7).

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement by and among the Company, Cottonwood Communities Management, LLC and Orchard Securities, LLC dated August 13, 2018 (incorporated by reference to Exhibit 10.4 on Form 10-Q (No. 333-215272) filed September 26, 2018)

1.2	Amendment No. 1 to Dealer Manager Agreement by and among the Company, Cottonwood Communities Management, LLC and Orchard Securities, LLC dated March 18, 2019 (incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed May 3, 2019)

1.3	Amended and Restated Dealer Manager Agreement (including the Form of Selected Dealer Agreement), by and among the Company, CC Advisors III, LLC and Orchard Securities, LLC, dated October 15, 2019 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed October 16, 2019)

1.4	Second Amended and Restated Dealer Manager Agreement (including the Form of Selected Dealer Agreement), by and among the Company, CC Advisors III, LLC and Orchard Securities, LLC, dated February 20, 2020*

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

3.3	Articles Supplementary for the Class A shares of common stock (incorporated by reference to Exhibit 3.1 on Form 8-K (No. 333-215272) filed August 19, 2019)

3.4	Articles Supplementary for the Class T shares of common stock (incorporated by reference to Exhibit 3.2 on Form 8-K (No. 333-215272) filed August 19, 2019)

3.5	Articles of Amendment (incorporated by reference to Exhibit 3.3 on Form 8-K (No. 333-215272) filed August 19, 2019)

3.6	Article Supplementary – Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019)

4.1	Form of Subscription Agreement (incorporated by reference to Appendix A to the prospectus)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

4.3	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus)

5.1	Opinion of DLA Piper LLP (US) re: legality (incorporated by reference to Exhibit 5.1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed August 6, 2019)

8.1	Opinion of DLA Piper LLP (US) re: tax matters (incorporated by reference to Exhibit 8.1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed August 6, 2019)

10.1	Advisory Agreement among Cottonwood Communities, Inc. and Cottonwood Communities O.P., LP and CC Advisors III, LLC dated August 13, 2019 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019)

10.2	Managing Broker-Dealer Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019)

10.3	Amended and Restated Three-Party Agreement, by and among the Company, Cottonwood Communities O.P., LP and CC Advisors III, LLC, dated October 14, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 16, 2019)

10.4	Three-Party Agreement (Property Management) by and among the Company, Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated March 1, 2019 (incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed May 3, 2019)

10.5	Amended and Restated Agreement of Limited Partnership of Cottonwood Communities O.P., LP dated February 1, 2020*

10.6	Assignment of Promotional Interest by and among Cottonwood Residential O.P., LP, Cottonwood Communities Investor, LLC and Cottonwood Communities Advisors Promote, LLC dated March 1, 2019 (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed May 3, 2019)

10.7	Master Credit Facility Agreement by and between CC West Palm, LLC and Berkadia Commercial Mortgage, LLC dated May 30, 2019 (incorporated by reference to Exhibit 10.5 on Form 8-K (No. 333-215272) filed June 4, 2019)

10.8	Consolidated, Amended and Restated Multifamily Note by and between CC West Palm, LLC and Berkadia Commercial Mortgage, LLC dated May 30, 2019 (incorporated by reference to Exhibit 10.6 on Form 8-K (No. 333-215272) filed June 4, 2019)

10.9	Property Management Agreement (Luma) between CC West Palm, LLC and Cottonwood Communities Management, LLC effective as of May 30, 2019 (incorporated by reference to Exhibit 10.14 on Form 10-K (No. 333-215272) filed March 25, 2020)

10.10	Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated January 3, 2020*

10.11	First Amendment to Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated January 24, 2020*

10.12	Second Amendment to Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated January 30, 2020*

10.13	Third Amendment to Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated February 7, 2020*

10.14	Fourth Amendment to Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated February 14, 2020*

10.15	Fifth Amendment to Member Interest Purchase and Sale Agreement (One Upland) between KRE JAG One Upland Venture LLC and CC One Upland, LLC dated February 18, 2020*

10.16	Revolving Loan and Security Agreement (One Upland) between KRE JAG One Upload Owner LLC and JPMorgan Chase Bank, N.A. dated March 19, 2020*

10.17	Promissory Note between KRE JAG One Upland Owner LLC amd JPMorgan Chase Bank, N.A. dated March 19, 2020*

10.18	Property Management Agreement between KRE JAG One Upland Owner LLC and Cottonwood Communities Management, LLC dated March 19, 2020*

10.19	Form of Performance-Based LTIP Unit Award Agreement*

10.20	Form of Time-Based LTIP Unit Award Agreement*

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 on Form 10-K (No. 333-215272) filed March 25, 2020)

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1 )

23.3	Consent of KPMG, LLP*

23.4	Consent of WSRP, LLC*

24.1	Power of Attorney of Daniel Shaeffer, Susan Hallenberg and Gregg Christensen (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

24.2	Power of Attorney for Chad Christensen (incorporated by reference to the signature page of Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed March 27, 2018)

24.3	Power of Attorney of Brent Hardy, Gentry Jensen and John Lunt (included on the signature page of Pre-Effective Amendment No. 3 to the Company’s Registration Statement filing on Form S-11 (No. 333-215272) filed June 27, 2018)

24.4	Power of Attorney for Adam Larson (incorporated by reference to Exhibit 24.4 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.5	Power of Attorney for Enzio Cassinis (incorporated by reference to Exhibit 24.5 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.6	Power of Attorney for Chad Christensen (incorporated by reference to Exhibit 24.6 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.7	Power of Attorney for Daniel Shaeffer (incorporated by reference to Exhibit 24.7 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.8	Power of Attorney for R. Brent Hardy (incorporated by reference to Exhibit 24.8 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.9	Power of Attorney for Gentry Jensen (incorporated by reference to Exhibit 24.9 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.10	Power of Attorney for John Lunt (incorporated by reference to Exhibit 24.10 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.11	Power of Attorney for Susan Hallenberg (incorporated by reference to Exhibit 24.11 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

99.1	Share Repurchase Program (incorporated by reference to Exhibit 99.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed May 22, 2018)

*	Exhibits filed herein.

Item 37.	Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 17th day of April, 2020.

COTTONWOOD COMMUNITIES, INC.

/s/ Adam Larson
Adam Larson, Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Date

* Enzio Cassinis, Chief Executive Officer and President (Principal Executive Officer)	April 17, 2020

/s/ Adam Larson Adam Larson, Chief Financial Officer (Principal Financial Officer)	April 17, 2020

* Susan Hallenberg, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	April 17, 2020

* Daniel Shaeffer, Chairman of the Board and Director	April 17, 2020

* Chad Christensen, Director	April 17, 2020

* R. Brent Hardy, Independent Director	April 17, 2020

* Gentry Jensen, Independent Director	April 17, 2020

* John Lunt, Independent Director	April 17, 2020

* By:	/s/ Adam Larson
Adam Larson, Chief Financial Officer Attorney-in-fact